UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

AON PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AON PLC

(a company having its registered office at 8 Devonshire Square, London EC2M 4PL, United Kingdom and incorporated in England with company number 7876075)

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Holders of Ordinary Shares of Aon plc:

        The 2012 annual general meeting (the "Annual Meeting") of shareholders of Aon plc will be held on Friday, May 18, 2012, at 8:30 A.M (local time), at the offices of the Company at 4 Overlook Point, Lincolnshire, Illinois, 60069, for the following purposes:

Proposal 1—Ordinary resolutions to elect directors of the Company:

  1.
  To elect Lester B. Knight as a director of the Company.

  2.
  To elect Gregory C. Case as a director of the Company.

  3.
  To elect Fulvio Conti as a director of the Company.

  4.
  To elect Cheryl A. Francis as a director of the Company.

  5.
  To elect Edgar D. Jannotta as a director of the Company.

  6.
  To elect J. Michael Losh as a director of the Company.

  7.
  To elect Robert S. Morrison as a director of the Company.

  8.
  To elect Richard B. Myers as a director of the Company.

  9.
  To elect Richard C. Notebaert as a director of the Company.

  10.
  To elect Gloria Santona as a director of the Company.

  11.
  To elect Carolyn Y. Woo as a director of the Company.

        Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the eleven nominees.

 Proposal 2—Ordinary resolution regarding ratification of independent registered accounting firm:

        To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2012.

        Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

 Proposal 3—Advisory resolution (to be proposed as an ordinary resolution) on executive compensation:

        To approve, on an advisory basis, the compensation of Aon's named executive officers as described in the Company's proxy statement dated April 18, 2012 under "Executive Compensation", including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in such proxy statement.

        Our Board of Directors unanimously recommends that you vote "FOR" advisory approval of the compensation of Aon's named executive officers.

 Proposal 4—Other business.

        To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        OUR BOARD OF DIRECTORS CONSIDERS THAT ALL THE RESOLUTIONS TO BE PUT TO THE MEETING ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AS A WHOLE. YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH RESOLUTION.

        All resolutions will be proposed as ordinary resolutions. In accordance with our articles of association (the "Articles"), all resolutions will be taken on a poll. Explanatory notes regarding each of the proposals (and related resolutions) are set out in the relevant sections of the accompanying proxy materials relating to such proposals.

        Only holders of Class A Ordinary Shares at the close of business on April 9, 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of the shareholders entitled to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, in accordance with the Articles, both at the Annual Meeting and during normal business hours at our registered office and corporate offices for ten days prior to the Annual Meeting.

        In accordance with provisions of the Companies Act 2006 (the "Act") and in accordance with our Articles, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Annual Meeting and to appoint more than one proxy in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares). Such proxy need not be a shareholder of record. When you vote by telephone, through the Internet or by returning a completed proxy card, this proxy will be given to the officers of the Company.

        The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the Act will be made available on the Company's website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

By Order of the Board of Directors,

Ram Padmanabhan Vice President and Company Secretary

  The Company's registered office is at 8 Devonshire Square, London, EC2M 4PL, United Kingdom
  April 18, 2012

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 18, 2012. Our Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2011 are available at http://www.envisionreports.com/AON if you are a shareholder of record, and http://www.edocumentview.com/AON if you are a beneficial owner.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by telephone, through the Internet or by requesting a paper proxy card to complete, sign and return by mail. Please see the paragraph titled "How do I vote?" in the accompanying proxy statement for details of the deadlines for when your vote(s) must be submitted.

Notice of 2012 Annual General Meeting of Shareholders
1	Proxy Statement—Annual General Meeting of Shareholders—May 18, 2012
1	Information About this Proxy Statement and the 2012 Annual General Meeting
6	Principal Holders of Voting Securities
7	Proposal 1—Resolutions Regarding the Election of Directors
14	Security Ownership of Certain Beneficial Owners and Management
16	Corporate Governance
22	Board of Directors and Committees
27	Report of the Audit Committee
28	Proposal 2—Resolutions Regarding the Ratification of Appointment of Independent Registered Public Accounting Firm
30	Compensation Committee Report
31	Executive Compensation
90	Proposal 3—Advisory Resolution on Executive Compensation
91	Equity Compensation Plan Information
94	Certain Relationships and Related Transactions
94	Section 16(a) Beneficial Ownership Reporting Compliance
94	Shareholder Proposals for 2013 Annual General Meeting
95	Incorporation by Reference
95	Other Matters

Aon plc
8 Devonshire Square
London EC2M 4PL
United Kingdom

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS—MAY 18, 2012

INFORMATION ABOUT THIS PROXY STATEMENT AND THE 2012 ANNUAL GENERAL MEETING

        The Board of Directors of Aon plc ("Aon" or the "Company") is soliciting your proxy to vote at the 2012 Annual General Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 4 Overlook Point, Lincolnshire, Illinois, 60069, at 8:30 a.m. (local time), on Friday, May 18, 2012, and at any adjournment or postponement thereof.

        On April 18, 2012, we began mailing to our shareholders this proxy statement and the accompanying proxy card, and our Annual Report to Shareholders (collectively, the "proxy materials"). We are making our proxy materials available to shareholders electronically via the Internet on that same date.

        On April 2, 2012, we completed the reorganization of the corporate structure of the group of companies controlled by our predecessor, Aon Corporation, as holding company of the Aon group, pursuant to which Aon Corporation merged with one of its indirect, wholly-owned subsidiaries and Aon plc became the publicly-held parent company of the Aon group. We refer to this transaction as the redomestication. In connection with the redomestication, each issued and outstanding share of common stock of Aon Corporation was converted into the right to receive one Class A Ordinary Share, with nominal (i.e. par) value U.S. $0.01 per share, of the Company. References in this proxy statement to the actions of "the Company", "us", "we" or "Aon" (or its board of directors, committees of its board of directors, or any of its directors and/or officers) or any similar references relating to periods before the date of the redomestication shall be construed as references to the actions of Aon Corporation (or, where appropriate, its board of directors, committees of its board of directors or its directors and/or officers), being the previous parent company of the Aon group.

        Aon's Annual Report to Shareholders, which contains Aon's Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2011 but excluding exhibits, accompanies this proxy statement. Requests for copies of exhibits to Aon's Annual Report on Form 10-K should be submitted to the Office of the Company Secretary, Aon plc, 8 Devonshire Square, London EC2M 4PL, United Kingdom. Exhibits will be furnished upon payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). Aon's Annual Report on Form 10-K, including exhibits, is also available free of charge through our website (http://www.aon.com).

         Why did I receive these proxy materials?

        We have delivered these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof.

        The proxy materials were first mailed on or about April 18, 2012 to shareholders of record as of April 9, 2012, which we refer to as the "record date."

         What matters will be presented for consideration at the Annual Meeting?

        Action will be taken at the Annual Meeting with respect to the following proposals:

  1.
  The election, by way of separate resolutions, of the eleven nominees named in this proxy statement to serve as Directors until our 2013 Annual General Meeting of Shareholders (the "2013 Annual Meeting").

Aon plc

  2.
  The ratification of the appointment of Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for the year 2012.

  3.
  An advisory resolution (proposed as an ordinary resolution) on executive compensation.

  4.
  Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Will any other matters be decided at the Annual Meeting?

        At the date of this proxy statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are, in accordance with applicable law or the Company's articles of association (the "Articles"), properly presented for consideration at the Annual Meeting, such matters will, subject to the Articles and applicable law, be considered at the Annual Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

         Who is entitled to vote at the Annual Meeting?

        Holders of our Class A Ordinary Shares, nominal (i.e., par) value $0.01 per share (the "Ordinary Shares") as of the close of business on April 9, 2012, are entitled to vote at the Annual Meeting. As of that date, there were 326,423,865 Ordinary Shares outstanding and entitled to vote. Subject to disenfranchisement in accordance with applicable law and/or the Articles, each Ordinary Share is entitled to one vote on each matter properly brought before the Annual Meeting.

         What is the difference between holding Ordinary Shares as a shareholder of record and as a beneficial owner?

        If you are registered on the register of members of the Company in respect of Ordinary Shares, you are considered, with respect to those Ordinary Shares, the shareholder of record, and these proxy materials are being made available or sent directly to you by Aon.

        If your Ordinary Shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available or forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your Ordinary Shares by following the instructions for voting on the proxy card.

         How do I vote?

        If you are a shareholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

  •
  By telephone using the toll-free telephone number shown on the proxy card;

  •
  Through the Internet as instructed on the proxy card;

  •
  By completing and signing the proxy card and returning it in the prepaid envelope provided; or

  •
  By written ballot at the Annual Meeting.

        Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or through the Internet, such instructions must be received by 8:00 a.m., Eastern Time, on Thursday, May 17, 2012, the day before the Annual Meeting. If you properly give instructions as to your proxy appointment by telephone, through the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your Ordinary Shares will be voted in accordance with your instructions. If you execute and return a proxy card but do not give instructions, your proxy will be

Aon plc

voted as follows: FOR the election of all nominees for Director named in this proxy statement (in each case to be approved by way of a separate resolution); FOR the ratification of the appointment of E&Y as our independent registered public accounting firm for the year 2012; and FOR advisory approval of the compensation of our named executive officers by way of ordinary resolution; and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

        If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or through the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. If you hold shares through the Aon Savings Plan, the plan trustees will vote according to the instructions received from you provided your instructions are received by 5:00 p.m., Eastern Time, on Tuesday, May 15, 2012.

        We will distribute written ballots to anyone who wants to vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

         What should I do if I receive more than one set of proxy materials?

        If you own some Ordinary Shares directly in your name as a registered holder and other Ordinary Shares as a beneficial owner through a broker, bank or other nominee, or if you own Ordinary Shares through more than one broker, bank or other nominee, you may receive multiple sets of proxy materials. It is necessary for you to fill in, sign and return all of the proxy cards included in the proxy materials that you receive or for you to follow the instructions for any alternative voting procedure in order to vote all of the shares you own.

         How is a quorum determined?

        The presence of the holders of shares in the Company who together represent at least the majority of the voting rights of all of the shareholders entitled to vote, present in person or by proxy, at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

         What is a broker non-vote?

        If you own your Ordinary Shares through a broker, bank or other nominee, and do not provide the organization that holds your Ordinary Shares with specific voting instructions, pursuant to the rules of the New York Stock Exchange, the bank, broker or other nominee is generally permitted to vote your Ordinary Shares in its discretion on certain routine matters. With respect to certain non-routine matters, the broker, bank or other nominee is not permitted to vote your Ordinary Shares for you. A broker non-vote occurs when a broker, bank or other nominee holding Ordinary Shares on your behalf, does not vote on a particular proposal because it has not received voting instructions from you and does not have discretionary voting power with respect to that proposal. If the broker, bank or other nominee that holds your Ordinary Shares does not receive voting instructions from you on how to vote your Ordinary Shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your Ordinary Shares.

         What proposals are considered "routine" or "non-routine"?

        The ratification of the appointment of E&Y as Aon's independent registered public accounting firm for 2012 (Proposal 2) is considered a routine matter under the rules of the New York Stock Exchange (the "NYSE"). A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 2.

Aon plc

        The election of Directors (by way of separate resolutions as contained in Proposal 1) and the advisory vote on executive compensation (by way of an ordinary resolution as contained in Proposal 3) are matters considered non-routine under the rules of the NYSE. A broker, bank or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to Proposals 1 and 3.

         What are the voting requirements to elect Directors and approve each of the resolutions?

        The election of each of the eleven nominees for Director will be decided by a majority of the votes cast with respect to such Director, which means that the relevant proposal will be approved if a majority of the votes are cast in favor of the resolution. Abstentions and broker non-votes will not be counted as a vote either for or against a nominee for Director. If the number of votes cast against an incumbent nominee exceeds the number of votes cast for the nominee, the Governance Guidelines adopted by our Board (the "Governance Guidelines") provide that the nominee must immediately offer to tender his or her resignation, and the Board, through a process managed by the Governance/Nominating Committee, will determine whether to accept or reject the resignation, or take other action.

        All other resolutions will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a majority of the votes cast are cast in favor of the resolution. Abstentions and broker non-votes will not be counted as a vote either for or against a these resolutions. If the number of votes cast against a resolution exceeds the number of votes cast for the resolution, the resolution will not be passed. With respect to the non-binding advisory resolution in proposal 3 (regarding the compensation of our named executive officers), the results of the vote will not require the Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through their advisory votes and other communications. The Board of Directors will carefully consider the outcome of the advisory votes.

         Can I change my vote?

        If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

  •
  Entering a later-dated vote by telephone or through the Internet;

  •
  Delivering a valid, later-dated proxy card;

  •
  Sending written notice to the Office of the Company Secretary of Aon; or

  •
  Voting by ballot in person at the Annual Meeting.

        If you are a beneficial owner of Ordinary Shares, you may submit new proxy appointment instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above under "How do I vote?"

        All Ordinary Shares that have been properly voted and not revoked will be voted at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

         Will the Annual Meeting be webcast?

        You may listen to the Annual Meeting on the World Wide Web by logging on to our website at www.aon.com and following the on-screen instructions. We have included our website address in this proxy statement for reference purposes only. The information contained on our website is not incorporated by reference into this proxy statement.

Aon plc

         Who can attend the Annual Meeting?

        Shareholders as of the close of business on April 9, 2012, which is the record date for voting, may attend the Annual Meeting. If you are a shareholder of record, you will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with a form of personal photo identification. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

         What do I need to do to attend the Annual Meeting?

        If you are a shareholder of record, you do not need to take any additional action in order to attend the Annual Meeting. If you are a beneficial owner of Ordinary Shares and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of beneficial ownership of your Ordinary Shares as of the close of business on April 9, 2012, which is the record date for voting. Alternatively, you may contact the broker, bank or other nominee in whose name your Ordinary Shares is registered and obtain a legal proxy to bring to the Annual Meeting.

         Who will pay the costs of this proxy solicitation?

        We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain Directors, officers or employees of Aon and our subsidiaries telephonically, electronically or by other means of communication, and by Georgeson Shareholder Communications Inc., whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees of Aon and our subsidiaries will receive no additional compensation for such solicitation. Georgeson will receive a fee of $10,000 for its services. We will also reimburse banks, brokers and other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

         Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will count the vote and serve as inspectors of election.

         Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and disclosed in a Current Report on Form 8-K, which Aon is required to file with the SEC within four business days following the Annual Meeting. The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the Act will be made available to the Company's website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

         Where can I obtain directions to the Annual Meeting?

        For directions to the Annual Meeting, please contact Aon at (312) 381-1000.

Aon plc

PRINCIPAL HOLDERS OF VOTING SECURITIES

        As of April 9, 2012, the beneficial owners of 5% or more of our Ordinary Shares entitled to vote at the Annual Meeting and known to us were:

Name and Address of Beneficial Owner	Number of Ordinary Shares		Percent of Class

Capital Research Global Investors 333 South Hope Street, Los Angeles, CA 90071	23,022,268	(1)	7.1%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119	22,948,782	(2)	7.0%
The Growth Fund of America, Inc. 333 South Hope Street, Los Angeles CA 90071	16,608,995	(3)	5.1%

(1)
Based upon information contained in a Schedule 13G filed with the SEC on February 13, 2012 pursuant to Rule 13d-1(b) of the Exchange Act. Capital Research Global Investors ("Capital Research") is a registered investment adviser and has: (a) sole voting power as to 23,022,268 Ordinary Shares; (b) shared voting power as to no Ordinary Shares; (c) sole dispositive power as to 23,022,268 Ordinary Shares; and (d) shared dispositive power as to no Ordinary Shares. According to the Schedule 13G, these Ordinary Shares are owned by various investment companies, with respect to which Capital Research and Management Company serves as investment adviser.

(2)
Based upon information contained in a Schedule 13G/A filed February 6, 2012 pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Southeastern Asset Management, Inc. ("Southeastern") is a registered investment adviser and has: (a) sole voting power as to 10,101,970 Ordinary Shares; (b) shared voting power as to 10,442,812 Ordinary Shares; (c) no voting power as to 2,404,000 Ordinary Shares; (d) sole dispositive power as to 12,505,970 Ordinary Shares; (e) shared dispositive power as to 10,442,812 Ordinary Shares; and (f) no dispositive power as to no Ordinary Shares. According to the Schedule 13G/A, all of the Ordinary Shares covered by the Schedule 13G/A are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. As permitted by Rule 13d-4 of the Exchange Act, Southeastern disclaims beneficial ownership of the Ordinary Shares covered by the Schedule 13G.

(3)
Based upon information contained in a Schedule 13G filed with the SEC on February 14, 2012 pursuant to Rule 13d-1(b) of the Exchange Act. The Growth Fund of America, Inc. ("Growth Fund") is an investment company and has: (a) sole voting power as to 16,608,995 Ordinary Shares; (b) shared voting power as to no Ordinary Shares; (c) sole dispositive power as to no Ordinary Shares; and (d) shared dispositive power as to no Ordinary Shares. According to the Schedule 13G, Growth Fund is advised by Capital Research and Management Company ("CRMC") and the shares reported in the Schedule 13G may also be reflected in a filing made by Capital Research Global Investors, a division of CRMC.

Aon plc

PROPOSAL 1—RESOLUTION REGARDING THE ELECTION OF DIRECTORS

        Eleven Directors are to be elected at the Annual Meeting. All of the current members of our Board of Directors (the "Board"), other than Messrs. Jan Kalff, R. Eden Martin and John W. Rogers, Jr., are standing for election. With respect to Mr. Case, his employment agreement provides that he will be nominated for election as a Director at each annual meeting of shareholders during the period of his employment. The term of each Director expires at the next Annual General Meeting, and each Director will continue in office until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation. The Board consists of a number of Directors as is adopted from time to time by resolution adopted by the Board as provided in our Articles. Consistent with the terms of the Articles, the Board currently is authorized to have up to twenty-one members and the number of Directors was most recently set at 16. The Governance/Nominating Committee is currently determining the appropriate size of the Board, and, if it determines that additional Directors are desirable, it will conduct a search for candidates. Proxies cannot be voted for a greater number of directors than the eleven nominees as identified in this Proxy Statement.

        All nominees are currently Directors of Aon. All nominees for Director have consented to be named and have agreed to serve as Directors, if elected. The Governance/Nominating Committee recommended to the full Board that each Director be nominated to serve for an additional term.

        Each of the eleven Directors will be elected by the vote of a majority of the votes cast with respect to such Director, which means that the number of votes cast for a nominee for Director must exceed the number of votes cast against that nominee for Director. A shareholder may: (i) vote for the election of a nominee for Director; (ii) vote against the election of a nominee for Director; or (iii) abstain from voting for a nominee for Director.

        Unless a proxy directs to the contrary, it is intended that the proxies will be voted FOR the election of each of the eleven nominees for Director named on the following pages, to hold office until the 2013 Annual General Meeting or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a Director. However, if any of them should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board.

        Aon values a number of attributes and criteria when identifying candidates to serve as a Director, including professional background, expertise, reputation for integrity, business, financial and management experience, leadership capabilities and diversity. In addition to the specific experience and qualifications set forth below, we believe all of the nominees are individuals with a reputation for integrity, demonstrate strong leadership capabilities and are able to work collaboratively to make contributions to the Board and management.

        Set forth on the following pages is biographical and other background information concerning each nominee for election as a Director. This information includes each nominee's principal occupation as well as a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a Director. In addition, set forth below is the period during which each nominee has served as a Director of Aon, including service as a director of Aon plc's predecessor, Aon Corporation. The information presented below has been confirmed by each nominee for purposes of its inclusion in this proxy statement. Ages shown for all Directors are as of December 31, 2011.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Aon plc

Lester B. Knight	Director since 1999

Mr. Knight became Chairman of the Board of Directors of Aon in August 2008. Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and Director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as Corporate Vice President from 1990, Executive Vice President from 1992, and as a Director from 1995. He is a Director of NorthShore University HealthSystem and Junior Achievement of Chicago, a Trustee of Northwestern University and a member of the Civic Committee of The Commercial Club of Chicago. Mr. Knight serves as Chairman of the Executive Committee and Chairman of the Governance/Nominating Committee of our Board of Directors.

The Board concluded that Mr. Knight should continue to serve as a Director of Aon in part due to his role as the founder of a private equity firm focused on investing in the healthcare industry, his executive background at several leading healthcare companies and his financial, investment and management experience.
Age: 53

Gregory C. Case	Director since 2005

Mr. Case was elected President, Chief Executive Officer and Director of Aon on April 4, 2005. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. He previously was responsible for McKinsey's Global Insurance Practice, and was a member of McKinsey's governing Shareholders' Committee. Prior to joining McKinsey, Mr. Case was with the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank of Kansas City. Mr. Case is a Director of Discover Financial Services. He serves as a member of the Executive Committee of our Board of Directors.

The Board concluded that Mr. Case should continue to serve as a Director of Aon in part due to his role as President and Chief Executive Officer of Aon, including his day to day leadership and intimate knowledge of Aon's business and operations, and his background as a management consultant, including in the Global Insurance and Financial Services areas.
Age: 49

Aon plc

Fulvio Conti	Director since 2008

Mr. Conti currently services as Chief Executive Officer and General Manager of Enel SpA, Italy's largest power company, a position he has held since May 2005. From 1999 until his appointment as CEO and General Manager, he served as Chief Financial Officer of Enel. Mr. Conti has a financial career spanning over 40 years, and has held the role of Chief Financial Officer for various private and government-owned entities in Italy. In April 2006, Mr. Conti was appointed to the Board of Barclays PLC/Barclays Bank PLC as a non-executive director. In October 2011, Mr. Conti was appointed to the Board of Directors of the Italian Institute of Technology. Mr. Conti is vice president of Eurelectric and sits on the board of the National Academy of Santa Cecilia. In May 2009, he was appointed "Cavaliere del Lavoro" of the Italian Republic and in December of that year he became "Officier de la Légion d'Honneur" of the French Republic. He serves as a member of the Audit Committee and Finance Committee of our Board of Directors.

The Board concluded that Mr. Conti should continue to serve as a Director of Aon in part due to his background as the Chief Executive Officer of a large international energy company, his familiarity with international business activities, particularly in the European Union, and his global financial and management experience. This experience has also led the Board to determine that Mr. Conti is an "audit committee financial expert" as defined by the SEC.
Age: 64

Cheryl A. Francis	Director since 2010

Ms. Francis joined Aon's Board of Directors upon our acquisition of Hewitt with a subsidiary of Aon, which occurred on October 1, 2010. Ms. Francis served as Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons Co., a print media company, from 1995 until 2000. Since 2000, Ms. Francis has served as a business consultant and, since August 2008, as Co-Chairman of the Corporate Leadership Center. From 2002 until August 2008, she served as Vice Chairman of the Corporate Leadership Center. Prior to her role at R.R. Donnelley, Ms. Francis served on the management team of FMC Corporation and its subsidiary, FMC Gold, including serving as Chief Financial Officer of FMC Gold from 1987 through 1991, and Treasurer of FMC Corporation from 1993 through 1995, and as an adjunct professor for the University of Chicago Graduate School of Business from 1991 through 1993. Ms. Francis currently serves as a Director of HNI Corporation and Morningstar, Inc., and previously served as a director of Hewitt from 2002 until the effective time of our acquisition of Hewitt. She serves as a member of the Finance Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that Ms. Francis should continue to serve as a Director of Aon in part due to her background as the former Chief Financial Officer of a large print media company, her role as a Board member of other public companies, her financial experience, and her knowledge of the business conducted by Hewitt.
Age: 57

Aon plc

Edgar D. Jannotta	Director since 1995

In March 2001, Mr. Jannotta was named Chairman of William Blair & Company, L.L.C., an international investment banking firm. Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, Senior Partner in January 1995, and Senior Director in January 1996. He is a Life Trustee of the University of Chicago and Chairman Emeritus of the Board of the Lyric Opera of Chicago. Mr. Jannotta is a Director of Molex Incorporated and Laboratorios Grifols, S.A., and was a Director of Bandag, Incorporated, Exelon Corporation and Commonwealth Edison Company during the last five years. He serves as a member of the Finance Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that Mr. Jannotta should continue to serve as a Director of Aon in part due to his global financial, marketing and management experience, including his continuing role as Chairman of an international investment banking firm, his ability to provide Aon with perspective on current global economic and financial trends, and his role as a Board member of a variety of companies.
Age: 80

J. Michael Losh	Director since 2003

From July 2004 to May 2005, Mr. Losh served as Interim Chief Financial Officer of Cardinal Health, Inc., a diversified healthcare service company. From 2000 until 2002, Mr. Losh served as non-executive Chairman of Metaldyne Corporation, a leading global designer and supplier of metal-based components, assemblies and modules for transportation-related powertrain and chassis applications. From 1994 until 2000, Mr. Losh served as Chief Financial Officer and Executive Vice President of General Motors Corporation. Mr. Losh spent 36 years in various capacities with General Motors, where he served as Chairman of GMAC, its financial services group, Group Vice President of North American Sales, Service and Marketing, and Vice President and General Manager of both its Oldsmobile Division and Pontiac Division. Mr. Losh currently serves on the Board of Directors of Prologis, Inc., CareFusion Corporation, H.B. Fuller Corporation, Masco Corp. and TRW Automotive Corp. He previously served as a Director of Cardinal Health, Inc., Metaldyne Corporation, The Quaker Oats Company (prior to its acquisition by PepsiCo, Inc.), Delphi Corporation, Electronic Data Systems Corporation and Hughes Electronics Corporation. Mr. Losh serves as Chairman of the Audit Committee, and as a member of the Finance Committee and the Governance/Nominating Committee of our Board of Directors.

The Board concluded that Mr. Losh should continue to serve as a Director of Aon in part due to his background as the former Chief Financial Officer of a large international automobile manufacturing company, his role as a Board member of a variety of companies and his financial experience. This experience has also led the Board to determine that Mr. Losh is an "audit committee financial expert" as defined by the SEC.
Age: 65

Aon plc

Robert S. Morrison	Director since 2000

Most recently, Mr. Morrison served as Interim Chairman and Chief Executive Officer of 3M from June to December 2005. Earlier, he retired as Vice Chairman of PepsiCo, Inc. in February 2003. From 1997 until the 2001 merger with PepsiCo, he led The Quaker Oats Company as Chairman, President and Chief Executive Officer. PepsiCo and Quaker Oats are companies engaged in the processing of packaged foods and beverages. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc., from 1994 until 1997. He serves as a Director of 3M and Illinois Tool Works Inc., and also was a Director of Tribune Company during the last five years. He serves as a member of the Audit Committee, Compliance Sub-Committee of the Audit Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that Mr. Morrison should continue to serve as a Director of Aon in part due to his role as the former Chairman, President and Chief Executive Officer of a large international food and beverage company, his additional executive background at large consumer product companies and his related global management and financial experience. This experience has also led the Board to determine that Mr. Morrison is an "audit committee financial expert" as defined by the SEC.
Age: 69

Richard B. Myers	Director since 2006

General Myers served as the fifteenth Chairman of the Joint Chiefs of Staff from October 1, 2001 until his retirement on September 30, 2005. In this capacity, he was the highest-ranking officer in the United States military, and served as the principal military advisor to the President, the Secretary of Defense and the National Security Council. Prior to becoming Chairman, General Myers served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. From August 1998 to February 2000, General Myers was Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; and Department of Defense manager, space transportation system contingency support at Peterson Air Force Base, Colorado. Prior to assuming that position, he was Commander, Pacific Air Forces, Hickam Air Force Base, Hawaii, from July 1997 to July 1998. General Myers is a Director of Deere & Company, Northrop Grumman Corporation and United Technologies Corporation. General Myers also serves as the Colin L. Powell Chair of National Security, Leadership, Character and Ethics at the National Defense University and is the Foundation Professor of Military History and Leadership at Kansas State University. He serves as a member of the Finance Committee and Organization and Compensation Committee of our Board of Directors.

The Board concluded that General Myers should continue to serve as a Director of Aon in part due to his background as the former Chairman of the Joint Chiefs of Staff, his strong leadership qualities and consensus-building skills and his related management experience.
Age: 69

Aon plc

Richard C. Notebaert	Director since 1998

From June 2002 until August 2007, Mr. Notebaert served as Chairman and Chief Executive Officer of Qwest Communications International Inc., a leading provider of broadband Internet-based data, voice and image communications. He previously served as President and Chief Executive Officer of Tellabs, Inc., which designs and markets equipment to providers of telecommunications services worldwide, from August 2000 to June 2002 and as a Director of Tellabs from April 2000 to June 2002. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a Director of Cardinal Health, Inc. and American Electric Power and serves as Chairman of the Board of Trustees of the University of Notre Dame. He serves as Chairman of the Organization and Compensation Committee and as a member of the Governance/Nominating Committee of our Board of Directors.

The Board concluded that Mr. Notebaert should continue to serve as a Director of Aon in part due to his background as the former Chairman and Chief Executive Officer of several large international communications companies and his related global management and financial experience. This experience has also led the Board to determine that Mr. Notebaert is an "audit committee financial expert" as defined by the SEC.
Age: 64

Gloria Santona	Director since 2004

Ms. Santona is Executive Vice President, General Counsel and Secretary of McDonald's Corporation. She is also a member of the senior management team of McDonald's. Since joining McDonald's in 1977, Ms. Santona has held positions of increasing responsibility in the legal department, serving as U.S. General Counsel from December 1999 to June 2001 and corporate General Counsel since June 2001. She is a member of the American and Chicago Bar Associations. She is a former member of the Board of Directors of the American Society of Corporate Secretaries, the American Corporate Counsel Association and the Minority Corporate Counsel Association. She is also a member of the Board of Trustees of Rush University Medical Center, a Trustee of Lewis University, and a former member of the Board of Trustees of the Chicago Zoological Society and the Chicago Symphony Orchestra. She serves as Chair of the Compliance Sub-Committee of the Audit Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.

The Board concluded that Ms. Santona should continue to serve as a Director of Aon in part due to her background as the Executive Vice President, General Counsel and Secretary of a large international restaurant corporation and her related legal experience, which is particularly relevant to Aon in light of Aon's worldwide operations.
Age: 61

Aon plc

Dr. Carolyn Y. Woo	Director since 1998

In January 2012, Dr. Woo became the President and Chief Executive Officer of Catholic Relief Services. From July 1997 to December 2011, Dr. Woo served as the dean of the Mendoza College of Business at the University of Notre Dame. Dr. Woo currently serves on the Board of Directors of NiSource Industries, Inc. and was a Director of Arvin Industries, Inc., Bindley-Western Industries, Inc., Circuit City Stores, Inc., and St. Joseph Capital Bank during the last five years. She serves as a member of the Audit Committee, Compliance Committee and Governance/Nominating Committee of our Board of Directors.

The Board concluded that Dr. Woo should continue to serve as a Director of Aon in part due to her background as leader of a global organization and former dean of the business school of a large university, her leadership qualities and consensus-building skills and her related management and business experience.
Age: 57

Aon plc

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of Ordinary Shares beneficially owned as of April 2, 2012 by each Director and nominee, by each of the named executive officers of Aon as set forth in the Summary Compensation Table for Fiscal Years 2011, 2010 and 2009 in this proxy statement, and by all Directors, nominees and executive officers of Aon as a group. As used in this proxy statement, beneficially owned means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). Therefore, the table only includes the "phantom stock" shares held by or attributable to any individual under our benefit plans if such shares could be settled in Ordinary Shares within 60 days. Information with respect to shares attributable to Aon's Directors under various deferral accounts is set forth in the section captioned "2011 Director Compensation."

Name	Aggregate Number of Ordinary Shares Beneficially Owned(1)	Percent of Class(2)

Lester B. Knight(3)(4)(7)	99,585	*
Gregory C. Case**(5)	1,890,400	*
Gregory J. Besio**(5)(6)	96,933	*
Fulvio Conti(4)	21,455	*
Christa Davies**(5)	272,201	*
Cheryl A. Francis(4)	11,329	*
Edgar D. Jannotta(4)	61,194	*
Jan Kalff(4)	13,607	*
J. Michael Losh(4)	12,526	*
R. Eden Martin(4)	21,772	*
Stephen P. McGill**(5)	328,013	*
Robert S. Morrison(4)	12,606	*
Richard B. Myers(4)	10,007	*
Richard C. Notebaert(4)	31,711	*
John W. Rogers, Jr.(4)(6)	40,312	*
Gloria Santona(4)	12,190	*
Kristi A. Savacool**(5)	45,825	*
Carolyn Y. Woo(4)	10,750	*
All Directors, nominees and executive officers as a group (23 persons)(6)	3,263,847	1.0%

(1)
The Directors, nominees and named executive officers, and all Directors, nominees and executive officers of Aon combined, have sole voting power and sole investment power over the Ordinary Shares listed, except as indicated in note (3).

(2)
An asterisk indicates that the percentage of Ordinary Shares beneficially owned by the named individual does not exceed one percent (1%) of our outstanding Ordinary Shares. Named executive officers are indicated in the table by a double asterisk.

(3)
Includes 35,003 Ordinary Shares that are beneficially owned by a trust for the benefit of Mr. Knight's wife and 25,000 Ordinary Shares that are beneficially owned by the Knight Family Partnership.

Aon plc

(4)
Includes the following number of Ordinary Shares underlying vested restricted stock units and shares credited to deferred accounts, respectively, for each Director: Lester B. Knight, 24,434 and 5,939; Fulvio Conti, 11,986 and 0; Cheryl A. Francis, 6,427 and 0; Edgar D. Jannotta, 7,431 and 13,611; Jan Kalff, 7,812 and 0; J. Michael Losh, 7,019 and 2,507; R. Eden Martin, 7,682 and 4,091; Robert S. Morrison, 5,325 and 4,252; Richard B. Myers, 7,393 and 0; Richard C. Notebaert, 9,716 and 8,466; John W. Rogers, Jr., 9,715 and 10,874; Gloria Santona, 7,019 and 1,035; and Carolyn Y. Woo, 7,177 and 0.

(5)
Includes the following number of Ordinary Shares that the respective named executive officers and the other executive officers who are not named executive officers have or will have the right to acquire pursuant to presently exercisable employee stock options, or stock options that will become exercisable or stock awards that will become vested within 60 days following April 2, 2012: Gregory C. Case, 1,322,999; Christa Davies, 164,011; Stephen P. McGill, 134,311; Kristi A. Savacool, 45,825 and Gregory J. Besio, 16,274; and the other executive officers as a group, 143,084.

(6)
Includes a beneficial interest in Ordinary Shares of the Aon Ordinary Shares Fund of the Aon Savings Plan and the Aon Supplemental Savings Plan attributable to Mr. Besio of 7,197. No Director or other executive officer has an interest in Ordinary Shares in the Aon Savings Plan or Aon Supplemental Savings Plan. The Ordinary Shares of the Aon Ordinary Shares Fund of the Aon Savings Plan and the Supplemental Savings Plan are voted by the trustees as directed by their respective participants; all Ordinary Shares for which voting instructions are not received are voted by the trustees in the same proportion as Ordinary Shares for which voting instructions are received.

(7)
Of this amount: (a) with respect to Mr. Knight, 40,000 Ordinary Shares pledged as security to a financial institution; and (b) with respect to Mr. Rogers, 38,143 Ordinary Shares are pledged as security to a financial institution.

Aon plc

CORPORATE GOVERNANCE

        The Governance Guidelines provide the framework for the governance of Aon together with the Committee charters, the Code of Business Conduct, which sets forth standards of conduct for employees, officers and Directors, and the Code of Ethics for Senior Financial Officers. The Board provides oversight of Aon's overall performance, strategic direction, and executive management team performance. The Board also approves major initiatives and transactions and advises on key financial and business matters. The Board is kept apprised of Aon's progress on a regular basis through Board and Committee meetings, discussions with management, operating and financial reports provided by the Chief Executive Officer and Chief Financial Officer, and other material distributed to the Directors throughout the year.

        The Governance Guidelines require that Aon have a majority of Directors who meet the categorical independence standards adopted by the Board, which must meet or exceed the independence requirements of the NYSE corporate governance standards. The Governance Guidelines further provide that each of the Audit, Governance/Nominating and Organization and Compensation Committees will be composed entirely of independent Directors. The principal responsibilities of each Committee are described in this proxy statement in the section captioned "Board of Directors and Committees."

Director Independence

        In accordance with the rules of the NYSE, the Board has adopted categorical independence standards, which either meet or exceed the independence requirements of the NYSE corporate governance standards, to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a Director of Aon will not qualify as an independent Director if:

  (i)
  The Director is, or has been within the last three years, an employee of Aon, or an immediate family member of the Director is, or has been within the last three years, an executive officer, of Aon;

  (ii)
  The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Aon, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iii)
  (A) The Director is a current partner or employee of a firm that is Aon's internal or external auditor; (B) the Director has an immediate family member who is a current partner of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and personally works on Aon's audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Aon's audit within that time;

  (iv)
  The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aon's present executive officers at the same time serves or served on that company's compensation committee;

  (v)
  The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Aon for

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    property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  (vi)
  The Director, or the spouse of a Director, serves as an executive officer of a charitable organization to which Aon's charitable contributions in the last fiscal year, excluding those made under Aon's matching gift program, exceeded the greater of $1 million or 2% of such organization's consolidated gross revenues.

        For purposes of the categorical standards, "immediate family member" is defined to include a Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home.

        In connection with the determination of director independence, the Governance/Nominating Committee reviewed the categorical standards adopted by the Board together with other applicable legal requirements and the rules of the NYSE. The Committee also reviewed information compiled from the responses to questionnaires completed by each of Aon's Directors, information derived from Aon's corporate and financial records, information available from public records, and information received from other relevant parties. Following this review, the Committee delivered a report to the full Board of Directors, and the Board made its determination of director independence.

        As a result of this review, the Board affirmatively determined that each of the following Directors does not have a material relationship with Aon and is independent under the categorical standards adopted by the Board, applicable legal requirements and the rules of the NYSE: Mr. Conti, Ms. Francis, Mr. Jannotta, Mr. Kalff, Mr. Knight, Mr. Losh, Mr. Martin, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo. In addition, the Board affirmatively determined that Mr. Green and Mr. McKenna were independent under these standards during their respective tenures in 2011 and 2012. Mr. Case is considered a management Director because of his position as President and Chief Executive Officer of Aon.

        In determining that each of the non-employee Directors is independent, the Board also considered the following relationships that it deemed were immaterial to such Director's independence.

        With respect to Mr. Conti, Mr. Jannotta, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that, in the ordinary course of business, Aon has sold services to a company (or other entity) at which these Directors is an executive officer (or, in the case of Mr. Martin, is Of Counsel and a retired Partner, and in the case of Dr. Woo, was the Dean of the College of Business), and in each case, the amount received from the entity in any of the previous three fiscal years was below the greater of $1 million or one percent (1%) of that entity's annual revenue. In addition, the amount received from the entity in any of the previous three fiscal years was below one percent (1%) of Aon's annual revenue.

        With respect to Mr. Martin, the Board considered that, in the ordinary course of business, Aon has purchased services from, an entity at which Mr. Martin, is Of Counsel and a retired Partner, and the amount paid to this entity in any of the previous three fiscal years was below one percent (1%) of the entity's annual revenue.

        With respect to Mr. Knight, the Board considered personal investments made by Mr. Jannotta and Mr. McKenna, as well as by the Aon Pension Fund, in a privately held fund managed by Mr. Knight. The Board determined that the investments were immaterial and did not impair the independence of any non-management Director.

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        With respect to Mr. Jannotta, Mr. Green, Mr. Kalff, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that Aon made charitable contributions in 2011 to organizations in which the Director or a Director's spouse was an officer, director or Trustee.

        With respect to Ms. Francis, the Board considered the relationship between Aon and a non-profit entity of which Ms. Francis serves as co-Chair, in connection with a program designed to promote the development and advance the careers of high-potential female executives.

Majority Voting

        Aon's Articles require that Directors be elected by majority vote in uncontested elections. In a contested election, Directors will be elected by plurality vote. In addition, in March 2009, the Board adopted revisions to the Governance Guidelines that provide that any incumbent Director who fails to receive a majority of the votes cast in an uncontested election (and who is not otherwise removed by ordinary resolution of the shareholders) must immediately offer to tender his or her resignation to the Board. The Board will then determine, through a process overseen by the Governance/Nominating Committee, whether to accept the resignation, reject the resignation, or take other action. The Board will act on the recommendation of the Governance/Nominating Committee, and promptly disclose its decision and the rationale behind such decision in a Form 8-K filed with the SEC.

Board Meetings

        The Board met eight times in 2011. All incumbent Directors attended at least seventy-five (75%) of the meetings of the Board and all Committees of the Board on which they served.

Meetings of Non-Management Directors

        In accordance with NYSE rules and the Governance Guidelines, non-management Directors meet regularly in executive session without management. Lester B. Knight, Aon's non-Executive Chairman, chairs these executive sessions.

Stock Ownership Guidelines

        In July 2006, the Board of Directors adopted Stock Ownership Guidelines for Aon's senior executives and Stock Ownership Guidelines for Non-Management Directors that were each updated and revised in July 2008 and further revised in September 2010. Additional information on the Stock Ownership Guidelines for Aon's senior executives can be found under the heading "Stock Ownership Guidelines" in the section captioned "Compensation Discussion and Analysis." The Stock Ownership Guidelines for Non-Management Directors require each non-management Director to hold an investment position in Ordinary Shares equal to five times the annual Director retainer. The Guidelines provide a transition period of five years for non-management Directors to achieve the ownership guidelines level; provided, however that each new non-management Director is expected to hold 1,000 Ordinary Shares within the first year of joining the Board or transitioning from a management Director to a non-management Director. In addition to shares held directly, vested deferred stock units and shares credited to deferred accounts will be included when determining if the target ownership level has been achieved.

Aon plc

Attendance at Annual Meeting

        The Governance Guidelines provide that Directors are expected to attend the Annual General Meeting. All of our Board members serving at the time attended the annual meeting of stockholders of Aon Corporation held on May 20, 2011.

Communications with the Board of Directors

        Shareholders and other interested parties may communicate with the Board of Directors by contacting the non-management Directors of Aon plc, c/o Office of the Company Secretary, 8 Devonshire Square, London EC2M 4PL, London, United Kingdom. Alternatively, shareholders and other interested parties may communicate with Aon's non-management Directors via electronic mail to the following address: corporate.governance@aon.com.

        The non-management Directors have established procedures for handling communications from shareholders and other interested parties. Communications are distributed to the Chairman of the Governance/Nominating Committee, the full Board of Directors, the non-management Directors or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. Solicitations, spam, junk mail and mass mailings, resumes and other forms of job inquiries, business solicitations or advertisements and frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management Director upon request.

Code of Business Conduct/Code of Ethics for Senior Financial Officers

        The Board has adopted a code of business conduct that applies to our Directors, officers and employees. The Code of Business Conduct can be found on our web site at http://www.aon.com/about-aon/corporate- governance/guidelines- policies/code-of-business-conduct.jsp and is available in print copy to any shareholder who makes a written request to the Office of the Company Secretary.

        In addition, the Board has adopted a Code of Ethics for Senior Financial Officers that applies to the principal executive officer and the senior financial officers of Aon and our subsidiaries. The Code of Ethics for Senior Financial Officers can be found on our web site at http:///www.aon.com/about-aon/corporate-governance/guidelines- policies/code-of-ethics-for-senior-financial-officers.jsp.

        We intend to disclose future amendments to, or waivers from, certain provisions of both the Code of Business Conduct and the Code of Ethics for Senior Financial Officers on our website promptly following the date of such amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

        Since 2005, the positions of Chief Executive Officer and Chairman of the Board of Directors have been held by separate individuals. Effective August 1, 2008, Lester B. Knight was elected Non-Executive Chairman of Aon's Board of Directors. The position of Non-Executive Chairman is independent from Aon management. As Non-Executive Chairman, Mr. Knight sets the agendas for and presides over the Board meetings and also chairs executive sessions of the non-management Directors of the Board. The Chief Executive Officer is also a member of the Board and participates in its meetings. The Board of Directors believes the separation of the positions of Chief Executive Officer and Chairman is the appropriate structure at this time, as it allows the Chief Executive Officer to focus on the management of Aon and the Chairman to ensure that the Board is focused on its oversight responsibilities, including independent oversight of Aon management.

Aon plc

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of risks that Aon faces, while the Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. In its risk oversight role, Aon's Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The Board believes that establishing the right "tone at the top" and full and open communication between management and the Board are essential for effective risk management and oversight. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board of Directors receives presentations from senior management on strategic matters involving our operations.

        While the Board is ultimately responsible for risk oversight at Aon, Aon's Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Board of Directors has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing Aon. The charter provides that the Audit Committee will discuss guidelines and policies with respect to risk assessment and risk management and will discuss Aon's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also has general oversight responsibility for Aon's compliance with legal, regulatory and ethics requirements, which represent many of the most significant risks that Aon faces. The Audit Committee annually reviews legal, regulatory and ethics policies and programs, including Aon's Code of Business Conduct. In addition, the Audit Committee periodically reviews with Aon management any material correspondence with, or other action by, regulators or governmental agencies, and also periodically reviews with Aon's General Counsel legal matters that may have a material impact on Aon's financial statements or compliance policies. Aon's senior management periodically reviews with the Audit Committee the major risks facing Aon and the steps management has taken to monitor and mitigate those risks.

        In light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to Aon's compliance programs and policies, the Board formed the Compliance Committee, which is currently a standing subcommittee of the Audit Committee, to oversee Aon's implementation of compliance policies, programs and procedures that are designed to be responsive to the various compliance and regulatory risks facing Aon and to assist the Audit Committee in fulfilling its oversight responsibility for Aon's legal, regulatory and ethics policies and programs.

        While the Board's primary oversight of risk is with the Audit Committee, the Board has delegated to other Committees the oversight of risks within their areas of responsibility and expertise. For example, the Organization and Compensation Committee reviews the risks associated with Aon's compensation practices, including an annual review of Aon's risk assessment of its compensation policies and practices for its employees. In 2011, the independent compensation consultant for that committee assessed our executive compensation policies and practices and concluded that they do not motivate imprudent risk taking. The Finance Committee reviews significant financial exposures and contingent liabilities of Aon, including Aon's capital structure, its credit ratings and its cost of capital, long-term benefit obligations, and Aon's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodities, and interest rates. In addition, the Finance Committee reviews proposed mergers, acquisitions and divestitures; monitors the

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financial performance of completed mergers and acquisitions; and oversees the financial, investment and actuarial policies and objectives of Aon's ERISA-qualified benefit plans, reviews the investment performance of those plans, and periodically reviews the investment performance of, and makes recommendations regarding investment guidelines for, non-U.S. benefit and retirement plans. The Finance Committee also reviews Aon's major insurance programs. The Governance/Nominating Committee oversees the risks associated with Aon's overall governance and its succession planning process to confirm that Aon has a slate of future, qualified candidates for key management positions.

        The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other Committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a company like Aon that serves clients through its risk solutions business, acting as an advisor and insurance and reinsurance broker, and human resources solutions business, partnering with organizations to solve their most complex benefits, talent and related financial challenges. The Chair of each Committee that oversees risk provides a summary of the matters discussed with the Committee to the full Board following each Committee meeting. The minutes of each Committee meeting are also provided to all Board members.

Aon plc

BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors has appointed standing Committees, including Executive, Audit, Governance/Nominating, Finance and Organization and Compensation Committees. The Audit Committee has also established the Compliance Committee as a standing sub-committee of the Audit Committee. The charters of the Audit, Compliance, Governance/Nominating, Finance and Organization and Compensation Committees are available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/ board-committees-charters.jsp. The Governance Guidelines are also available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/aon-corporation-governance-guidelines.jsp.

        Membership on the Committees since the last Annual Meeting in 2011 has been as follows:

Executive	Audit	Compliance	Finance	Governance/ Nominating	Organization and Compensation

Lester B. Knight(1)	J. Michael Losh(1)	Gloria Santona(1)	John W. Rogers, Jr.(1)	Lester B. Knight(1)	Richard C. Notebaert(1)
Gregory C. Case	Fulvio Conti	Judson C. Green(3)	Fulvio Conti	Jan Kalff	Cheryl A. Francis
Andrew J. McKenna(2)	Judson C. Green(3)	R. Eden Martin	Cheryl A. Francis	J. Michael Losh	Edgar D. Jannotta
	R. Eden Martin	Robert S. Morrison	Judson C. Green(3)	Andrew J. McKenna(2)	Andrew J. McKenna(2)
	Robert S. Morrison	Carolyn Y.Woo	Edgar D. Jannotta	Richard C. Notebaert	Robert S. Morrison
	Gloria Santona		Jan Kalff	Gloria Santona	Richard B. Myers
	Carolyn Y.Woo		J. Michael Losh	Carolyn Y. Woo
R. Eden Martin Richard B.Myers

(1)
Chair.

(2)
Mr. McKenna resigned from Aon's Board of Directors and the Executive, Governance/Nominating and Organization and Compensation Committees effective March 30, 2012.

(3)
Mr. Green resigned from Aon's Board of Directors and the Audit, Compliance and Finance Committees effective October 31, 2011.

Executive Committee

        When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of Aon as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee acted by unanimous written consent on three occasions in 2011.

Audit Committee

        In 2011, the Audit Committee met eight times. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the NYSE. In addition, as required by the rules of the NYSE, all of the Committee members are financially literate. The Board of Directors has determined that each of J. Michael Losh, the Chairman of our Audit Committee, Fulvio Conti and Robert S. Morrison is an "audit committee financial expert" within the meaning of rules promulgated by the SEC. The primary purposes of the Audit Committee are to assist the Board with the oversight of: (i) the integrity of Aon's financial statements and financial reporting process; (ii) Aon's compliance with legal and regulatory requirements and ethics programs established by management and the Board; (iii) the engagement of the independent auditor, and its qualifications, independence and performance; and (iv) the performance of Aon's internal audit function. In

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discharging this role, the Audit Committee is authorized to retain outside counsel or other experts as it deems appropriate to carry out its duties and responsibilities.

        The Board has considered Mr. Losh's service as a member of other audit committees, and determined that Mr. Losh's simultaneous service on the audit committees of more than two other public companies does not impair his ability to effectively serve on our Audit Committee. In reaching this determination, the Board considered Mr. Losh's substantial experience and understanding of public company financial reporting, accounting principles and audit committee functions acquired throughout the course of his professional career, and his availability to devote time and attention to his service on the Audit Committee, as he is not currently serving in an executive officer capacity for another company.

        The Audit Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-charters/amended-restated-audit-committee-charter.jsp. Additional information regarding the Audit Committee's responsibilities may be found in this proxy statement in the section captioned "Report of the Audit Committee."

Compliance Committee

        The Compliance Committee is a standing sub-committee of the Audit Committee, which has general oversight responsibility for Aon's legal, regulatory and ethics policies and programs. The primary purposes of the Compliance Committee are to: (i) oversee Aon's implementation of compliance programs, policies and procedures that are designed to be responsive to the various compliance and regulatory risks facing Aon; and (ii) assist the Audit Committee in fulfilling its oversight responsibilities for Aon's compliance and ethics programs, policies and procedures. The Compliance Committee reports regularly to the Audit Committee regarding its activities. Each member of the Compliance Committee is independent as defined in the independence standards of the NYSE. The Compliance Committee met four times during 2011.

Finance Committee

        The Finance Committee is responsible for assisting the Board with monitoring and overseeing Aon's balance sheet, including Aon's capital management strategy, capital structure, investments, returns and related policies. The Finance Committee also reviews certain proposed mergers, acquisitions and divestitures in accordance with policies established by the Board. In addition, the Finance Committee oversees the financial, investment and actuarial policies and objectives of Aon's ERISA-qualified benefit plans, and reviews the investment performance of non-U.S. benefit and retirement plans. The Finance Committee met five times during 2011.

Governance/Nominating Committee

        The Governance/Nominating Committee identifies and recommends to the Board of Directors candidates for service on the Board, reviews and recommends the renomination of incumbent Directors, reviews and recommends Committee appointments and leads the annual performance evaluation of the Board and its Committees. In addition, the Governance/Nominating Committee develops and recommends governance guidelines for Aon to the Board of Directors, reviews related party transactions, periodically reviews management succession planning process and periodically reviews compliance with stock ownership guidelines. Each member of the Governance/Nominating

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Committee is independent as defined in the independence standards of the NYSE. The Governance/Nominating Committee met six times during 2011.

        The Governance/Nominating Committee considers recommendations for Director candidates from Aon's Directors and executive officers. In addition, the Governance/Nominating Committee will consider shareholders' recommendations. Recommendations, together with the name and address of the shareholder making the recommendation, relevant biographical information regarding the proposed candidate, and a description of any arrangement or understanding between the shareholder and the proposed nominee, should be sent to our Company Secretary. Consistent with the Governance Guidelines, the Governance/Nominating Committee considers a number of criteria in evaluating Director candidates, including professional background, expertise, reputation for integrity, business experience, leadership capabilities and potential contributions to the Board of Directors and Aon's management. The Governance/Nominating Committee also considers whether a potential nominee would satisfy the categorical independence standards adopted by the Board consistent with the NYSE corporate governance standards.

        The Board of Directors also values diversity as a factor in selecting nominees to serve on the Board, and believes that the diversity that exists in its composition provides significant benefits to the Board and Aon. Although there is no specific policy on diversity, the Governance/Nominating Committee considers the criteria noted above in selecting nominees for Directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience. The effectiveness of the nomination process, including the criteria used for selecting nominees for Directors, is evaluated by the Board each year as part of its annual self-evaluation process and by the Governance/Nominating Committee as it evaluates and identifies Director candidates.

        When a vacancy exists on the Board of Directors due to the expansion of the size of the Board of Directors or the resignation or retirement of an existing Director, the Governance/Nominating Committee identifies and evaluates potential Director nominees. The Governance/Nominating Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates and sole authority to approve such search firm's fees and other retention terms.

        Candidates for Director are evaluated using the criteria discussed above and the existing composition of the Board of Directors, including its size, structure, backgrounds and areas of expertise of existing Directors and the number of independent and management Directors. The Governance/Nominating Committee also considers the specific needs of the various Board Committees. The Governance/Nominating Committee recommends potential Director candidates to the full Board of Directors, which is responsible for final approval of any Director candidate. This process is the same for Director candidates who are recommended by our shareholders.

        Recommendations for Director candidates to stand for election at the 2013 Annual General Meeting must be submitted in writing to the Company Secretary of Aon, 8 Devonshire Square, London EC2M 4PL, United Kingdom. Recommendations will be forwarded to the Chairman of the Governance/Nominating Committee for review and consideration.

Organization and Compensation Committee

        The Organization and Compensation Committee (the "Compensation Committee") assists the Board in carrying out its overall responsibilities with regard to executive compensation, including

Aon plc

oversight of the determination and administration of Aon's philosophy, policies, programs and plans for executive officers and non-management Directors. The Compensation Committee annually reviews and determines the compensation of Aon's executive officers, including Aon's Chief Executive Officer subject to the input of the independent members of the Board. The Compensation Committee consults with the Chief Executive Officer on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements. The Compensation Committee administers the Aon Corporation 2011 Incentive Plan (and its predecessor plans), including granting equity (other than awards to the Chief Executive Officer and the Non-Executive Chairman, which awards are approved by the independent members of the Board) and interpreting the plan, and has general administrative responsibility with respect to Aon's other U.S. employee benefit programs. In addition, the Compensation Committee reviews and makes recommendations to the Board concerning Directors' compensation and certain amendments to U.S. employee benefit plans or equity plans. The Compensation Committee also reviews and discusses the compensation disclosures contained in Aon's Annual Report on Form 10-K and proxy statement. The Compensation Committee may delegate its authority to sub-committees when appropriate, although it did not do so in 2011. The Compensation Committee met five times during 2011. The Compensation Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-charters/organization-compensation-committee-charter.jsp.

  Process of Determining Executive Compensation

        The role of Aon management is to assist the Compensation Committee in managing Aon's executive and Director compensation programs. Direct responsibilities of management include, but are not limited to:

  •
  Recommending executive compensation increases, short and long-term incentive awards and, where applicable, severance benefits for executive officers other than the Chief Executive Officer;

  •
  Providing an ongoing review of the effectiveness of Aon's executive compensation programs and aligning the programs with the Aon's objectives;

  •
  Designing and recommending the amendment of long-term and short-term cash and equity-based incentive plans for executives; and

  •
  Designing and recommending the amendment of U.S. employee benefit plans.

        In the first quarter of 2012, the independent Directors evaluated the performance, and reviewed the compensation, of the Chief Executive Officer. At that time, the Compensation Committee also evaluated the performance and reviewed the compensation of all other executive officers. The Compensation Committee also approved for each executive officer a target annual incentive for 2012 performance and the specific corporate performance metric that Aon's performance would be measured against for 2012.

        In connection with this annual compensation review, management presented the Compensation Committee with compensation tally sheets reporting compensation paid for 2011 and competitive pay data, where available, as a market check. The Compensation Committee also reviewed and considered the overall performance of Aon against a target that was established for 2011 culminating in certain compensation decisions made by the Compensation Committee during the first quarter of 2012. The Compensation Committee's decisions with respect to the compensation of our executive officers are described in this proxy statement in the section captioned "Compensation Discussion and Analysis."

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  Relationship with Executive Compensation Consultant

        Since 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The consultant provides expertise on various matters coming before the Compensation Committee. The consultant is engaged by, and reports directly to, the Compensation Committee. The consultant does not advise Aon's management or receive other compensation from Aon. George Paulin, the Chief Executive Officer of Frederic W. Cook & Co., Inc., typically participates in all meetings of the Compensation Committee during which executive compensation matters are discussed and communicates between meetings with the Chairman of the Compensation Committee. During 2011, the consultant assisted the Compensation Committee by: providing insights and advice regarding Aon's compensation philosophy, objectives and strategy; developing criteria for identification of Aon's peer group for executive compensation and company performance review purposes; reviewing management's proposals for the design of short-term cash and long-term equity incentive compensation programs; providing insights and advice regarding Aon's analysis of risks arising from its compensation policies and practices; and advising on and providing comments on management's recommendations regarding executive officers' bonuses for 2011 and equity-based awards granted in 2011. Management periodically retains other consulting firms to provide pay survey data and other non-executive compensation services that may be presented to or reviewed by the Compensation Committee.

  Review of Compensation Policies and Practices

        Although recently there has been increased scrutiny of risk and whether companies' compensation programs contribute to unnecessary risk taking, we believe that we have historically maintained a level of prudence associated with our compensation programs and will continue to do so. We engage in a process to evaluate whether our executive and broad-based compensation programs contribute to unnecessary risk-taking, which includes an assessment by the Compensation Committee's independent consultant of whether these programs create material risk. We have concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on Aon.

  Compensation Committee Interlocks and Insider Participation

        From January 1, 2011 to May 20, 2011, the Compensation Committee was composed of Richard C. Notebaert (Chairman), Cheryl A. Francis, Edgar D. Jannotta, J. Michael Losh, Andrew J. McKenna, Robert S. Morrison and Richard B. Myers. From May 20, 2011 through December 31, 2011, the Compensation Committee was composed of Richard C. Notebaert (Chairman), Cheryl A. Francis, Edgar D. Jannotta, Andrew J. McKenna, Robert S. Morrison and Richard B. Myers. No member of the Compensation Committee was, during 2011 or previously, an officer or employee of Aon or any of its subsidiaries. In addition, during 2011, there were no compensation committee interlocks required to be disclosed.

Aon plc

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Aon's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the reporting process. Ernst & Young LLP ("E&Y"), Aon's independent registered public accounting firm for 2011, is responsible for expressing opinions on the conformity of Aon's audited financial statements with generally accepted accounting principles and the effectiveness of Aon's internal control over financial reporting.

        In this context, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the year ended December 31, 2011, as well as management's assessment of the effectiveness of Aon's internal control over financial reporting and E&Y's evaluation of Aon's internal control over financial reporting. The Audit Committee has discussed with E&Y the matters that are required to be discussed by Auditing Standards and the SEC.

        In addition, the Audit Committee has discussed with E&Y the independence of that firm from Aon and its management, including the matters in the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence). The Audit Committee has also considered whether E&Y's provision of non-audit services to Aon is compatible with maintaining E&Y's independence. The Audit Committee has concluded that E&Y is independent from Aon and its management.

        The Audit Committee discussed with Aon's internal auditors and E&Y the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Aon's internal controls, and the overall quality of Aon's financial reporting.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee has approved, and the Board of Directors has requested that shareholders ratify, the selection of E&Y as our independent registered public accounting firm for the year 2012.

J. Michael Losh, Chairman Fulvio Conti R. Eden Martin	Robert S. Morrison. Gloria Santona Carolyn Y. Woo

Aon plc

PROPOSAL 2—RESOLUTIONS REGARDING RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP ("E&Y") as Aon's independent registered public accounting firm for the year 2012, subject to ratification by our shareholders. E&Y was first retained as the independent registered public accounting firm of our predecessor entity as parent of the Aon group, Aon Corporation, in February 1986. Although this appointment is not required to be submitted to a vote of the shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent registered public accounting firm for the year 2012. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of E&Y.

        We anticipate that a representative of E&Y will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any appropriate questions that may be submitted by shareholders at the Annual Meeting.

        OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

        Audit Fees.    Fees for audit services totaled approximately $18.6 million in 2011 and $18.5 million in 2010. For both years, audit fees included services associated with the annual audit, including fees related to Sarbanes- Oxley Section 404, the reviews of Aon's documents filed with the SEC, and statutory audits required domestically and internationally.

        Audit-Related Fees.    Fees for audit-related services totaled approximately $ 1.7 million in 2011 and $1.9 million in 2010. Audit-related fees include services such as employee benefit plan audits, other attestation services, due diligence in connection with acquisitions and accounting consultations not included in audit fees.

        Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $2.0 million in 2011 and $1.7 million in 2010.

        All Other Fees.    Fees for all other services not included above totaled $0 in each of 2011 and 2010.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Each pre-approval provides details regarding the particular service or category of service to be provided and is subject to a specific engagement authorization. The Audit Committee requires that the independent registered public accounting firm and management report on the actual fees charged by the independent registered public accounting firm for each category of service at Audit Committee meetings held during the year.

        The Audit Committee acknowledges that circumstances may arise throughout the year that require the engagement of the independent registered public accounting firm to provide additional services not contemplated in the Audit Committee's initial pre-approval process that occurs on an annual basis. In

Aon plc

those circumstances, the Audit Committee requires that specific pre-approval be obtained before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. Such pre-approvals are reported to the Audit Committee at the next scheduled Audit Committee meeting.

        All audit and non-audit services provided by the independent registered public accounting firm during 2011 were pre-approved in accordance with Aon's pre-approval policy as described above.

Aon plc

COMPENSATION COMMITTEE REPORT

        The Organization and Compensation Committee of the Board of Directors of Aon has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement.

        Based on its review and discussions with management, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Aon's Annual Report on Form 10-K.

        This Report is provided by the Organization and Compensation Committee, which is composed entirely of the following independent Directors:

Richard C. Notebaert, Chairman Cheryl A. Francis Edgar D. Jannotta	Robert S. Morrison Richard B. Myers

Aon plc

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis ("CD&A") describes and analyzes our executive compensation program. It should be read in conjunction with the executive compensation tables and corresponding footnotes that follow, as it provides context for the amounts shown in the tables and the footnote disclosures.

        This CD&A is arranged in the following four sections:

  •
  Executive Summary of the CD&A

  •
  Discussion of our compensation objectives and process

  •
  Explanation of compensation components and analysis of 2011 pay decisions

  •
  Other policies and practices as they relate to our executive compensation program

        While the discussion focuses primarily on compensation awarded to our named executive officers, we address Aon's compensation programs as they apply to other employees where it enhances an understanding of our compensation philosophy. In this proxy statement, the reference to our "named executive officers" means Gregory C. Case, our President and Chief Executive Officer (our "CEO"); Christa Davies, our Executive Vice President and Chief Financial Officer (our "CFO"); and Stephen P. McGill, Gregory J. Besio and Kristi Savacool, our three other most highly compensated executive officers for 2011.

Executive Summary

        Who We Are    We are a global professional services firm with approximately 62,000 employees worldwide focused exclusively on risk and people. We are the industry-leading advisor on risk solutions, both retail and reinsurance, and human resources solutions. We have a presence in over 120 countries with more than 500 offices.

        Our Performance    In 2011 net income attributable to Aon shareholders from continuing operations increased 16% per share. Additionally, our stock price return was a positive 3%, as compared to the return of the benchmark S&P 500 (which was flat).

        The market impact on our Risk Solutions Segment remained negative and we experienced growth in certain geographies and product offerings. We also experienced negative market impact in our HR Solutions Segment from the global economy and competitive pricing. We continued to integrate our HR Solutions Segment following the October 1, 2010 acquisition of Hewitt Associates LLC, and we made progress in strengthening this industry-leading platform.

        We continued to execute on our goals of strategically investing in long-term growth, managing expenses and effectively allocating capital. We further aligned our core product portfolio around risk advice and human capital solutions, including the acquisition of Glenrand in the second quarter of 2011. In acquiring Glenrand, we expanded our product and service offerings further into the emerging markets in Africa. We returned $828 million of excess capital to shareholders through our share repurchase program, highlighting our strong cash flow generation and effective allocation of capital. We believe we are well positioned for long-term value creation.

Aon plc

        Our Relocation to the United Kingdom    On January 13, 2012, we announced, as an important part of our global growth strategy, that we intended to change our jurisdiction of incorporation from Delaware to the United Kingdom and move our corporate headquarters to London. On March 16, 2012, our shareholders approved that change and other related matters.

        Our Compensation    We awarded our named executive officers for their dedication and achievement in 2011 with compensation directly linked to performance. Namely:

  •
  Nearly 88% of Mr. Case's total direct compensation for 2011 was performance-based compensation, while the total direct compensation for our other named executive officers was, on average, approximately 84% performance-based.

  •
  Aon's financial performance was the principal consideration for the bonuses awarded for 2011. With respect to 2011, Mr. Case received an annual bonus of $2,000,000. This represents approximately 67% of the 2011 target annual bonus for Mr. Case. The remaining named executive officers received, on average, 97% of their target annual bonuses.

  •
  In early 2012 we settled performance share units granted to certain of our named executive officers in 2009. Those units were linked to 2009-2011 Aon performance. The units were settled, and Ordinary Shares were awarded, at 124% of target due to Aon's strong performance over that three-year period, as measured by cumulative adjusted earnings per share ("EPS") from continuing operations. Our cumulative adjusted EPS for that period materially exceeded the target.

  •
  In 2011 and subsequent thereto, we granted similar performance share units to each of our named executive officers, the values of which are wholly dependent on Aon's financial performance over the 2011-2013 performance period.

  •
  In 2011 and subsequent thereto, we continued to implement our policy of eliminating excise tax gross-up protection from our change-in-control agreements. Effective May 16, 2011, Ms. Savacool entered into a change-in-control agreement with Aon that provides her no such protection in the event of a change-in-control of Aon. In early 2012, Ms. Davies and Mr. Besio each entered into similar change-in-control agreements to that of Ms. Savacool. As the employment agreements of our other senior executives are up for renewal or are otherwise materially amended, we intend to eliminate tax gross-up protection from their change-in-control agreements.

  •
  In 2011, we made no adjustments from the levels established in 2010 or prior years for base salaries or target annual bonuses of our named executive officers other than for Ms. Savacool, for whom modest increases were made due to her promotion to co-Chief Executive Officer of Aon Hewitt in May 2011. In early 2012, we reduced the target annual bonus of Mr. Besio to 100% (from 150%) of annual base salary.

        These and other compensation decisions are explained below.

        We believe our compensation program achieved its purpose in 2011, as described below.

Compensation Objectives and Process

Objectives of our Compensation Program

        We continue our journey to build, and continuously improve upon, the leading risk advice and HR solutions firm in the world. We accomplish this by providing clients with world-class advice, solutions,

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innovation and execution. To achieve those objectives, we must be the destination of choice for the best talent. Our compensation program supports this vision and business strategy and fundamentally aligns the financial interests of our executives with those of our shareholders. This is true in both our short and long-term programs. We strive to maximize shareholders' return primarily through growth in pre-tax income from continuing operations and adjusted EPS.

        We have a guiding philosophy with regard to our variable components of compensation, such as equity-based awards and annual bonuses. This philosophy dictates that our shareholders should always benefit first before any element of our executives' variable compensation is earned or paid. For example, under our annual bonus program a minimum level of corporate performance must be achieved before any bonus is payable. We carefully set that minimum each year. Even if the minimum level is achieved, the Compensation Committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

        The core principle of our executive compensation program continues to be pay for performance. Our approach includes strong governance features, including our share ownership guidelines for executive officers, as described below, and our annual risk assessment regarding our compensation program.

Use of Peer Group as a Market Check of Target Total Direct Compensation

        We set executive compensation at levels that we believe to be appropriate and competitive for global professional services firms within our market sector and the general industry marketplace. We review annual financial reports filed by our peer group. For purposes of evaluating the competitive market, and not for purposes of doing true benchmarking to specific percentiles, we look at peer group compensation data. We compare the target total direct compensation (defined as base salary plus target bonus plus equity-based awards) for our named executive officers to the target total direct compensation for executives at selected peer companies where job descriptions are sufficiently similar to those of our executives to permit comparison.

        For 2011 we utilized the same peer group as a reference point for compensation decisions as approved by the Compensation Committee in November of 2010 following the Hewitt acquisition, which group was also used for the period November 10, 2010 through December 31, 2010. In November 2011, we reviewed the peer group composition with the independent compensation consultant to the Compensation Committee and determined that no modifications were necessary or advisable.

        Our peer group members were selected based upon three criteria. They are global financial services industry companies or major consulting firms with whom we compete for executive talent or financial capital. With the exception of Willis Group Holdings and Towers Watson, which are direct competitors, and Accenture and Aetna, which are industry comparators, the peer group is generally comprised of companies that are between one-fourth and four times our size in average market capitalization (as calculated over the most recent eight quarters to reduce volatility), revenues and number of employees. Lastly, each company provides public disclosure regarding its executive compensation.

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        Our peer group members represent five financial GICS sub-sectors, and are:

Accenture plc	Cognizant Technology Solutions Corporation	Prudential Financial, Inc.
ACE Limited	Computer Sciences Corporation	Sun Life Financial Inc.
Automatic Data Processing, Inc.	Fiserv, Inc.	Towers Watson & Co.
Aetna Inc.	Humana Inc.	The Travelers Companies, Inc.
The Allstate Corporation	Marsh & McLennan Companies, Inc.	Willis Group Holdings plc
Assurant, Inc.	Principal Financial Group, Inc.	Xerox Corporation
CIGNA Corporation	The Progressive Corporation

How We Determine Total Compensation

        As described above, market data is helpful in determining the competitive level of various elements of total direct compensation. However, for 2011 we did not have a specific market target to set total compensation or particular components of it. We did not use a specific formula to set total compensation either in relation to market data, the relative mix of pay components or otherwise. A decision regarding one component of compensation had only an indirect link to decisions regarding other pay components.

        We generally targeted a competitive level and mix of total direct compensation elements using market data simply as a reference point. This was not a mechanical process. Rather, we used our judgment and business experience. Overall, our intent was to manage the various elements of total compensation together so that the emphasis of our compensation program was on our variable components of pay, including long term equity awards and annual bonus awards that fluctuate based on the performance of Aon.

        Performance-based compensation for 2011 of our named executive officers ranged from approximately 78%-91% of total direct compensation, based on the grant date fair value of the long-term equity awards as valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"), as follows:

A Named Executive Officer	B Performance-Based Pay(1)	C Total Direct Compensation(2)	D % of Pay Linked to Performance [Column B ÷ Column C]

Case	$10,468,251	$11,968,251	88%
Davies	$4,094,994	$4,894,994	84%
McGill	$10,484,567	$11,584,657	91%
Savacool	$3,033,338	$3,897,857	78%
Besio	$3,127,065	$3,777,065	83%

(1)
The amounts in this column are the sums of: (A) the cash portion of the executive's bonus paid for 2011 performance plus (B) the grant date fair value, determined in accordance with FASB ASC Topic 718, of all performance-based equity awards granted to the executive during 2011.

(2)
The amounts in this column are the sums of: (A) the executive's 2011 base salary; (B) any other non-performance based direct compensation paid for 2011 service; and (C) the amounts shown in Column B.

        This supplemental table is not required by the SEC, but rather it is provided to demonstrate the link between performance and our executives' total direct compensation for 2011. Please refer to the

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Summary Compensation Table for Fiscal Years 2011, 2010 and 2009 for complete disclosure of the total compensation of our named executive officers, reported in accordance with the SEC disclosure requirements.

        As the chart demonstrates, we strive to link a significant portion of our executive's pay to performance for our senior executives. Given the responsibility of our CEO to drive performance results for Aon, and his success in achieving those results as further described below, 88% of Mr. Case's total direct compensation for 2011 was linked directly to the performance of Aon. The percentage of total direct compensation awarded as performance-based pay for the other named executive officers ranged from 78% to 91%.

Our Use of Tally Sheets

        In connection with our annual compensation review process, as described in the section of this proxy statement captioned "Board of Directors and Committees—Organization and Compensation Committee—Process of Determining Executive Compensation," the Compensation Committee reviews compensation tally sheets. The tally sheets assign dollar amounts to each component of the executive's compensation, including outstanding equity awards, current bonus and base salary, deferred compensation, employee benefits (including supplemental savings plan benefits), perquisites and potential change-in-control severance payments. The tally sheets are presented to the Compensation Committee to ensure it is aware of all compensation elements and the value of such elements.

Involvement of Mr. Case in the Compensation Process

        Each year, the Compensation Committee approves all elements of compensation for Aon's named executive officers and other executive officers. These decisions are typically made during the annual compensation review process conducted in the first calendar quarter. The Compensation Committee solicits certain recommendations from each of Mr. Case and Mr. Besio, our Chief Human Resources Officer.

        Mr. Case recommends to the Compensation Committee the equity award, annual bonus and base salary adjustments, if any, for the executive officers who report directly to him. He has direct knowledge of the contributions made by those executive officers to Aon and he shares this knowledge with the Compensation Committee. Mr. Case supports his recommendations by providing performance evaluations for his direct reports.

        During the annual review process, Mr. Besio and the Chairman of the Compensation Committee work together on Mr. Case's annual evaluation report, which summarizes Mr. Case's qualitative and quantitative performance. The report is considered in the determination of Mr. Case's compensation, along with other factors, including the Compensation Committee's own assessment of Mr. Case's performance, relevant market data and Aon's overall performance.

        The Compensation Committee has the ultimate authority to make compensation decisions. The Compensation Committee discusses its preliminary compensation decisions with the independent members of the Board who do not serve on the Compensation Committee. This process garners valuable input from those Directors regarding the executives' performance. The sharing of performance review information also aids the Directors in carrying out their succession planning responsibilities. After considering input from those Directors, the Compensation Committee makes its final determination.

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        Mr. Case, together with Mr. Besio and Ms. Davies, our CFO, makes recommendations to the Compensation Committee relating to the corporate performance targets to be established under Aon's annual incentive and long-term equity incentive programs. The Compensation Committee reviews such recommendations with its independent executive compensation consultant and reserves the ultimate authority to set such targets and to determine whether such goals were achieved.

Results of Advisory Vote by Shareholders on our "Say on Pay" Proposal

        The Compensation Committee considered the results of the advisory vote by shareholders on the "say on pay" proposal presented to our shareholders at the May 20, 2011 Annual Meeting of Shareholders. As reported in Aon's Form 8-K, filed with the SEC on May 25, 2011, there was significant support by shareholders for the compensation program offered to our named executive officers. Accordingly, the Compensation Committee made no changes to our executive compensation program as a direct result of such vote.

Compensation Components and Analysis of 2011 Pay Decisions

Components of Total Compensation

        The table below describes our rationale for providing each of the key components of our executive compensation program and the factors that we consider in determining the amounts for a given year.

Component	Purpose	Factors Considered
Equity-Based Awards, comprised of:
Performance share units that vest after three years and the value of which are determined based on Aon's achievement of a cumulative three-year performance objective

Long-term incentive to focus executives' efforts on increasing long-term shareholder value and align executives' interests with shareholder interests; encourage executive retention with multi-year vesting provisions; and encourage ownership of Aon stock

Executive's past performance; expectations regarding executive's future contributions to Aon; and market pay data as a reference point for grant values

Restricted stock units that are awarded in lieu of a portion of the cash payment under our annual bonus program; and, for this reason, are performance-based compensation; vest ratably over a three-year period

	Same as above	Same as above
Annual Bonus (target and actual)	Short-term performance-based incentive to achieve select annual performance objectives

Expectations or opinions regarding the executive's qualitative and quantitative contributions to Aon-wide and business unit performance; scope of job responsibilities; and market pay data as a reference point

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Component	Purpose	Factors Considered
Base Salary	Stream of income provided throughout the year in exchange for performance of specific job responsibilities	Scope of job responsibilities; historical pay and responsibilities; tenure; contractual commitments; and market pay data as a reference point
Personal Benefits and Executive Benefits	Attraction and retention of top talent; with regard to executive benefits, provide mechanism to accumulate retirement benefits	Perquisites or benefits received from prior employer to the extent necessary to attract and retain talent; time management factors
Post-Termination Compensation

Provide temporary income stream following involuntary termination of employment and, in the case of change-in-control protection, to provide for continuity and objectivity of management during that event

Executive's role within organization; market practices

Equity-Based Awards

        The Aon plc 2011 Incentive Plan, as approved by our shareholders in May 2011, and the predecessor plan, the 2001 Aon Stock Incentive Plan (collectively, the "Stock Plan"), authorizes the grant of a variety of equity-based compensation awards. Among other types of awards, it authorizes the issuance of performance share unit awards and restricted stock units—the two forms of equity compensation granted to our named executive officers in 2011.

        Performance Share Awards    In the first quarter of 2011, we granted performance share units to our executive officers, including each named executive officer, pursuant to the sixth cycle of our "Leadership Performance Program" ("LPP 6") and, with regard to Ms. Savacool and Mr. Besio, also pursuant to the Aon Hewitt Performance Program as discussed below.

        LPP 6    LPP 6 is a sub-plan of the Stock Plan. This program is the sixth layer of consecutive three-year performance cycles for certain of our named executive officers. It is intended to further strengthen the relationship between capital accumulation for our executives and long-term Aon financial performance and shareholder value.

        The performance share units awarded under LPP 6 are payable in Ordinary Shares. The nominal value of the awards was determined and approved by the Compensation Committee. The number of target performance share units was calculated on the date of grant based on that day's closing price of Ordinary Shares, in accordance with the terms of the Stock Plan. Additional terms and conditions applicable to the performance share units, including the treatment of performance share units upon the occurrence of various termination events, are described in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

        The performance share units under LPP 6 will be earned and settled in a range of 0% to 200% of the target value based on performance results over a three-year performance period. The performance period began January 1, 2011, and will end on December 31, 2013. The performance results will be measured against the specified cumulative adjusted EPS target for 2011-2013. After adjustments, the cumulative target ranges from $9.67, below which no shares would be issued, to $11.21, which would

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yield shares equal to 200% of the target value. A result of $10.01 in cumulative adjusted EPS would yield settlement in Ordinary Shares at 100% of target. This target represents a 4% increase over the adjusted target for the fifth cycle of our Leadership Performance Program established for the performance period 2010-2012 ("LPP 5"). The target represents a challenging, yet achievable, performance goal.

        Award Values and Features    In determining the individual awards under LPP 6, the Compensation Committee considered internal pay fairness factors, the award recipient's compensation mix and total direct compensation. In addition, the market data relevant to Mr. Case supported a larger award to him than the awards granted to the other named executive officers generally.

        The simultaneous participation of Ms. Savacool and Mr. Besio in LPP 6 and the Aon Hewitt Performance Program supported a smaller award to each of them under LPP 6 than the awards granted to the other named executive officers. As described in our proxy statement for the 2011 Annual Meeting of Shareholders, Mr. McGill was awarded an additional award valued at $6 million under LPP 6 to be earned on the same performance criteria and weightings as his regular award. The additional award was intended to recognize Mr. McGill's commitment to Aon, effective in the fourth quarter of 2010, in entering into a five-year renewal of his employment contract and an amended and restated change-in-control agreement that significantly reduced the financial protection to be afforded to Mr. McGill in the event of a termination of his employment in connection with a change-in-control of Aon due to the removal of excise tax gross-up protection from such agreement. The 2010 contractual commitment to grant such award was subject to approval by the Compensation Committee, and such approval was granted on March 17, 2011. As this action was taken after the close of the 2010 fiscal year, Mr. McGill's supplemental award is reported and the value is reflected in the Summary Compensation Table for Fiscal Years 2011, 2010 and 2009 and the Grants of Plan-Based Awards in Fiscal Year 2011 table in this proxy statement.

        The Compensation Committee determined that performance share units should be the exclusive form of award under LPP 6 (as opposed to a mix of performance share units and stock options under earlier versions of the program) because performance share units use fewer shares and are, therefore, a more efficient form of award while allowing us to maintain a strong performance focus.

        The Compensation Committee's selection under LPP 6 of the three-year performance period and cumulative adjusted financial performance metric provides the award recipients a reasonable period of time within which to achieve and sustain challenging long-term growth objectives. The Compensation Committee believes adjusted EPS more effectively aligns executives to improve Aon performance, rather than EPS calculated in accordance with U.S. GAAP, as the adjusted measure provides a more certain target that is within their control and area of accountability, and is a better measure of long-term operating performance.

        Awards under LPP 6 are subject to forfeiture under certain circumstances. In the event an award recipient voluntarily terminates employment or is terminated by Aon for cause prior to the scheduled vesting date, none of the performance share units will vest and the entire award will be forfeited.

        The Compensation Committee did not consider the number or value of equity-based awards previously granted to, or currently held by, any of our named executive officers in determining individual awards for 2011. Past awards were granted to induce performance in prior years. As a result, they were not viewed as a factor in determining the 2011 awards to the named executive officers.

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        AHPP    In the first quarter of 2011, we granted performance share units to Ms. Savacool, Mr. Besio and other leaders of our Aon Hewitt business unit pursuant to the "Aon Hewitt Performance Program" ("AHPP"), as discussed below. At that time, Ms. Savacool was the chief executive officer of Benefits Administration for our HR Solutions Segment and had not yet been promoted to the role of co-Chief Executive Officer of Aon Hewitt, which promotion took effect May 16, 2011. Also at that time, Mr. Besio was the chief integration officer of Aon Hewitt and had not yet been promoted to the role of our Chief Human Resources Officer, which promotion took effect July 1, 2011.

        The AHPP is a sub-plan of the Stock Plan. The awards under the AHPP will be earned based on the achievement of a cumulative adjusted pre-tax income target for the Aon Hewitt segment for the performance period beginning January 1, 2011 and ending December 31, 2013. When the AHPP was established, the target represented an aggressive, yet achievable, performance goal. In approving such awards for Ms. Savacool and Mr. Besio, the Compensation Committee considered the retentive and performance-based nature of the awards, their significant management responsibilities for our Aon Hewitt segment, and the intended purpose of the AHPP, which is to perform as a management integration tool that will align senior leaders from Hewitt with our legacy consulting unit under a common performance-based long-term equity incentive program.

        The performance share units awarded under AHPP are payable in Ordinary Shares. The Ordinary Shares will be settled following the end of the performance period and the determination of actual performance achieved. The nominal value of the awards was determined and approved by the Compensation Committee. The number of target performance share units was calculated on the date of grant based on that day's closing price of Ordinary Shares, in accordance with the terms of the Stock Plan. Additional terms and conditions applicable to the performance share units, including the treatment of performance share units upon the occurrence of various termination events, are described in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement. Awards under AHPP are generally subject to forfeiture under certain circumstances including a voluntary termination of employment; however, at the time Ms. Savacool joined Aon, in October 2010, Aon agreed that Ms. Savacool's prospective award under AHPP would vest on a pro-rated basis upon her voluntary termination of employment prior to September 30, 2013.

        Settlement of LPP 4    In early 2012, we determined the actual achievement under the fourth cycle of our Leadership Performance Program, covering the performance period January 1, 2009 through December 31, 2011 ("LPP 4"). We settled the performance share units in Ordinary Shares. The cumulative adjusted EPS from continuing operations target ranged from $8.85, below which no payout was due to occur, to $10.15, which would have yielded shares equal to 200% of the target value. A result of $9.25 in cumulative adjusted EPS from continuing operations would have yielded shares equal to 100% of the target value. This target represented a 5% increase over the adjusted target for the third cycle of our Leadership Performance Program established for the performance period 2008-20010 ("LPP 3"). Our actual cumulative adjusted EPS from continuing operations for the three-year period was $9.47, resulting in a payout at 124% of target.

        The annual EPS from continuing operations results for LPP 4 include adjustments detailed by the plan governing LPP 4 and approved by the Compensation Committee. For each year of the performance period associated with LPP 4 adjustments to EPS from continuing operations were approved by the Compensation Committee as follows: charges associated with our restructuring plans; gains on sale of land, businesses or discontinued operations; operating results of discontinued operations held for sale before sale closing; pension curtailment gain/loss net of tax; costs related to our acquisition of Hewitt; legacy receivable write offs; U.K. statutory tax rate changes; and an

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adjustment to results related to the Hewitt acquisition. Any permissible adjustment will be made on a comparable basis across the other Leadership Performance Programs then in progress. Each of our named executive officers other than Ms. Savacool (who was not employed with Aon in 2009 when the awards were granted) participated in LPP 4.

        We do not pay dividends or dividend equivalents on performance share units.

        Restricted Stock Units    In the first quarter of 2011, we granted time-vested restricted stock units to each of our named executive officers (other than Ms. Savacool) in connection with Aon's Incentive Stock Program (the "ISP"). The ISP provides executives with a portion of their annual bonus in the form of restricted stock units, thereby making the entitlement to such time-vested restricted stock units wholly dependent on Aon's past financial performance. The primary goals of the ISP are to further focus the employees' attention on the longer-term performance of Aon as a whole, and to further promote employee retention and stock ownership.

        Ms. Savacool's 2010 annual bonus was paid by Hewitt prior to the October 1, 2010 acquisition date in connection with the Hewitt fiscal year ending September 30, 2010. Therefore, she did not participate in Aon's annual bonus program for 2010 and did not receive time-vested restricted stock units under the ISP in 2011 for 2010 performance.

        Each of the time-vested restricted stock units granted in connection with the ISP will vest ratably over a three-year period. The restricted stock units are settled in Ordinary Shares.

        No other time-vested equity awards were granted to our named executive officers during 2011. With respect to restricted stock units awarded under the ISP, we provide dividend equivalents on unvested restricted stock units in cash at the time actual dividends on Aon's Ordinary Shares are declared for shareholders.

  Performance-Based Annual Bonus

        Shareholder-Approved Plan    For purposes of satisfying the "performance-based" compensation exemption under Section 162(m) of the Internal Revenue Code, Aon's shareholders have approved a plan pursuant to which we award annual bonuses. From 2001 through May 19, 2011, that plan was called our Senior Officer Incentive Compensation Plan, as amended and restated in 2006. Effective May 20, 2011, our shareholders approved a successor omnibus equity-based and cash incentive plan called the Aon plc 2011 Incentive Plan (the plans are referred to herein collectively as the "Shareholder-Approved Plan"). Pursuant to our Shareholder-Approved Plan, the Compensation Committee annually sets an Aon-wide performance target (expressed in U.S. dollars) and minimum achievement threshold (expressed as a percentage). If the metric is not achieved, no bonuses are payable under the Shareholder-Approved Plan.

        If the metric is achieved, the Shareholder-Approved Plan allows for the payment of current year tax deductible bonuses to our executive officers up to a cap. Effective May 20, 2011, the cap became $10 million or the maximum bonus otherwise established by the Compensation Committee for each executive officer. For 2011, the Compensation Committee established a cap of 300% of each named executive officer's target bonus.

        In the first quarter of 2011, the Compensation Committee set bonus eligibility for our named executive officers (excluding Ms. Savacool) as a target percentage of the executive's base salary at year-end. With regard to Ms. Savacool, at the time she was promoted to co-Chief Executive Officer of Aon Hewitt and became a member of Aon's executive management committee in May 2011, the

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Compensation Committee set her target bonus at $1,000,000 for 2011 only pursuant to the terms of her employment agreement, as amended. The 2011 bonus target was intended to recognize the fact that Ms. Savacool had not been bonus eligible for the stub period between the Hewitt acquisition on October 1, 2010 through December 31, 2010. In connection with the first year of Ms. Savacool's amended employment agreement, the Compensation Committee also guaranteed a minimum bonus for Ms. Savacool of $950,000 for 2011 only. No such guarantee applies to future years of her employment contract. The target bonuses and the applicable cap for each of our named executive officers are shown in the table below under the heading "Determination of 2011 Bonuses."

        The Shareholder-Approved Plan does not provide guidelines or formulas for determining the actual bonuses payable to our executive officers once the metric is achieved. Rather, the Compensation Committee retains sole discretion for determining the actual bonuses payable. If the metric is achieved, the Shareholder-Approved Plan would allow the Compensation Committee to award a bonus equal to the cap or allow it to exercise negative discretion to award a lesser amount. As explained below, for 2011 the Compensation Committee adopted the "Aon plc Senior Executive Incentive Compensation Plan" as a set of guidelines for consideration by the Compensation Committee in determining actual bonuses to be paid if the metric under the Shareholder-Approved Plan was achieved.

        2011 Metric Under Shareholder-Approved Plan    In the first quarter of 2011, the Compensation Committee determined that the 2011 Aon-wide performance target would be budgeted pre-tax income from continuing operations, excluding restructuring charges ("PTI") of $1,586 million. The Compensation Committee set the minimum achievement threshold at 85% of such target, or $1,348 million, as adjusted for extraordinary, unusual or infrequently occurring items. The Compensation Committee selected PTI as the measure to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. In combination with the performance targets established under each of LPP 4 through LPP 6 (i.e. cumulative EPS), we believe the targets balanced the executives' short and long-term perspective appropriately.

        The 2011 PTI target was set at a level higher than Aon's 2010 actual adjusted PTI. We believed that the 2011 target was achievable but challenging. We set the minimum threshold at 85% because we believed performance below that level would not create sufficient value for our shareholders and, therefore, should not result in bonus payments.

        2011 Performance    During the first quarter of 2012, the Compensation Committee determined that Aon's 2011 PTI, after permitted adjustments for extraordinary or unusual items, was $1,534 million, or 96.7% of target. This exceeded the minimum threshold established under the Shareholder-Approved Plan.

        Senior Executive Incentive Compensation Plan    In the first quarter of 2011, the Compensation Committee approved a set of guidelines for funding the total bonus pool under the Shareholder-Approved Plan for the 11 executives that at such time comprised Aon's executive management committee or were senior executives regularly invited to attend meetings of such committee (collectively, the "executive management committee"). That group included each of the named executive officers other than Ms. Savacool who at that time was not a member, or regular attendee to meetings, of Aon's executive management committee. The rationale for establishing funding guidelines was to provide executives with a clearer connection between the expected reward and the required performance, as well as for bonus accrual purposes.

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        The funding formula was based on Aon's planned growth in PTI in 2011 as compared to 2010. The calculation was based on Aon's performance as measured by: (i) achievement of budgeted PTI; and (ii) organic revenue growth. The funding was adjustable up by 10% at the discretion of the Compensation Committee or down by 20% at the discretion of Mr. Case. To align with the Shareholder-Approved Plan, the formula provided that no funding was to occur unless Aon achieved the minimum threshold of 85% of the 2011 PTI target. If that minimum threshold was achieved, the plan provided that the PTI achieved against plan determined the funding level, which could then be further increased up to 50% or reduced by up to 25% depending on Aon's 2011 organic revenue growth. After consideration of each of these factors, the resulting bonus pool funding is determined. The funding level can range from 0% to 300%. The incentive pool funding was determined by the aggregate of each participant's individual target bonus then multiplied by the result of the funding calculation.

        During the first quarter of 2012, the Compensation Committee determined that Aon's 2011 PTI, after permitted adjustments for extraordinary or unusual items, was $1,534 million, or 96.7% of target. In the first quarter of 2012, Aon determined organic revenue growth for 2011 was approximately 2%. The Compensation Committee then met to determine the funding status of the pool for 2011. The actual size of the incentive pool equals the aggregate target bonuses multiplied by the percentage the pool was funded after application of the formula, as described above. After application of the PTI metric, the organic revenue growth metric and a discretionary 10% reduction to the pool taken in the third quarter of 2011, the total incentive pool for participants, including each of our named executive officers, in the Senior Executive Incentive Compensation Plan was determined to be funded at 99.3%, equating to a pool of $14,231,000. Aggregated awards paid did not exceed this amount.

        Determination of 2011 Bonuses    Consistent with the Shareholder-Approved Plan, the bonus program for our executive management committee provides that the Compensation Committee has sole discretion to determine each executive's actual bonus amount as long as the corporate performance threshold was achieved. As explained above, for 2011 the threshold was achieved and, thus, the Compensation Committee had discretion to pay bonuses at the cap level or a lesser amount. It was anticipated that the Compensation Committee would consider in determining the executive's actual bonus, among other factors, the bonus for such executive at the pool funding level as well as the executive's targeted bonus allocation. However, the Compensation Committee reserved, and for 2011 exercised, the discretion to set bonuses at levels higher or lower than the funded or targeted allocations.

        The Compensation Committee chose to exercise negative discretion with regard to each of the named executive officers. In other words, none of the named executive officers received their maximum bonus of the lesser of $10 million or 3 times their target bonus. In fact, each officer received in the range of 67%—113% of their target bonus. The following table sets forth the target bonus, cap, funded bonus, and actual bonus paid to each of our named executive officers under the Senior Executive Incentive Compensation Plan:

Named Executive Officer	Target Bonus	Cap (lesser of $10 million or 3 times target bonus)	Funded Bonus (in each case, 99.3% of target bonus)	Actual Bonus

Case	$3,000,000	$9,000,000	$2,979,000	$2,000,000
Davies	$1,200,000	$3,600,000	$1,191,600	$1,350,000
McGill	$1,925,000	$5,775,000	$1,911,525	$1,700,000
Savacool	$1,000,000	$3,000,000	$993,000	$950,000
Besio	$975,000	$2,925,000	$968,175	$650,000

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        The Compensation Committee's rationale in determining the actual bonus awards was as follows:

  •
  In order for a named executive officer to get a bonus significantly in excess of the funded bonus, there needed to be certain exceptional factors; however, the Compensation Committee did not utilize a formula for determining the amount of any named executive officer's bonus to be awarded greater or lesser than the funded or target bonus level.

  •
  With regard to each of our named executive officers, the Compensation Committee determined it was appropriate to award a bonus at or near the named executive officer's funded bonus level; however:

  o
  With regard to Mr. Case, the Compensation Committee considered and accepted Mr. Case's recommendation that the bonus awarded to him should be less than his funded bonus level.

  o
  With regard to Ms. Davies, the Compensation Committee determined it was appropriate to award a bonus slightly greater than the funded level taking into consideration: (i) Aon's solid overall performance as reported; and (ii) Ms. Davies' leading role in the relocation of the Company's headquarters and jurisdiction of incorporation to the United Kingdom.

  o
  With regard to Mr. McGill and Mr. Besio, the Compensation Committee determined it was appropriate to award bonuses slightly less than the funded levels taking into consideration their total direct compensation for 2011.

  o
  With regard to Ms. Savacool, the Compensation Committee determined it was appropriate to award a bonus equal to the guaranteed minimum bonus committed to Ms. Savacool under her employment agreement with Aon after taking into consideration Ms. Savacool's funded bonus level and the fact she had been promoted to the role of co-Chief Executive Officer of Aon Hewitt mid-year in 2011.

        For 2011, as was true in earlier years, all annual bonuses for executive officers are payable 65% in cash and 35% in restricted stock units, with such restricted stock units vesting ratably over a three-year period. The Compensation Committee believes this strikes a fair balance between reward for past performance and incentive for future improvements.

Other Policies and Practices

  Internal Pay Fairness Considerations for Other Executive Officers

        In determining an executive officer's target bonus or long-term performance award value, the Compensation Committee will, from time to time, consider internal pay fairness factors. However, the Compensation Committee has not adopted a broad internal pay equity policy pursuant to which each executive officer's compensation, or one or more components thereof, is tied to or targeted against the compensation of other executive officers.

  Base Salary

        Base salary is a fixed component of compensation and is initially set at a level based primarily upon the executive's job scope or level of responsibility. The base salaries of our senior-most executives are adjusted rarely, as our general practice is to increase other components of pay based upon superior performance. However, base salaries may be adjusted to, among other things, recognize a significant change in job function or responsibilities or to bring the fixed component of an executive's total compensation in line with his or her peers at Aon or the industry generally.

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        We increased the base salary of Ms. Savacool to $800,000 from $600,000, effective May 16, 2011 in connection with her promotion to co-Chief Executive Officer of Aon Hewitt. In approving such increase, the Compensation Committee considered internal pay fairness factors in light of the total compensation of Ms. Savacool's then co-Chief Executive Officer. No base salary adjustments were made for any of our other named executive officers during 2011.

  Personal Benefits and Executive Benefits

  Personal Benefits

        During 2011 we provided few personal benefits to our named executive officers as a component of their total compensation. Over the years, we have taken significant steps to de-emphasize personal benefits in our executive compensation practices.

  Executive Benefits

        In addition to Aon's broad-based employee benefit programs that are available to Aon employees generally (such as health coverage, 401(k) salary deferrals, etc.), each of our named executive officers is eligible to participate in a deferred compensation program and a supplemental savings plan. In addition, Aon provides an executive health screening program available to all members of Aon's executive management committee, including the named executive officers. None of our named executive officers participate in our defined benefit pension plan or the supplemental pension program because each was hired after eligibility in the qualified plan was frozen in 2004. Additional information regarding certain of our executive benefits is set forth under the heading "Nonqualified Deferred Compensation in Fiscal 2011 Table contained in this proxy statement.

        We maintain a Deferred Compensation Plan (the "DCP") that allows certain employees, including our named executive officers, to defer receipt of their salary and/or annual incentive payments into Ordinary Shares or accounts that mirror several different investment funds. Participants may defer up to 75% of salary and up to 100% of their annual bonus until the date(s) they have specified in accordance with the DCP's distribution provisions. Under the DCP we do not credit above-market interest on deferred compensation, as that term is defined in the Internal Revenue Code.

        Under the DCP, Aon does not make any contributions. We do not fund the DCP, and participants have an unsecured contractual commitment by Aon to pay the amounts due under the DCP. When such payments are due, the distributions will be made from our general assets. We have purchased corporate-owned life insurance to offset a portion of this liability.

        We also maintain a Supplemental Savings Plan. It is a non-qualified, deferred compensation plan that provides eligible employees, including executives, with the opportunity to receive contributions that could not be credited under the Aon Savings Plan because of tax limitations and the specific provisions of such plan.

  Post-Termination Compensation

        We believe that the provision of change-in-control severance agreements and other transitional compensation arrangements are critical to recruit talented employees and to secure the continued employment and dedication of our existing employees. All or nearly all of the companies with which we compete for talent have similar arrangements in place for their senior executives. While we consider these agreements to be necessary, the terms of these agreements are not considered as part of the compensation strategy when the Compensation Committee annually determines the compensation for

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the named executive officers. Additional information about post-termination compensation is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

  Severance Agreements regarding Change-in-Control

        Beginning in 2005, we entered into change-in-control severance agreements with certain of our key executive officers, including each of our named executive officers. The agreements are intended to secure the continued service, and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change-in-control of Aon. The agreements provide that covered executives receive certain severance benefits upon qualifying terminations of employment in connection with or within two years following a change-in-control of Aon. Thus, the agreements require a "double trigger"—a qualifying change-in-control of Aon and a qualifying termination of the executive's employment—in order for severance benefits to become payable.

        As adopted in 2005, the agreements also provided for excise tax gross-up protection in the event the executive becomes subject to tax under Section 280G of the Internal Revenue Code in connection with such double trigger. However, to better align with market practice, Aon has subsequently entered into with Mr. Case (in 2009), Mr. McGill (in 2010) and Ms. Savacool (in 2011) a form of change-in-control agreement that provides no excise tax gross-up protection in the event of a change-in-control of Aon. We intend to replace the 2005 form of agreement with the new version that is void of excise tax gross-up protection for our senior executives, including our named executive officers, who have change-in-control protection upon the executive's contract renewal or material contract amendment. While the new form of agreement generally is consistent with prevailing norms, the Compensation Committee believes the elimination of the excise tax gross-up protection can, and should, be made without jeopardizing the retentive value of the agreement. All newly-hired executives or newly-promoted (as was the case with Ms. Savacool, who signed the new form of agreement in May 2011 as described below under the heading "Amendment of Ms. Savacool's Employment and Change-in-Control Arrangements") who are eligible for change-in-control protection will be required to enter in the new form of agreement.

        Additional information regarding the change-in-control agreement for our named executive officers is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

  Amendment of Ms. Savacool's Employment and Change-in-Control Arrangements

        In the second quarter of 2011, we amended our employment agreement with Ms. Savacool to reflect her promotion to co-Chief Executive Officer of Aon Hewitt effective May 16, 2011. Ms. Savacool joined Aon from Hewitt in October 2010.

        The agreement, as amended, is described in this proxy statement in the narrative section captioned "Employment Agreements and Other Compensation Arrangements" that follows the Grants of Plan-Based Awards in Fiscal Year 2011 table. In addition to reflecting Ms. Savacool's new title and responsibilities, the amendment incorporated the following modifications commensurate with her promotion and to align her compensation with that of her then co-Chief Executive Officer of Aon Hewitt: (i) an increase to Ms. Savacool's annual base salary to $800,000, from $600,000; (ii) an increase to Ms. Savacool's guaranteed bonus for 2011 only to $950,000, up from $750,000, which is the first bonus payable to Ms. Savacool subsequent to her joining Aon from Hewitt; and (iii) a commitment, subject to subsequent approval by the Compensation Committee, of an award opportunity under LPP 6

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of not less than $1,500,000, up from the prior contractual commitment of $1,000,000. Concurrently, Ms. Savacool signed Aon's current standard form of change-in-control agreement, which is a double-trigger agreement providing no excise tax gross-up protection. Prior thereto, Ms. Savacool was covered by Aon's Executive Special Severance Plan, a similar double-trigger program adopted by Aon in January 2005 that provides no excise tax gross-up protection.

        On February 13, 2012, Ms. Savacool became the Chief Executive Officer of Aon Hewitt, our HR Solutions Segment. Other than the change in title, no modifications were made to her compensation arrangement.

  Relocation Benefits for Certain of the Named Executive Officers

        In connection with Aon's relocation of its headquarters to London, England, the Compensation Committee approved relocation benefits for those executive officers who will relocate to the new corporate headquarters, including Mr. Case, Ms. Davies, Mr. McGill and Mr. Besio. The relocation benefits were approved after the Compensation Committee consulted with its independent executive compensation consultant, Frederic W. Cook & Co., Inc. The relocating named executive officers each signed an international assignment letter with Aon (the "Letter"), which describes the relocation benefits available to each executive. The Letter is not intended to diminish the rights of the executive under his or her current employment arrangement; however, the Letter provides by its terms that the executive's acceptance of the international assignment, and repatriation thereafter, shall not give rise to any right to terminate for good reason (as such term is defined in the executive's employment agreement, if applicable). The potential cost had such protection been triggered by the executives' resignation for good reason would have been approximately $60 million. The Letter will only remain in effect during the international assignment, and is not intended to continue for more than two years.

        Under the terms of the Letters, the relocation packages generally provide for some or all of the following benefits, depending on each executive's personal circumstances: (i) relocation and housing benefits; (ii) cost of living differential benefits; (iii) a monthly foreign service allowance; (iv) an annual waiver/retention bonus (ranging from $0 for Mr. Case to $250,000 for certain other relocating executives); (v) transportation and home leave benefits; (vi) schooling assistance for eligible dependents; and (vii) tax preparation and equalization benefits. Relocation benefits are customary for expatriate assignments for Aon and other employers in its industry. The relocation packages approved are intended to: keep the transferred executives "whole" on a total rewards basis; to be transparent and equitable; and reflect best practices and benchmarks of industry counterparts. The Committee will periodically review the relocation packages of Aon's executive officers.

        The annual waiver/retention bonus is subject to recoupment under certain circumstances resulting in termination of the executive officer's employment during the period of the international assignment. All of the relocation benefits are subject to recoupment if the executive officer resigns employment with Aon within two years of commencing the international assignment, or twelve months after the end thereof, and becomes employed by a direct competitor of Aon.

  Results of Advisory Vote by Shareholders on our "Say on Golden Parachute" Proposal related to the Relocation Benefits

        Aon's shareholders indicated their overwhelming support for the foregoing relocation benefits by passing an advisory vote on the "say on golden parachute" proposal presented at the March 16, 2012 special meeting of shareholders. As reported in Aon's Form 8-K, filed with the SEC on March 19, 2012, the shareholders cast approximately 94% of votes in favor of the proposal. Accordingly, the

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Compensation Committee made no changes to the relocation benefits provided pursuant to the Letters in response to such vote.

  Amendment of Employment Agreement with Ms. Davies

        On March 27, 2012, Aon entered into an amendment to its employment agreement with Ms. Davies. Prior to approving such amendment, the Compensation Committee consulted with its independent executive compensation consultant, Frederic W. Cook & Co., Inc.

        The amendment extended the term of Ms. Davies' employment for five years, through March 31, 2017 unless terminated earlier. Prior to such amendment, Ms. Davies' employment agreement was due to expire on November 11, 2012.

        The amendment reflects Ms. Davies' current annual base salary of $800,000, which was increased effective March 1, 2010 but was not subsequently modified by the Compensation Committee. Under the terms of the amendment, Ms. Davies' annual bonus target remains at 150% of annual base salary.

        As a reflection of Ms. Davies' exceptional performance to date and her commitment to the extended term of employment, the Compensation Committee approved an additional $6 million award to her under the LPP for the performance period beginning January 1, 2012 and ending December 31, 2014. The additional award will be earned based on the same performance criteria and weightings as the annual LPP award granted to Ms. Davies for the same performance period. The performance criteria and weightings are also the same as those applicable to other 2012 LPP award recipients.

        The amendment modified Ms. Davies' termination severance provisions by reducing the available severance benefits to two years' pay in the event of a termination of Ms. Davies' employment by Aon without cause, bringing Ms. Davies' severance in line with Aon's standard termination severance provisions generally applicable to its executives. In addition, the amendment modified the list of events that are deemed to be a "good reason" for Ms. Davies to terminate her employment with Aon, entitling her to severance benefits, by removing from the list any requirement by Aon for Ms. Davies' principal office to be located more than 50 miles outside of the greater Chicago metropolitan area.

  Amendment of Employment Agreement with Mr. Besio

        On March 27, 2012, Aon entered into an employment agreement with Mr. Besio that modifies and supersedes the prior agreement between the parties. Prior to approving such arrangement, the Compensation Committee consulted with its independent executive compensation consultant, Frederic W. Cook & Co., Inc. The amendment extended the term of Mr. Besio's employment for five years, through March 31, 2017 unless terminated earlier. Prior to such amendment, Mr. Besio's employment agreement was due to expire on November 14, 2012.

        In connection with Mr. Besio's assumption of the role of Chief Human Resources Officer, the agreement reduced his annual bonus target to 100% (from 150%). No adjustment to Mr. Besio's base salary was made by the Compensation Committee.

        As a reflection of Mr. Besio's exceptional performance to date and his commitment to the extended term of employment, the Compensation Committee approved an additional $1,750,000 award to him under the LPP for the performance period beginning January 1, 2012 and ending December 31, 2014. The additional award will be earned based on the same performance criteria and weightings as the annual LPP award granted to Mr. Besio for the same performance period. The performance criteria and weightings are also the same as those applicable to other 2012 LPP award recipients.

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        The agreement contains other key terms and conditions that are generally consistent with those applicable to Aon's senior executives, and are described in greater detail under the heading "Employment Agreements" herein.

  Amended Change in Control Agreements

        On March 27, 2012, Aon entered into a Change in Control Agreement with each of Ms. Davies and Mr. Besio, which modify and supersede the existing severance agreements entered into by them. The Change in Control Agreement significantly reduces the financial protection to be afforded to Ms. Davies and Mr. Besio in the event of the termination of their employment in connection with a change-in-control of Aon. The principal changes are: (a) complete elimination of Aon's obligation to provide a gross-up payment to the executive in connection with excise taxes imposed by Section 4999 of the Internal Revenue Code; and (b) capping the executive's payments and benefits under the Change in Control Agreement to the best of (i) the "safe harbor" amount under Section 280G of the Internal Revenue Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (ii) such greater amount of payments and benefits that would otherwise be provided under the Change in Control Agreement so long as the greater payments and benefits outweigh the tax consequences to the executive of receipt thereof.

  Severance Benefits Pursuant to Employment Agreements

        We have entered into agreements with certain executive officers that provide for post-employment severance benefits and transitional compensation if the officer's employment terminates for a qualifying event or circumstance unrelated to a change-in-control of Aon, such as being terminated without "cause" as such term is defined in the operative agreement. Additional information regarding such post-employment severance or transitional compensation for Mr. Case and the other named executive officers is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

  Practices Regarding the Grant of Equity Awards

        We typically grant equity awards at regularly scheduled meetings of the Compensation Committee. Equity awards granted to Mr. Case are typically granted at regularly scheduled meetings of our Board of Directors by the independent members of the Board. During 2011, all equity awards granted to our named executive officers were awarded by the Compensation Committee (or, with regard to Mr. Case, the independent members of the Board) at regularly scheduled meetings or special meetings and valued at such dates. We do not have a policy or practice with respect to coordinating grant dates for equity awards with the release of material non-public information.

  Stock Ownership Guidelines

        Effective September 2010 for our Chief Executive Officer, and as of January 1, 2012 for other members of Aon's executive committee, we adopted revisions to our stock ownership guidelines, which had been originally adopted in 2006 and subsequently revised from time to time. The guidelines are designed to increase executives' equity stakes in Aon and to align executives' interests more closely with those of our shareholders. The guidelines provide that the Chief Executive Officer should attain an investment position in Ordinary Shares equal to six times annual base salary and each other executive officer, including the remainder of our named executive officers, should attain an investment position in Ordinary Shares equal to three times annual base salary. The guidelines also set out equity retention

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rules generally requiring that net profit shares received upon the exercise of options to purchase Ordinary Shares, the vesting of restricted stock units and the vesting of performance share units be retained until the required investment position is achieved. Ordinary Shares counted toward these guidelines include: any shares owned outright; shares owned through an Aon-sponsored savings or retirement plan; shares purchased through an Aon-sponsored employee stock purchase plan; shares obtained through the exercise of stock options; shares issued upon the vesting of restricted stock units or performance share units; "phantom stock" held in the DCP; and "phantom stock" held in the Aon Supplemental Savings Plan.

  Role of the Compensation Consultant

        The Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The role of the compensation consultant is described in this proxy statement under "Board of Directors and Committees—Organization and Compensation Committee—Relationship with Executive Compensation Consultant."

  Impact of Tax Treatment

        Section 162(m) of the Internal Revenue Code provides that a public corporation may take a deduction for compensation in excess of $1 million for its chief executive officer and certain of its other highest paid executive officers only if specific and detailed criteria are satisfied. Other sections of the Internal Revenue Code could result in adverse tax consequences to Aon and/or the executive related to certain change-in-control payments or the receipt of deferred compensation. Among other factors, we consider the company deductibility of compensation paid to the named executive officers.

        The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. The deductibility of compensation is also affected by interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control. Also, in some circumstances, factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of Aon and its shareholders.

        For these and other reasons, we have determined that we will make a reasonable effort to administer Aon's compensation program in a tax-effective manner; however, we have from time to time approved elements of compensation for certain executive officers that are not fully deductible or result in adverse tax consequences to the executive and we reserve the right to do so in the future, when appropriate. For instance, we cannot deduct the portion of base salary in excess of $1 million that we paid to certain executive officers.

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Historical Compensation of Executive Officers

        The executive compensation disclosure contained in this section reflects compensation information for the years ended December 31, 2011, December 31, 2010 and December 31, 2009. The following Summary Compensation Table contains compensation information for: (1) Mr. Case, who served as our Chief Executive Officer during 2011, (2) Ms. Davies, who served as our Chief Financial Officer during 2011 and (3) Messrs. McGill and Besio and Ms. Savacool, who were our three other most highly compensated executive officers serving as of December 31, 2011. We refer to these five individuals in this proxy statement as our "named executive officers." No compensation information is provided for Ms. Savacool or Mr. Besio for 2009 or 2010 as each became a named executive officer in 2011.

Summary Compensation Table for Fiscal Years 2011, 2010 and 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory C. Case	2011	1,500,000	0	9,168,251	0	1,300,000	0	49,280	12,017,531
(President and Chief	2010	1,500,000	0	17,280,702	0	1,950,000	0	52,599	20,783,301
Executive Officer)(5)	2009	1,500,000	0	5,737,928	1,139,885	1,950,000	0	81,358	10,409,171
Christa Davies	2011	800,000	0	3,217,494	0	877,500	0	32,775	4,927,769
(Executive Vice	2010	791,667	0	2,655,669	0	1,040,000	0	27,921	4,515,257
President and	2009	750,000	0	1,730,419	366,394	942,500	0	22,350	3,811,663
Chief Financial Officer)
Stephen P. McGill	2011	1,100,000	0	9,379,657	0	1,105,000	0	33,547	11,618,204
(Chairman and Chief	2010	1,100,000	2,500,000	3,441,763	0	1,267,500	0	419,738	8,729,001
Executive Officer—	2009	994,928	0	2,520,866	488,522	1,072,500	0	488,901	5,565,717
Aon Risk Solutions)
Kristi Savacool	2011	864,519	617,500	2,415,838	0	0	0	25,323	3,923,180
(Chief Executive Officer— Aon Hewitt)(6)
Gregory J. Besio (Executive Vice President and Chief Human Resources Officer)(7)	2011	650,000	0	2,704,565	0	422,500	0	32,463	3,809,528

(1)
Except for Mr. McGill in 2010 and Ms. Savacool in 2011, no other of the named executive officers received any payments for 2011, 2010 or 2009 that would be characterized as "bonus" payments under the rules of the SEC. As the amount of the one-time transfer payment made to Mr. McGill in 2010 and Ms. Savacool's fiscal year 2011 annual bonus, her first bonus subsequent to her joining Aon from Hewitt in October 2010, were guaranteed pursuant to their respective employment agreements, these payments are reported in column (d) as a "bonus" payment. See the section captioned "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2011 table for more information on these agreements. Annual cash bonuses earned by the named executive officers in 2011, 2010 and 2009 as short-term incentive compensation are shown in column (g) "Non-Equity Incentive Plan Compensation."

(2)
The amounts shown in column (e) reflect the aggregate grant date fair value determined in accordance with FASB ASC Topic 718 for grants made in 2011, 2010 and 2009, respectively, of restricted stock unit awards and performance share unit awards granted to the named executive officers pursuant to the Aon Stock Plan (the "Stock Plan"), and its sub-plans, specifically, the ISP, the LPP and the AHPP, disregarding adjustments for

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  forfeiture assumptions, and do not reflect amounts actually paid to, or realized by, the named executive officers in 2011, 2010, 2009, or prior years.

  For awards granted under the LPP and AHPP, the performance share units are calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions at the time of grant. Set forth below are the grant date fair values of the performance share unit awards granted under the LPP and AHPP, as applicable, calculated assuming (i) the probable outcome of the performance conditions for each program as discussed in the prior paragraph, which amount is included in column (e) of this Summary Compensation Table and (ii) achievement of the maximum levels of performance (which is the dollar value attributed to the original award multiplied by 200% for each of 2011, 2010 and 2009 for the LPP and 200% for 2011 under the AHPP).

Name	Year	Grant Date Fair Value of Performance Share Unit Awards Assuming Probable Outcomes under LPP and AHPP ($)	Grant Date Fair Value of Performance Share Unit Awards Assuming Achievement of Maximum Performance Levels under LPP and AHPP ($)

Gregory C. Case	2011	8,118,226	16,236,452
	2010	16,230,714	32,461,428
	2009	5,383,514	10,767,028
Christa Davies	2011	2,657,485	5,314,970
	2010	2,148,172	4,296,344
	2009	1,730,419	3,460,838
Stephen P. McGill	2011	8,697,169	17,394,338
	2010	2,864,255	5,728,510
	2009	2,307,250	4,614,500
Kristi Savacool	2011	2,415,839	3,865,342
Gregory J. Besio	2011	2,415,839	3,865,342

  The amounts shown in the table above reflect the aggregate grant date fair value for these awards computed in accordance with FASB ASC Topic 718, and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock awards granted in 2011, see the Grants of Plan-Based Awards in Fiscal Year 2011 table below

(3)
With respect to the amounts set forth in column (g) for 2011: In the first quarter of 2012, the Compensation Committee granted the following awards under the Shareholder-Approved Plan based on the achievement of certain performance measures by the named executive officers during 2011: Mr. Case, $2,000,000; Ms. Davies, $1,350,000; Mr. McGill, $1,700,000; Ms. Savacool, $950,000 and Mr. Besio, $650,000. In accordance with the terms of the ISP applicable to awards paid for 2011 service, all of the named executive officers receiving these awards were paid: (a) 65% of the awards in cash, and (b) 35% of the awards in the form of restricted stock units under the ISP.

The amounts shown in column (g) for each of 2011, 2010 and 2009 reflect the cash portion of the awards paid to the named executive officers. The following amounts of restricted stock units represent the restricted stock portion of these awards related to fiscal year 2011 performance awarded in February 2012: Mr. Case, 14,700; Ms. Davies, 9,935; Mr. McGill, 12,511; Ms. Savacool, 6,991 and Mr. Besio, 4,783. To the extent these individuals are again designated as our named executive officers in future years, all of these restricted stock units will be shown in our Grants of Plan-Based Awards Table and our Outstanding Equity Awards at Fiscal Year-End Table and the applicable grant date fair value for these restricted stock units will be included in the amount in column (e) for 2012 compensation in future executive compensation disclosures that present information for the fiscal year ending December 31, 2012. For further information on the terms of the ISP, see the section entitled "Compensation Components and Analysis of 2011 Pay Decisions" in the Compensation Discussion and Analysis. For awards paid for service in 2010 and 2009 as set forth in column (g), the named executive officers that received such awards were paid 65% of the awards in cash and 35% in the form of restricted stock units under the ISP.

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(4)
The amounts shown in column (i) for 2011 consist of the following components:

Name	Company Contributions ($)(a)	Dividend Equivalents ($)(b)	Perquisites ($)(c)	Total ($)

Gregory C. Case	24,900	24,260	120	49,280
Christa Davies	22,350	10,425	0	32,775
Stephen P. McGill	24,900	7,197	1,450	33,547
Kristi Savacool	24,900	0	423	25,323
Gregory J. Besio	22,350	6,728	3,385	32,463

  (a)
  The amounts shown in the "Company Contributions" column represent: (i) for each of the named executive officers, a contribution by Aon of $14,700 to the Aon Savings Plan, a defined contribution plan; (ii) for each of the named executive officers, a contribution to the Aon Supplemental Savings Plan, a non-qualified defined contribution plan in the following amounts: Mr. Case, $10,200; Ms. Davies, $7,650; Mr. McGill, $10,200; Ms. Savacool, $10,200; and Mr. Besio, $7,650.

  (b)
  The amounts shown in the "Dividend Equivalents" column represent cash dividend equivalents paid on certain unvested restricted stock units granted under the ISP.

  (c)
  The amounts shown in the "Perquisites" column represent:

  (i)
  for Mr. Case, the $120 aggregate incremental cost incurred in connection with his spouse accompanying him on a business flight;

  (ii)
  for Mr. McGill, the $1,450 value of his participation in our executive health screening program;

  (iii)
  for Ms. Savacool, the $423 value of sporting event tickets; and

  (iv)
  for Mr. Besio, the $3,325 value of his participation in our executive health screening program and the $60 aggregate incremental cost incurred in connection with his spouse accompanying him on a business flight.

    Aon has agreements in place with NetJets pursuant to which Aon pays hourly fees for its use of certain aircraft for business and personal use, as applicable. Spouses, families and invited guests occasionally accompany named executive officers on business-related flights. There is no incremental cost to Aon from these additional guests.

    In 2011, Aon reviewed the travel expenses of its executive officers, including its named executive officers. As a result of this review, Aon identified personal travel expenses on commercial aircraft incurred by certain executive officers that were inadvertently paid by Aon in prior years. Each of these executive officers fully reimbursed Aon for all personal travel expenses previously paid by Aon.

(5)
Mr. Case also served as a Director of Aon in 2011, 2010 and 2009, but received no additional compensation for such service.

(6)
Ms. Savacool joined Hewitt in 2005 and has served Hewitt and Aon Hewitt in a number of leadership roles, including Senior Vice President of Large Market Benefits Outsourcing (Hewitt), Chief Executive Officer of Benefits Administration (Aon Hewitt) and Co-Chief Executive Officer of Aon Hewitt. Since February 15, 2012, she has had the title of Chief Executive Officer, Aon Hewitt.

(7)
Mr. Besio joined Aon in 2007 as Aon's Chief Administrative Officer and Head of Global Strategy and served as the Executive Integration Leader for Aon Hewitt after the merger. Mr. Besio currently serves as Executive Vice President and Chief Human Resources Officer.

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Grants of Plan-Based Awards in Fiscal Year 2011

        The following table provides information on non-equity incentive plan awards, stock options, restricted stock unit awards and performance share unit awards granted in 2011 to each of the named executive officers.

									All Other	All Other	Exercise
									Stock	Option	or	Grant
		Date on	Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:	Base	Date Fair
		which	Under Non-Equity Incentive			Under Equity Incentive			Number of	Number of	Price	Value of
		Compensation	Plan Awards(1)			Plan Awards(2)			Shares of	Securities	of	Stock and
		Committee							Stock or	Underling	Option	Option
Name	Grant Date	took action to Grant Awards	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(3)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gregory C. Case	—	—	0	3,000,000	9,000,000	—	—	—	—	—	—	—
	2/18/2011	—	—	—	—	—	—	—	19,838(4)	—	—	1,050,025
	3/18/2011	—	—	—	—	80,816	161,632	323,264	—	—	—	8,118,226
Christa Davies	—	—	0	1,200,000	3,600,000	—	—	—	—	—	—	—
	2/17/2011	—	—	—	—	—	—	—	10,786(4)	—	—	560,009
	3/17/2011	—	—	—	—	26,540	53,079	106,158	—	—	—	2,657,485
Stephen P. McGill	—	—	0	1,925,000	5,775,000	—	—	—	—	—	—	—
	2/17/2011	—	—	—	—	—	—	—	13,145(4)	—	—	682,488
	3/17/2011	—	—	—	—	86,856	173,712	347,424	—	—	—	8,697,169	(5)
Kristi Savacool		—	0	1,000,000	3,000,000	—	—	—	—	—	—	—
	3/17/2011	—	—	—	—	9,651	19,301	38,602	—	—	—	1,449,503
	3/17/2011	—	—	—	—	9,651	19,301	38,602	—	—	—	966,335
Gregory J. Besio		—	0	975,000	2,925,000	—	—	—	—	—	—	—
	2/17/2011	—	—	—	—	—	—	—	5,561(4)	—	—	288,727
	3/17/2011	—	—	—	—	9,651	19,301	38,608	—	—	—	1,449,503
	3/17/2011	—	—	—	—	9,651	19,301	38,608	—	—	—	966,335

(1)
The amounts shown in column (c), (d) and (e) reflect the incentive plan awards for 2011 service made to each named executive officer under the Shareholder-Approved Plan. The amounts shown in column (d) represent the target payment level of 200% for Mr. Case, 175% for Mr. McGill, 150% for Ms. Davies and Mr. Besio and 100% for Ms. Savacool of their base salary and the amounts shown in column (e) reflect the maximum payment level of the lesser of three times the target incentive amount or $10,000,000 as provided by the terms of the Shareholder-Approved Plan. On May 20, 2011, the Shareholder-Approved Plan was approved by our shareholders; in prior years, the maximum payment was the lesser of three times the target incentive amount of $5,000,000.

The Shareholder-Approved Plan does not contain a threshold payment level for each named executive officer. If pre-established performance measures are not met, no payments are made.

The amounts in columns (d) and (e) represent 100% of the target and maximum payment levels of the award; however, pursuant to the terms of the ISP for 2011 service, the awards granted to the named executive officers were paid 65% in cash and 35% in restricted stock units. The actual cash portions paid to the named executive officers are set forth in column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. The actual restricted stock unit portions of the awards granted to the named executive officers are set forth in the footnote to column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table.

For more information regarding the terms of the Shareholder-Approved Plan, see the section entitled "Compensation Components and Analysis of 2011 Pay Decisions" in the Compensation Discussion and Analysis.

(2)
The amounts shown in columns (f), (g) and (h) represent the threshold, target and maximum payout levels of performance share units granted to certain of the named executive officers pursuant to Aon's LPP and the AHPP that will be earned and settled in Ordinary Shares if certain performance criteria are achieved. As the potential payments are dependent on the achievement of certain performance criteria, actual payouts could differ by a significant amount. For more information regarding the terms of these performance share units,

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  the LPP and the AHPP, see the section entitled "Compensation Components and Analysis of 2011 Pay Decisions" in the Compensation Discussion and Analysis.

(3)
The amounts shown in column (l) are the grant date fair values of the various awards. The grant date fair value generally reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and, with respect to the performance share unit awards granted under the LPP and the AHPP, is based on the probable outcome of the performance-based conditions at the time of grant. These amounts do not correspond to the actual value (if any) that may be recognized by the named executive officers.

(4)
This amount represents the restricted stock unit portion of the named executive officer's incentive bonus earned in 2010 and granted in 2011 under the ISP pursuant to the terms of the Shareholder-Approved Plan for 2010 service. Annual bonus eligibility for 2010 service for any executive officer was capped at $5 million under the Shareholder-Approved Plan. Within the framework of the Shareholder-Approved Plan, we set bonus eligibility for 2010 incentive bonuses for our named executive officers as follows: the target amount of each executive's bonus as a percentage of base salary was 200% for Mr. Case, 175% for Mr. McGill and 150% for Ms. Davies and Mr. Besio; the bonus range was capped at 600% for Mr. Case, 525% for Mr. McGill and 450% for each of Ms. Davies and Mr. Besio. The determination of the actual bonus amount payable was determined based, among other things, on Aon's performance overall, the performance of the executive's business unit and individual performance.

These restricted stock units will vest in installments of 33 1/3% on the first through third anniversaries of the date of grant. Dividend equivalents are paid quarterly in cash on unvested restricted stock units granted pursuant to the ISP and voting rights do not attach to any unvested restricted stock units. See "Performance-Based Annual Bonus" in the Compensation Discussion and Analysis for information on the terms of these plans applicable to 2011 performance.

(5)
The number of target performance share units shown for Mr. McGill includes: (i) a grant of performance share units having a target value of $3.0 million as a regular annual long-term incentive award; and (ii) an additional grant of performance share units having a target value of $6.0 million pursuant to the terms of his employment agreement dated as of December 7, 2010.

        See "How We Determine Total Compensation" in the Compensation Discussion and Analysis for information on the decision-making process with respect to the components of the total compensation of our named executive officers. In addition, the "Employment Agreements and Other Compensation Arrangements" section below provides additional information with respect to the named executive officers' compensation.

Employment Agreements and Other Compensation Arrangements

        Each of the named executive officers has entered into an Employment Agreement with Aon. Each of the employment agreements addresses the payments and benefits these individuals will receive under various termination scenarios. These payments and benefits are described in the section entitled "Potential Payments on Termination or Change-in-Control" set forth in this proxy statement. Non-competition and non-solicitation covenants apply to each of the named executive officers for a period of two years, in each case following the termination of employment of such executive without regard to the reason for such termination.

        In addition to the employment agreements, each of the named executive officers has entered into a severance agreement with Aon. Please see the section entitled "Potential Payments on Termination or Change-in-Control" of this proxy statement for a description of these agreements.

  Mr. Case's Employment Agreement

        Aon has entered into an Amended and Restated Employment Agreement with Gregory C. Case, our President and Chief Executive Officer, dated November 13, 2009, which commenced November 13,

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2009 and will expire April 3, 2015 unless terminated earlier. The agreement provides that Mr. Case will be employed as Aon's President and Chief Executive Officer. The agreement also provides that Mr. Case will be nominated for reelection as a member of Aon's Board of Directors at each annual meeting of shareholders during the period of his employment.

        The agreement provides for an initial base salary of $1,500,000, subject to adjustment at the discretion of the Board of Directors, a target annual incentive bonus of not less than 200% of his base salary and an annual incentive bonus of up to 300% of the target annual incentive bonus, subject to the current cap of $10,000,000 established under Aon's Senior Officer Incentive Compensation Plan. The Board of Directors retains the discretion to determine Mr. Case's actual bonus payment.

        Pursuant to the agreement, subject to approval by the Board of Directors, Mr. Case received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2010 and ending December 31, 2012 with a grant date target value of $10,000,000. The $10,000,000 value was in addition to the value otherwise granted to Mr. Case pursuant to Aon's regular annual long-term incentive award process, and will be earned based on the same performance criteria and weightings as the regular annual long-term incentive award, which is also the same for other participants in Aon's LPP for the performance period. In addition, the agreement provides that Mr. Case will be provided with life insurance coverage in an amount no less than $5,000,000 during the term of the agreement.

  Ms. Davies' Employment Agreement

        Aon has entered into an Employment Agreement with Christa Davies, our Executive Vice President, Global Finance and Chief Financial Officer, dated as of October 3, 2007. The agreement provides that Ms. Davies will be employed as Aon's Executive Vice President, Global Finance and effective March 14, 2008, Aon's Chief Financial Officer. The agreement provides for a base salary of no less than $750,000, subject to adjustment at the discretion of the Chief Executive Officer and the Compensation Committee of the Board of Directors, and a target annual incentive bonus of 150% of her base salary.

        Pursuant to the agreement, upon commencement of her employment, Ms. Davies received: (i) a restricted stock unit award of 85,000 Ordinary Shares, which vests in two installments of 33% of the shares on each of the third and fourth anniversaries of the date of grant; and one installment of 34% of the shares on the fifth anniversary of the date of grant; and (ii) a non-qualified stock option award to purchase 100,000 Ordinary Shares, which vests in two installments of 33% of the shares on each of the second and third anniversaries of the date of grant; and one installment of 34% on the fourth anniversary of the date of grant.

        On March 27, 2012, Aon and Ms. Davies entered into an amendment to the agreement extending the term of the agreement to March 31, 2017. The amendment also reflects Ms. Davies's current annual base salary of $800,000 and provides for an additional award in 2012 under the LPP valued at $6,000,000.

  Mr. McGill's Employment Agreement

        Aon entered into an Employment Agreement with Stephen P. McGill, our Chairman and Chief Executive Officer of Aon Risk Solutions, dated December 7, 2010, which commenced effective as of November 18, 2010 and will expire November 18, 2015, unless terminated earlier. The agreement modifies and supersedes the existing employment arrangement between Mr. McGill and Aon Limited, a

Aon plc

United Kingdom subsidiary of Aon, dated April 22, 2005, as amended. The agreement provides that Mr. McGill will be employed as the Chairman and Chief Executive Officer of Aon Risk Solutions. The agreement provides for a base salary of no less than $1,100,000, subject to adjustment at the discretion of the Chief Executive Officer and the Compensation Committee of the Board of Directors, a target annual incentive bonus of 175% of his base salary for 2010 and 2011, and a maximum annual incentive bonus of up to 300% of the target annual incentive bonus, subject to the current cap of $10 million established under Aon's Senior Officer Incentive Compensation Plan. The Board of Directors retains the discretion to determine Mr. McGill's actual bonus payment.

        Pursuant to the agreement, Mr. McGill agreed to permanently relocate his residence to the United States from the United Kingdom, and become directly employed by Aon. Under the terms of the agreement, Mr. McGill received a one-time transfer payment of $2.5 million from Aon in recognition of his willingness to enter into the agreement, which resulted in the elimination of expatriate benefits previously received by Mr. McGill, including housing allowance, and the forfeiture by Mr. McGill of his participation in certain U.K. employee benefits, including car allowance and pension contributions, and incurring relocation costs to permanently relocate to the United States. If Mr. McGill voluntarily terminates his employment with Aon prior to November 18, 2015, he will be obligated to repay to Aon a prorated amount of such payment.

        In addition, Mr. McGill received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2011 and ending December 31, 2013 with a grant date target value of $6 million. The $6 million value is in addition to the value to be otherwise granted to Mr. McGill pursuant to Aon's regular annual long-term incentive award process, and will be earned based on the same performance criteria and weightings as the regular annual long-term incentive award, which is also the same for other participants in Aon's LPP for the performance period.

  Ms. Savacool's Employment Agreement

        Aon has entered into an Employment Agreement with Kristi Savacool, the Chief Executive Officer of Aon Hewitt dated as of September 30, 2010, which was amended on May 16, 2011, which will expire on September 30, 2015 unless terminated earlier. The agreement, as amended, provides for a base salary of no less than $800,000, subject to adjustment, and a target annual incentive bonus of 100% of her base salary, subject to a cap of 300% of her base salary. For the period from October 1, 2010 to December 31, 2011, the agreement, as amended, provided for a target bonus of $1,000,000 with a guaranteed bonus of $950,000.

        Pursuant to the agreement, upon commencement of her employment, Ms. Savacool received: (i) a restricted stock unit award equal in value to $1,800,000, which was immediately vested. In addition, under the terms of the agreement, as amended, Ms. Savacool received an award pursuant to Aon's LPP for the performance period beginning January 1, 2011 and ending December 31, 2013 with a grant date target value of $1,000,000 and an award pursuant to Aon's AHPP for the performance period beginning January 1, 2011 and ending December 31, 2013 with a grant date target value of $1,000,000.

  Mr. Besio's Employment Agreement

        Aon has entered into an Employment Agreement with Gregory J. Besio, our Executive Vice President and Chief Human Resources Officer, dated as of April 30, 2007, which was amended on November 15, 2007 and will expire on November 14, 2012 unless terminated earlier. The agreement provides for a base salary of no less than $650,000, subject to adjustment, and a target annual incentive bonus of 100% of his base salary, subject to a cap of 150% of his base salary.

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        Pursuant to the agreement, upon commencement of his employment, Mr. Besio received: (i) a restricted stock unit award of 18,000 Ordinary Shares, which vests in one installment of 34% on the third anniversary of the date of grant; and two installments of 33% on each of the fourth and fifth anniversaries of the date of grant.

        On March 27, 2012, Aon and Mr. Besio entered into a new Employment Agreement which supersedes the prior employment agreement. The new agreement expires on March 31, 2017 unless terminated earlier. The new agreement does not change Mr. Besio's base salary, provides for a target annual incentive bonus of 100% of his base salary and provides for an additional award in 2012 under the LPP valued at $1,750,000.

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Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table sets forth information regarding exercisable and unexercisable stock options, unvested restricted stock units and unvested performance share units held by each of the named executive officers on December 31, 2011. See "Potential Payments on Termination or Change-in-Control" for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

			Option Awards					Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gregory C. Case	4/4/2005		1,000,000	—	—	22.8600	4/4/2015	—	—	—	—
	3/17/2006		90,567	—	—	41.3650	3/17/2012	—	—	—	—
	3/16/2007		118,985	—	—	37.8200	3/16/2013	—	—	—	—
	3/13/2008		96,432	—	—	40.9100	3/13/2014	—	—	—	—
	2/20/2009		—	—	—	—	—	3,002	140,494	—	—
	3/20/2009	(4)	71,722	35,860	—	39.0400	3/20/2015	—	—	—	—
	3/20/2009	(3)	—	—	—	—	—	286,886	13,426,265	—	—
	2/26/2010		—	—	—	—	—	17,097	800,140	—	—
	3/09/2010	(3)	—	—	—	—	—	—	—	823,046	38,518,553
	2/18/2011		—	—	—	—	—	19,838	928,418	—	—
	3/18/2011	(3)	—	—	—	—	—	—	—	323,264	15,128,755
Christa Davies	11/12/2007		100,000	—	—	45.8950	11/12/2017	—	—	—	—
	11/12/2007		—	—	—	—	—	28,333	1,325,984	—	—
	3/13/2008		29,333	—	—	40.9100	3/13/2014	—	—	—	—
	3/19/2009	(5)	23,119	11,559	—	38.9300	3/19/2015	—	—	—	—
	3/19/2009	(3)	—	—	—	—	—	92,474	4,327,783	—	—
	2/25/2010		—	—	—	—	—	8,253	386,240	—	—
	3/09/2010	(3)	—	—	—	—	—	—	—	108,932	5,098,018
	2/17/2011		—	—	—	—	—	10,786	504,785	—	—
	3/17/2011	(3)	—	—	—	—	—	—	—	106,158	4,968,194
Stephen P. McGill	5/15/2005		—	—	—	—	—	68,750	3,217,500	—	—
	3/16/2006		45,515	—	—	41.1950	3/16/2012	—	—	—	—
	3/15/2007		30,324	—	—	37.1000	3/15/2013	—	—	—	—
	3/13/2008		44,000	—	—	40.9100	3/13/2014	—	—	—	—
	2/20/2009		—	—	—	—	—	1,809	84,661	—	—
	3/19/2009	(5)	30,825	15,412	—	38.9300	3/19/2015	—	—	—	—
	3/19/2009	(3)	—	—	—	—	—	123,300	5,770,440	—	—
	2/25/2010		—	—	—	—	—	9,392	439,546	—	—
	3/09/2010	(3)	—	—	—	—	—	—	—	145,244	6,797,419
	2/17/2011		—	—	—	—	—	13,145	615,186	—	—
	3/17/2011	(3)	—	—	—	—	—	—	—	347,424	16,259,443
Kristi Savacool	3/17/2011	(3)	—	—	—	—	—	—	—	19,301	903,287
	3/17/2011	(3)	—	—	—	—	—	—	—	38,602	1,806,574

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			Option Awards					Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gregory J. Besio	5/17/2011		—	—	—	—	—	6,000	280,800	—	—
	2/20/2009		—	—	—	—	—	1,016	47,549	—	—
	3/15/2009	(5)	—	10,274		38.9300	3/19/2015	—	—	—	—
	3/19/2009		—	—	—	—	—	82,200	3,846,960	—	—
	2/25/2010		—	—	—	—	—	4,553	213,080	—	—
	3/9/2010		—	—	—	—	—	—	—	72,622	3,398,710
	2/17/2011		—	—	—	—	—	5,561	260,255	—	—
	3/17/2011	(3)	—	—	—	—	—	—	—	19,301	903,287
	3/17/2011	(3)	—	—	—	—	—	—	—	38,602	1,806,574

(1)
For options issued prior to January 1, 2009, the exercise price was determined by averaging the high and low selling prices of a share of Aon Corporation common stock on the NYSE on the grant date. For options issued after that date, the exercise price is determined using the closing price of a share of Aon Corporation common stock on the NYSE on the grant date.

(2)
The vesting schedule for the restricted stock units, other than performance share units, held by each named executive officer is as follows:

Vesting Date	Gregory C. Case	Christa Davies	Stephen McGill	Kristi Savacool	Gregory J. Besio

2/17/2012	—	3,596	4,382	—	1,854
2/18/2012	6,613	—	—	—	—
2/20/2012	3,002	—	1,809	—	1,016
2/25/2012	—	4,127	4,696	—	2,277
2/26/2012	8,549	—	—	—	—
5/15/2012	—	—	13,750	—	—
5/17/2012	—	—	—	—	6,000
11/12/2012	—	28,333	—	—	—
2/17/2013	—	3,595	4,382	—	1,854
2/18/2013	6,613	—	—	—	—
2/25/2013	—	4,126	4,696	—	2,276
2/26/2013	8,548	—	—	—	—
5/15/2013	—	—	13,750	—	—
2/17/2014	—	3,595	4,381	—	1,853
2/18/2014	6,612	—	—	—	—
5/15/2014	—	—	13,750	—	—
5/15/2015	—	—	27,500	—	—

TOTAL	39,937	47,372	93,096	—	17,130

(3)
The performance share units convert into Ordinary Shares on a one-to-one basis after the conclusion of a three-year performance period. For the LPP, a pre-established cumulative earnings per share target as certified by the Compensation Committee in the first quarter of the following year after the performance period has ended must be met. The financial metric for the AHPP is adjusted three-year cumulative segment pre-tax income. For performance share units with a 3/19/2009 or 3/20/2009 grant date the three-year performance period ended on December 31, 2011, for performance share units with a 3/09/2010 grant date, the three-year performance period ends on December 31, 2012 and for LPP performance share units with a 3/17/2011 or 3/18/2011 grant date, the three-year performance period ends on December 31, 2013. The AHPP performance share units with a 3/17/2011 grant date have a performance period end date of December 31, 2013. The performance share units with a performance period ending on December 31, 2011 were subsequently settled into shares of Aon Corporation common stock on February 17, 2012.

If the minimum or threshold performance is not attained, the performance share units will be forfeited. In this table the maximum number of performance share units is shown for LPP units with a 3/19/2009 grant date, a 3/20/2009 grant date, a 3/09/2010 grant date and the 3/18/2011 or 3/19/2011 grant dates as the awards are currently tracking at or above target payout levels. For the 3/17/11 AHPP grant, performance is currently tracking below target and the target award value is displayed. The market value is calculated using $46.80, the closing price of a share of Aon Corporation common stock on the NYSE on December 30, 2011. If Aon did not attain the maximum cumulative target over the three-year period, the number of Ordinary Shares received by the named executive officers upon settlement would be reduced.

(4)
Represents options that vested 100% on March 20, 2012.

(5)
Represents options that vested 100% on March 19, 2012.

(6)
Represents options that vested 100% on February 29, 2012.

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 Option Exercises and Stock Vested in Fiscal 2011

        The following table sets forth (1) the number of shares of Aon Corporation common stock acquired during 2011 by our named executive officers upon the exercise of stock options, the vesting of restricted stock unit awards and the settlement of performance share unit awards, and (2) the value realized upon such exercise, vesting or settlement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(5)

(a)	(b)	(c)	(d)	(e)
Gregory C. Case	—	—	188,973	9,822,672
Christa Davies	—	—	83,305	4,219,033
Stephen P. McGill	—	—	107,305	5,587,900
Kristi Savacool	—	—	—	—
Gregory J. Besio	59,737	628,368	50,026	2,602,804

(1)
The amounts shown in column (b) reflect the aggregate number of shares of Aon Corporation common stock underlying options that were exercised in 2011.

(2)
Calculated by multiplying (a) the difference between (i) the market price of shares of Aon Corporation common stock on the exercise date, and (ii) the exercise price of the options, by (b) the number of shares of Aon Corporation common stock acquired upon exercise.

(3)
Represents (i) the vesting of restricted stock units granted under the Aon Stock Plan and (ii) the settlement of performance share unit awards granted under the LPP on March 13, 2008 for each of the named executive officers other than Ms. Savacool, for the three-year performance period ending on December 31, 2010, which were converted into restricted stock units on February 17, 2011 that fully vested immediately upon grant.

(4)
The amounts shown in column (d) reflect the aggregate number of shares of Aon Corporation common stock underlying the restricted stock unit awards and performance share unit awards that vested in 2011. Of the amounts shown, the following aggregate number of shares of Aon Corporation common stock were withheld to pay taxes due in connection with the vesting: Mr. Case, 76,404 shares; Ms. Davies, 32,612 shares; Mr. McGill, 40,868 shares and Mr. Besio, 18,833 shares.

(5)
Calculated by multiplying (a) the fair market value of shares of Aon Corporation common stock on the vesting date, which was determined using the closing price on the NYSE of a share of Aon Corporation common stock on the date of vesting or, if such day is a holiday, on the immediately preceding working day, by (b) the number of shares of Aon Corporation common stock acquired upon vesting.

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Nonqualified Deferred Compensation in Fiscal 2011 Table

        The table below shows any executive contributions, contributions by Aon, earnings, withdrawals and account balances for the named executive officers with respect to each of the following non-qualified savings plans of Aon:

  •
  the Aon Deferred Compensation Plan, referred to as the "Deferred Compensation Plan," and

  •
  the Aon Supplemental Savings Plan, referred to as the "Supplemental Savings Plan."

        See the section entitled "Personal Benefits and Executive Benefits" in Compensation Discussion and Analysis and the narratives set forth below the following table for additional information on these plans.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)	Aon Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

	(a)	(b)	(c)	(d)	(e)	(f)
Gregory C. Case	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,200	9	0	63,340
Christa Davies	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	7,650	(1,101)	0	36,432
Stephen P. McGill	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,200	(0)	0	10,200
Kristi Savacool	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	10,200	226	—	10,426
Gregory J. Besio	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	7,650	878	—	38,317

(1)
These amounts are included in "All Other Compensation" for 2011 in the Summary Compensation Table.

(2)
No amounts in this column are included as 2011 compensation in the Summary Compensation Table.

(3)
The following table provides the amount reported in the "Aggregate Balance at Last Fiscal Year End" column for each named executive officer that has been previously reported as compensation in our Summary Compensation Tables for 2011, 2010 and 2009.

Name	Name of Plan	Amount Included in 2011 Compensation in Summary Compensation Table ($)	Amount Included in 2010 Compensation in Summary Compensation Table ($)		Amount Included in 2009 Compensation in Summary Compensation Table ($)

Gregory C. Case	Supplemental Savings Plan	10,200	10,200		7,650
Christa Davies	Supplemental Savings Plan	7,650	7,650		7,650
Stephen P. McGill	Supplemental Savings Plan	10,200	—		—
	McGill Agreement(a)	—	73,648		124,937
Kristi Savacool	Supplemental Savings Plan	10,200	N/A	(b)	N/A	(b)
Gregory J. Besio	Supplemental Savings Plan	7,650	N/A	(b)	N/A	(b)

(a)
The amounts set forth with respect to the McGill Agreement represent payments made to him under his personal pension plan under the terms of his prior employment arrangement. Effective December 7, 2010, our obligations under these arrangements ceased.

(b)
The compensation of Ms. Savacool and Mr. Besio was first reported in a Summary Compensation Table of Aon in 2011.

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  Aon Deferred Compensation Plan ("Deferred Compensation Plan")

        The Deferred Compensation Plan is an unfunded, unsecured deferred compensation program that allows participants to defer:

  •
  Up to 75% of their base salary;

  •
  All or a portion of their annual performance bonus; and

  •
  Up to 75% of other earnings, including hiring, retention or non-performance bonuses.

        Aon does not make any company contributions to the Deferred Compensation Plan. The aggregate balances shown above represent amounts that the named executive officers earned but elected to defer, plus earnings or losses. Deferrals may be allocated among a choice of 14 valuation funds, including a fund that tracks Ordinary Shares, that are used to determine investment gains or losses credited to the accumulated account balance. Participants can change their investment selections on a going-forward basis by contacting the Plan's administrator.

        When participants elect to defer amounts into the Deferred Compensation Plan, they must also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or after the executive's retirement or termination.

        Participants who elect to have distributions made in a specific year must choose a payout date that is at least three years after the date of the first deferral election, and can elect to receive a single, lump-sum payment or up to five annual installments. Distributions begin as soon as practicable after February 28 of the elected calendar year. Participants who elect to have distributions made at retirement or termination can elect to receive a single, lump-sum payment or up to ten annual installments. Payments commence as soon as practicable after February 28 of the year following termination of employment, unless they are considered a "key employee" under Section 409A of the Internal Revenue Code, in which case payment is delayed at least 6 months after date of termination.

  Aon Supplemental Savings Plan ("Supplemental Savings Plan")

        The named executive officers, excluding Ms. Savacool may, similar to all U.S. employees hired in 2004 or later, participate at their election in the Aon Savings Plan, a defined contribution 401(k) plan (the "Aon Savings Plan"). In 2011, Ms. Savacool participated in a similar 401(k) plan, the Hewitt Associates Retirement and Savings Plan ("Hewitt Savings Plan"). The Hewitt Savings Plan was combined into the Aon Savings Plan effective January 1, 2012.

        The Aon Supplemental Savings Plan was created to provide matching and other company allocations similar to those that participants in the Savings Plan would have received had the Internal Revenue Code limits not restricted contributions under the Savings Plan. As of January 1, 2004, matching allocations and other company allocations to the Supplemental Savings Plan were suspended, subject to very limited exceptions for employees of a specific practice group of Aon Consulting. Distributions from the Supplemental Savings Plan must begin at the earlier of retirement or age 65. Also in 2004, a supplemental retirement account was established under the Supplemental Savings Plan for employees eligible for the Aon Retirement Account (the "ARA") of the Aon Savings Plan and whose regular company contributions were limited due to Internal Revenue Code compensation limits. On January 1, 2009, future allocations to the ARA portion of the plan were eliminated and replaced with eligibility and allocation provisions for a new supplemental match. Currently, all participants eligible for Aon Savings Plan matching contributions who are active at the end of the plan year and

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who attain the IRS 401(k) contribution limit and compensation limit receive supplemental allocations to the supplemental Savings Plan based on their years of service and their match eligible compensation in excess of the IRS limit (to a combined plan limit of $500,000). Beginning in 2012, compensation deferred under the Aon Deferred Compensation Plan is included for purposes of determining the Supplemental Savings Plan allocation.

        Each of the named executive officers participated in Supplemental Savings Plan in 2011. If the named executive officer contributes the maximum permissible amount to the Aon Savings Plan (or the Hewitt Savings Plan in 2011 for Ms. Savacool), the Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the IRS limit ($245,000 in 2011), with such compensation capped at $500,000. The percentage allocation varies by length of service but in the first four years of employment the allocation percentage is 3% and increases to 6% after 15 years of service. Aon made the following allocations for 2011 to the respective accounts of each of Mr. Case, Ms. Davies and Mr. McGill, Ms. Savacool and Mr. Besio: a matching contribution to each named executive officer's account under the Aon Savings Plan (or Hewitt Savings Plan for Ms. Savacool) of $14,700, and an allocation to the Aon Supplemental Savings Plan account of each of Messrs. Case and McGill and Ms. Savacool in the amount of $10,200 and an amount of $7,650, respectively, for Ms. Davies and Mr. Besio.

        Going forward, each of the named executive officers will continue to be eligible for the Aon Savings Plan and the associated Supplemental Savings Plan.

Potential Payments on Termination or Change-in-Control

Severance Agreements

        Aon has entered into severance agreements, as amended, which we refer to as "Tier 1 Agreements," with certain of its key executive officers, including each of the named executive officers. We refer to these officers as "Tier 1 Executives."

        The Tier 1 Agreements are intended to secure the continued service and to ensure the dedication and objectivity of the Tier 1 Executives in the event of an actual or threatened change-in-control (as defined below) of Aon.

        The Tier 1 Agreement between Aon and each Tier 1 Executive provides that the executive receives the following severance benefits upon qualifying terminations (as defined below) of employment in connection with or within two years following a change-in-control of Aon: (a) the executive's base salary through the date of termination, a pro-rated bonus based upon the executive's average annual cash incentive for the preceding three years and any accrued vacation pay; (b) for Tier 1 Executives other than Mr. Case, two times the sum of: (i) the executive's annual base salary in effect on the date of termination; and (ii) the executive's average incentive compensation over the previous two years (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with two additional years of age and service credit and, in the case of the Supplemental Savings Plan, two additional years of plan contributions (with regard to Mr. Case, three additional years of age and service credit and, in the case of the Supplemental Savings Plan, three additional years of plan contributions). In addition, pursuant to the terms of Mr. Case's severance agreement, Aon is required

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to pay Mr. Case a lump sum cash amount equal to the actuarial equivalent of Mr. Case's accrued benefits under Aon's nonqualified benefit plans within 30 days of his termination of employment with Aon. Qualifying terminations consist of termination by Aon other than for cause (as defined in the Tier 1 Agreements) or by the executive for good reason (as defined in the Tier 1 Agreements), in each case in connection with or within two years following a change-in-control of Aon.

        As defined in the Tier 1 Agreements:

  •
  "Good reason" means: (1) a material adverse change in authority, powers, functions, duties or responsibilities; (2) a material reduction in salary or bonus opportunity; (3) a failure to maintain material employee benefit or compensation plans; (4) a reassignment of the executive to an office location more than 50 miles from the executive's current location; or (5) a failure by Aon to require a successor to assume Aon's obligations under the severance agreement, and

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  "Cause" means: (1) a material breach by the executive of the executive's duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of Aon and which is not remedied in a reasonable period of time after receipt of written notice from Aon of such breach; (2) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the executive which results in material harm to Aon; or (3) the commission by the executive of a felony involving moral turpitude.

        Each Tier 1 Agreement between Aon and each Tier 1 Executive also requires that Aon maintain medical, dental and life insurance on behalf of Tier 1 Executives other than Mr. Case for two years (with regard to Mr. Case, for three years), or, if earlier, until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

        A "change-in-control" for purposes of the agreements generally consists of any of the following: (a) an acquisition of 30% or more of either outstanding Ordinary Shares or the combined voting power of the outstanding securities entitled to vote; (b) a change in the majority of the current Board; (c) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Aon (unless (i) the existing shareholders receive more than 60% of the outstanding Ordinary Shares and the combined voting power of the surviving company, as the case may be, (ii) no person or group owns 30% or more of the outstanding Ordinary Shares or combined voting power of the surviving company and (iii) there is no change in the majority of the Board); or (d) a liquidation or dissolution of Aon.

        As a condition to the receipt of payments and benefits pursuant to the Tier 1 Agreement, the executive is required to enter into an agreement with Aon providing that the executive will not compete with Aon or solicit employees or customers of Aon for a two-year period and will not use or disclose any confidential information of Aon. In addition, the Tier 1 Agreement provides for a full release by the executive of claims in connection with the payment of severance benefits.

        For Tier 1 Executives other than Messrs. Case and McGill and Ms. Savacool, if an executive is entitled under the Tier 1 Agreement to severance payments and benefits or the vesting of equity awards, and any payment or distribution to the executive pursuant to such agreements are, or would otherwise be, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, then the executive is entitled to a grossed-up payment

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from the Company sufficient to pay the amount of such excise tax. Pursuant to the terms of the severance agreements with each of Messrs. Case and McGill and Ms. Savacool, Aon is not obligated to provide a gross-up payment to Mr. Case, Mr. McGill or Ms. Savacool in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. Case's severance agreement provides that Mr. Case's cash and non-equity award payments shall be capped at the "safe harbor" amount under Section 280G of the Code, such that the cash and non-equity award payments are not deemed to be "excess parachute payments" within the meaning of Section 280G of the Code. The severance agreements with Mr. McGill and Ms. Savacool provide that his or her payments and benefits shall be capped at the greater of: (i) the "safe harbor" amount under Section 280G of the Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (ii) the amount of payments and benefits that would otherwise be provided under the agreement so long as the payments and benefits outweigh the tax consequences to them of receipt thereof. On March 27, 2012, Ms. Davies and Mr. Besio entered into new Tier 1 Agreements which supersede their prior Tier 1 Agreements. These new Tier 1 Agreements are on substantially the same terms as the agreements with Mr. McGill and Ms. Savacool.

        The Board may terminate the Tier 1 Agreements for Tier 1 Executives upon 120 days notice to an executive, provided that no termination may occur if the Board has knowledge of an action to effect a change-in-control or if there has been a change-in-control. In any event, each executive's Tier 1 Agreement will terminate upon the first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change-in-control.

Employment Agreements

        As noted in the narrative captioned "Employment Agreements and Other Compensation Arrangements" following the table captioned Grants of Plan-Based Awards in Fiscal Year 2011 each of the named executive officers has entered into an employment agreement with Aon. The terms of these various employment agreements that provide benefits upon a change-in-control or the termination of employment under various scenarios are set forth below.

  Mr. Case's Employment Agreement

        Mr. Case's employment agreement provides that, in the event of Mr. Case's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) accelerated vesting of the restricted stock unit awards, continued vesting of the stock option awards and payment or vesting of any other long-term incentive awards, in each case granted to him pursuant to the agreement. If Mr. Case's employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence, substituting the word "disability" for "death."

        Mr. Case's employment agreement also provides that if Aon terminates Mr. Case's employment for cause (as defined in the agreement) as determined by a majority of the members of the Board of Directors (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the

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time of his termination in accordance with the terms of the plans and programs of Aon. In the event of a termination for cause, Mr. Case must immediately resign from Aon's Board of Directors.

        If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination, subject to the satisfaction of the specified performance goals established for the applicable bonus year; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted stock unit awards, continued vesting of the stock option awards and payment or vesting of any other long-term incentive awards, in each case granted to him pursuant to the agreement; (vi) a lump sum cash payment equal to two times Mr. Case's target annual incentive bonus for the bonus year in which his employment terminates; and (vii) subject to continuing compliance with the non-competition, non-solicitation and confidentiality covenants set forth in the agreement, an amount equal to two times Mr. Case's base salary, payable in installment payments when Aon provides salary payments to its executives generally, through the two-year non-competition period.

        If Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vii) of the immediately preceding sentence. If Mr. Case voluntarily terminates his employment for any reason (other than with good reason), he will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In addition, if Mr. Case's employment is terminated for any reason other than by Aon for cause (as defined in the agreement) after Mr. Case has attained at least age 50 and completed at least 10 years of continuous employment, Mr. Case, his spouse and his dependent children will be eligible for coverage under Aon's retiree medical program.

        Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

  Ms. Davies' Employment Agreement

        Ms. Davies' employment agreement provides that, in the event of the death of Ms. Davies during the term of the agreement, her heirs, executors or the administrators of her estate will receive: (i) her accrued base salary through and including her date of death plus any unpaid annual or long-term bonus earned for the completed year prior to her death; and (ii) a lump sum cash payment equal to her base salary at the date of death through November 11, 2012, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for her benefit. In the event of Aon's termination of the employment of Ms. Davies by reason of disability, she will receive: (i) her accrued base salary through and including her date of termination plus any unpaid annual or long-term bonus earned for the completed year prior to her termination; and (ii) continuation of her base salary at the rate in

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effect at the date of termination through November 11, 2012, reduced by the amount of any benefits paid under any disability insurance policy maintained by Aon for her benefit.

        Ms. Davies' employment agreement also provides that if Aon terminates Ms. Davies' employment for cause due to a failure to perform her material duties under the agreement, Ms. Davies will be entitled to receive: (i) her accrued base salary through the date of termination; (ii) the continuation of her base salary for a period of two years from the date of termination; and (iii) other employee benefits to which she was entitled at the time of her termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for cause as set forth in her employment agreement (other than as provided in the immediately preceding sentence), Ms. Davies will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for any reason, other than for cause, or other than due to death or disability, Aon must give Ms. Davies 365 days prior written notice of termination, and she will be entitled to the following: (i) for the period of time beginning with Aon's delivery of notice of termination to Ms. Davies and extending through the date of termination: (A) Aon will continue to pay her salary at the rate in effect on the date of delivery of notice of termination; (B) Ms. Davies will remain eligible for annual bonuses determined in accordance with the terms of the senior management incentive plan; (C) Ms. Davies will continue to be entitled to all employee benefits; and (D) Ms. Davies will continue to vest in and be eligible to earn long-term incentive awards; (ii) on the termination date, Ms. Davies shall receive a lump sum cash payment equal to any accrued but unpaid base salary; any unpaid annual or long-term bonus earned for the completed year prior to such date; and an amount equal to her target full-year annual incentive award based on her base salary and target annual award percentage (or value, as applicable) as determined under the senior management incentive plan in effect for the bonus year in which the notice of termination is given; and (iii) for the period of time beginning on the termination date through November 11, 2012, provided that Ms. Davies complies with the non-competition, non-solicitation and confidentiality provisions of the employment agreement, the continuation of base salary at the rate in effect on the date notice of termination is given.

        If Ms. Davies voluntarily terminates her employment for any reason (other than good reason), Ms. Davies must give Aon ninety (90) days prior written notice and will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Ms. Davies voluntarily terminates her employment for good reason (as defined in the agreement), Ms. Davies must give Aon thirty (30) days prior written notice and Ms. Davies will receive the benefits outlined in the last sentence of the immediately preceding paragraph, with the date of the delivery by Ms. Davies to Aon of notice of termination deemed to be the date of the notice of termination, and the date specified in such notice as Ms. Davies' last day of employment with Aon as the termination date.

        In addition, if Ms. Davies is terminated without cause, or if she voluntarily terminates her employment for good reason (as defined in the agreement), the stock awards and stock options granted to Ms. Davies pursuant to the employment agreement will immediately vest as of the date of termination.

        Non-competition and non-solicitation covenants apply to Ms. Davies for a period of two years following the termination of her employment without regard to the reason for such termination.

        On March 27, 2012, Aon and Ms. Davies amended her employment agreement to provide that she will receive a severance benefit of two years pay upon her termination by Aon without cause or by Ms. Davies for good reason.

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  Mr. McGill's Employment Agreement

        Mr. McGill's employment agreement provides that, in the event of Mr. McGill's death during the term of the agreement, his estate will receive (i) within sixty (60) days following his death, an amount equal to Mr. McGill's base salary at the date of death through November 18, 2015, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for his benefit; and (ii) a pro rata bonus for the year in which his death occurred equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of death multiplied by a ratio equal to the number of days Mr. McGill was employed during the year of death divided by 365. In the event of Aon's termination of Mr. McGill's employment by reason of a disability termination (as defined in the agreement), he will receive: (i) within sixty (60) days following the date of termination, an amount equal to Mr. McGill's base salary at the date of termination through November 18, 2015, reduced by the amount of any projected benefits paid under any disability insurance policy maintained by Aon for his benefit and (ii) a pro rata bonus for the year in which the termination of employment occurs equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of termination multiplied by a ratio equal to the number of days Mr. McGill was employed during the year of termination divided by 365.

        If Aon terminates Mr. McGill's employment for cause as set forth in his employment agreement, Mr. McGill will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination. If Aon terminates Mr. McGill's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. McGill 365 days prior written notice of termination, and he will be entitled to receive: (i) all accrued base salary and benefits as of the notice date; (ii) during such twelve-month notice period his base salary at the rate in effect as of the notice date through his date of termination; (iii) a cash payment payable on the termination date in an amount equal to Mr. McGill's base salary as of the notice date and (iv) during such twelve- month notice period and thereafter, as applicable, other employee benefits to which he would be entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Mr. McGill voluntarily terminates his employment for good reason (as defined in the agreement), he must give Aon no less than ninety (90) days, but no more than 365 days advance notice and will be entitled to receive the payments and benefits set forth in items (i) through (iv) of the immediately preceding sentence. If Mr. McGill voluntarily terminates his employment for any reason (other than for good reason), he will only receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination.

        Non-competition and non-solicitation covenants apply to Mr. McGill for a period of two years following the termination of his employment without regard to the reason for such termination.

  Ms. Savacool's Employment Agreement

        Ms. Savacool's employment agreement provides that, in the event of Ms. Savacool's death during the term of the agreement, her estate will receive an amount equal to Ms. Savacool's base salary at the date of death through September 30, 2015, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for her benefit. In the event of Aon's termination of Ms. Savacool's employment by reason of total disability, she will receive (i) an amount equal to her base salary at the date of termination through September 30, 2015, reduced by the amount of any benefits paid under any disability insurance policy maintained by Aon for his benefit; and (ii) a pro rata

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bonus for the year in which such disability occurs equal to the total value of the bonus paid to her for the prior year.

        If Aon terminates Ms. Savacool's employment for cause as set forth in her employment agreement, Ms. Savacool will receive: (i) her accrued base salary through her date of termination; (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Savacool's employment for any reason, other than for cause, or due to death or disability, Aon must give Ms. Savacool 365 days prior written notice of termination, and she will be entitled to receive: (i) all accrued base salary and benefits as of the date of termination; (ii) an pro rata bonus payable on the termination date in an amount equal to Ms. Savacool's bonus equal to the bonus received by Ms. Savacool for the prior year; and (iii) the vesting of all outstanding restricted stock units. If Ms. Savacool voluntarily terminates her employment for good reason (as defined in the agreement), the agreement will terminate on the 365th day following receipt of written notice of good reason, and she will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. If Ms. Savacool voluntarily terminates her employment for any reason (other than for good reason), she will only receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon.

        Non-competition and non-solicitation covenants apply to Ms. Savacool for a period of two years following the termination of her employment without regard to the reason for such termination.

  Mr. Besio's Employment Agreement

        Mr. Besio's employment agreement provides that, in the event of Mr. Besio's death during the term of the agreement, his estate will receive an amount equal to Mr. Besio's base salary at the date of death through November 14, 2012, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for his benefit. In the event of Aon's termination of Besio's employment by reason of total disability, he will receive an amount equal to his base salary at the date of termination through November 14, 2012, reduced by the amount of any benefits paid under any disability insurance policy maintained by Aon for his benefit.

        If Aon terminates Mr. Besio's employment for cause as set forth in his employment agreement, Mr. Besio will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Besio's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. Besio 365 days prior written notice of termination, and he will be entitled to receive: (i) all accrued base salary and benefits as of the date of termination; (ii) an incentive bonus payable on the termination date in an amount equal to Mr. Besio's base salary on the date of termination; and (iii) an amount equal to base salary until November 13, 2012. If Mr. Besio voluntarily terminates his employment for good reason (as defined in the agreement), the agreement will terminate on the 365th day following receipt of written notice of good reason, and he will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. If Mr. Besio voluntarily terminates his employment for any reason (other than for good reason), he will only receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon.

        Non-competition and non-solicitation covenants apply to Mr. Besio for a period of two years following the termination of his employment without regard to the reason for such termination.

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        On March 27, 2012, Aon and Mr. Besio entered into a new employment agreement. The new agreement provides that, in the event of Mr. Besio's death during the term of employment, or in the event of Aon's termination of Mr. Besio's employment by reason of disability, the agreement will terminate and Mr. Besio is not entitled to continued compensation, but may be entitled to employee benefits to which he was entitled at the time of termination. If Aon terminates Mr. Besio's employment for any reason, other than for cause, or other than due to death or disability, Aon must give Mr. Besio 365 days' prior written notice of termination, and he will be entitled to receive: (i) all accrued base salary and benefits as of the notice date; (ii) during such twelve-month period his base salary at the rate in effect as of the notice date through his date of termination; and (iii) a cash payment payable on the termination date in an amount equal to Mr. Besio's base salary as of the notice date. If Mr. Besio voluntarily terminates his employment for good reason (as defined in the agreement), he must give Aon 90 days' prior written notice and will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. Except as set forth above, under the new agreement, Mr. Besio will receive the same benefits as he would have received under the prior agreement.

Termination and Change-in-Control Tables

        The tables below outline the potential payments to the named executive officers upon the occurrence of various termination events, including, without limitation, a termination upon a change-in-control of Aon. The following assumptions apply with respect to the tables below and any termination of employment of a named executive officer:

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  The amounts shown in the table assume that the employment of each named executive officer was terminated on December 30, 2011, and that the price per share of Ordinary Shares is $46.30 per share, the closing market price per share on December 30, 2011, the last trading day of 2011. Accordingly, the tables set forth amounts earned as of December 30, 2011 and include estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination event.

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  The employment of the named executive officers did not actually terminate on December 30, 2011. In addition, a change-in-control of Aon did not occur on December 30, 2011. As a result, the named executive officers did not receive any of the amounts shown in the tables or described below. The actual amounts to be paid to a named executive officer in connection with a termination event can only be determined at the time of such termination event.

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  Each named executive officer is entitled to receive amounts earned during the term of his or her employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the named executive officer was entitled on the date of termination, and are not shown in the tables below.

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  For purposes of the tables below, the specific definitions of (i) "good reason" applicable to the column entitled "Voluntary Termination—by Executive for Good Reason," (ii) "cause" applicable to the column entitled "Involuntary Termination—For Cause," and (iii) "without cause" or "not for cause" applicable to the column entitled "Involuntary Termination—Without Cause" for each of the named executive officers can be found, to the extent applicable, in their respective employment agreements. In addition, the specific definitions of "qualifying termination" applicable to the column entitled "Qualifying Termination—Change-in-Control" can be found in the Tier 1 Agreements entered into with each of the named executive officers.

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Leadership Performance Program

        The various cycles of the Leadership Performance Program were adopted as sub-plans of the Stock Plan to unite senior leaders of Aon around the common objectives of growing value, driving and motivating performance, and aligning senior executives with the overall success of Aon. LPP 4 was effective January 1, 2009, and covers the performance period beginning January 1, 2009 and ending December 31, 2011. LPP 5 was effective January 1, 2010, and covers the performance period beginning January 1, 2010 and ending December 31, 2012. LPP 6 was effective January 1, 2011, and covers the performance period beginning January 1, 2011 and ending December 31, 2013. Each named executive officer other than Ms. Savacool received a performance award under each of LPP 4, LPP 5 and LPP 6. For purposes of the tables below, performance share units and options granted pursuant to LPP 4, LPP 5 and LPP 6 will be treated as follows upon the occurrence of various termination events:

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  For options granted under LPP 4, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change-in-control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described in the footnotes to the change-in-control/termination tables for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

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  For grants of performance share units under each of LPP 4, LPP 5 and LPP 6, under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause," participation in the LPP is cancelled retroactively back to the beginning of the performance period and performance share units will be forfeited in their entirety. For grants of performance share units under LPP4 and LPP5, under "Death" or "Disability," the outstanding performance share units will immediately convert to Ordinary Shares at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period. For grants of performance share units under LPP 6, under "Death" or "Disability": (i) if death or disability occurs in the first or second calendar years of the performance cycle, the performance share units will become immediately vested at the target award level and convert to Ordinary Shares as soon as administratively feasible following such death or disability; and (ii) if death or disability occurs in the third calendar year of the performance cycle, the performance share units will become vested at the greater of: (a) the target award level; or (b) the number of units earned based on the actual achievement of cumulative earnings for the entire performance cycle.

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  For grants of performance share units under LPP 4, LPP 5 and LPP 6, under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to Ordinary Shares at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding the termination date.

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  For grants of performance share units under the LPP4, LPP5 and LPP6, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to Ordinary Shares as follows: (a) if the named executive officer's employment is terminated without cause following a change-in-control but prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period, measured as of the last full calendar quarter preceding the termination date; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment of performance share units described elsewhere in this section shall apply as if a change-in-control did not occur. In addition, amounts calculated using the methodology as described in this paragraph represent: (a) for grants under LPP 4, the payout of a pro-rated amount of the outstanding performance share units at one-hundred twenty four percent (124%) of the target level; (b) for grants under LPP 5, the payout of a pro-rated amount of the outstanding performance share units at one-hundred ten percent (110%) of the target level and (c) for grants under LPP 6, the payout of a pro-rated amount of the outstanding performance share units at one-hundred twenty two percent (122%) of the target level. For grants of performance share units under LPP 4, LPP 5 and LPP 6, in the event of a change-in-control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to Ordinary Shares at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period measured as of the last full calendar quarter preceding the closing date.

Aon Hewitt Performance Program

        The Aon Hewitt Performance Program was adopted as a sub-plan of the Stock Plan effective January 1, 2011 to provide a unifying and motivating long-term wealth-building program for the key members of the leadership team of Aon Hewitt, which conducts Aon's human capital operations. The AHPP covers the performance period beginning January 1, 2011 and ending December 31, 2013. Ms. Savacool and Mr. Besio received grants under the AHPP on March 17, 2011. No other named executive officer is a participant in this performance program. For purposes of the tables below, performance share units granted pursuant to the AHPP will be treated as follows upon the occurrence of various termination events:

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  For grants of performance share units under the AHPP, under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," and, for Ms. Savacool, "Voluntary Termination—by Executive Without Good Reason," the outstanding performance share units convert to Ordinary Shares at the end of the performance period based on the actual achievement of the target cumulative segment pre-tax income for the performance cycle, with the results pro-rated as of the last full calendar quarter preceding the termination date (which includes an additional year of service credit).

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  For grants of performance share units under the AHPP, under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause," participation in the AHPP is cancelled retroactively back to the beginning of the performance period and performance share units will be forfeited in their entirety; except that, for Ms. Savacool, the

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    performance share units will be forfeited only in the case of an "Involuntary Termination—for Cause."

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  For grants of performance share units under the AHPP, under "Death" or "Disability": (i) if death or disability occurs in the first or second calendar years of the performance cycle, the performance share units will become immediately vested at the target award level and convert to Ordinary Shares as soon as administratively feasible following such death or disability; and (ii) if death or disability occurs in the third calendar year of the performance cycle, the performance share units will become vested at the greater of: (a) the target award level; or (b) the number of units earned based on the actual achievement of the cumulative segment pre-tax income for the entire performance cycle.

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  For grants of performance share units under the AHPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to Ordinary Shares as follows: (a) if the named executive officer's employment is terminated without cause following a change-in-control prior to the end of the first year of the performance cycle, the conversion occurs at the greater of: (i) fifty percent (50%) of the target level; or (ii) the number of Ordinary Shares that would have been earned based on the proportion of achievement of the target cumulative segment pre-tax income, measured as of the last full calendar quarter preceding the termination date; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described above with respect to the AHPP shall apply to the performance share units as if a change-in-control did not occur. For grants under the AHPP, in the event of a change-in-control, without a qualifying termination, where the successor entity does not assume and continue the AHPP, the outstanding performance share units will immediately convert to Ordinary Shares at the greater of: (i) one hundred percent (100%) of the target level; or (iii) the number of shares that would have been earned based on the proportion of achievement of the target cumulative segment pre-tax income measured as of the last full calendar quarter preceding the closing date.

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Gregory C. Case
President and Chief Executive Officer
Payments and Benefits Upon Termination as of December 30, 2011(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive for Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(3) ($)

Cash Severance(4)	—	9,000,000	—	—	—	9,000,000	—
Annual Incentive Bonus(5)	—	3,000,000	3,000,000	3,000,000	—	3,000,000	1,772,533
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	1,869,052	1,869,052	1,869,052	—	1,869,052	1,869,052
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	—	0	278,274	278,274	—	217,334	278,274
Performance Share Units (LPP)(9)	—	25,662,635	35,147,938	35,147,938	—	25,662,635	35,147,938
Continuation of Health & Welfare Benefits(10)	—	23,767	—	—	—	23,767	—
Additional Benefit(11)	—	—	2,000,000	—	—	—	—

(1)
For purposes of this table, we have assumed that Mr. Case's compensation is as follows: current base salary is equal to $1,500,000 and target annual incentive bonus is equal to 200% of base salary.

(2)
Represents a voluntary termination by Mr. Case due to: (a) the assignment to Mr. Case of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Case's principal office be located more than fifty (50) miles outside of the greater Chicago metropolitan area; or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Case shall constitute "Voluntary Termination—by Executive Without Good Reason."

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Case would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section above entitled "Severance Agreements." Pursuant to the terms of Mr. Case's severance agreement, Aon is not obligated to provide a gross-up payment to Mr. Case in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. Case's severance agreement provides that Mr. Case's cash and non-equity award payments shall be capped at the "safe harbor" amount under Section 280G of the Code, such that the cash and non-equity award payments are not deemed to be "excess parachute payments" within the meaning of Section 280G of the Code.

(4)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause," and as three times base salary and target annual incentive bonus for "Qualifying Termination—Change-in-Control." For additional information regarding the payments and benefits to Mr. Case upon a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Severance Agreements."

(5)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years. As Aon considers the annual incentive bonus to be "reasonable" compensation, under Section 280G of the Code, it is not included in Mr. Case's Change-in-Control calculations for purposes of determining the payments subject to Section 280G of the Code.

Aon plc

(6)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding unvested restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause": all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested RSUs granted pursuant to the ISP vest immediately. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding unvested stock options ceases as of the date of termination, all unvested options are forfeited, and in the case of "Voluntary Termination—by Executive Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause": all outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeited, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability": all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For options other than those granted under LPP 3 and LPP 4, under "Qualifying Termination—Change-in-Control," the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under LPP 3 and LPP 4, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(8)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 30, 2011 that vest as applicable to each termination scenario.

(9)
The amounts in this row are attributable to grants of performance share units under LPP 4, LPP 5 and LPP 6. For information regarding the treatment of performance share units granted under LPP 4, LPP 5 and LPP 6 in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(10)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Voluntary Termination—by Executive for Good Reason" and "Involuntary Termination—Without Cause."

(11)
Represents an additional benefit pursuant to the terms of his employment agreement payable upon Mr. Case's death in excess of the amount generally available to Aon's employees.

Aon plc

Christa Davies
Executive Vice President and Chief Financial Officer
Payments and Benefits Upon Termination as of December 30, 2011(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive for Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (Performance)(3) ($)	Involuntary Termination— For Cause (all others)(4) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(5) ($)

Cash Severance(6)	—	1,892,603	—	—	1,600,000	—	1,892,603	4,650,000
Annual Incentive Bonus(7)	—	1,200,000	—	—	—	—	1,200,000	927,500
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(8)	—	1,687,421	2,217,010	2,217,010	—	—	2,217,010	2,217,010
Stock Options (Unvested; Accelerated or Continued Vesting)(9)(10)	—	90,969	90,969	90,969	—	—	90,969	90,969
Performance Share Units (LPP)(11)	—	7,440,238	7,716,332	7,716,332	—	—	7,440,238	7,716,332
Continuation of Health & Welfare Benefits(12)	—	—	—	—	—	—	—	19,260
Additional Pension and Non-Qualified Plan Benefit(13)	—	—	—	—	—	—	—	47,250
Excise Tax Gross-Up(14)	—	—	—	—	—	—	—	4,946,961
Continuation of Life and Disability(15)	—	—	—	—	—	—	—	2,928

(1)
For purposes of this table, we have assumed that Ms. Davies' compensation is as follows: current base salary is equal to $800,000 and target annual incentive bonus is equal to 150% of base salary.

(2)
Represents a voluntary termination by Ms. Davies due to: (a) the assignment to Ms. Davies of any duties materially inconsistent with her position, authority, duties or responsibilities contemplated by her employment agreement; (b) Aon's failure to comply with the provisions of her employment agreement regarding compensation; (c) Aon's requirement that Ms. Davies' principal office be located more than fifty (50) miles outside of the greater Chicago metropolitan area; or (d) any other material breach by Aon of her employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Ms. Davies shall constitute "Voluntary Termination—by Executive Without Good Reason."

(3)
Represents a termination for any failure (other than physical or mental disability) of Ms. Davies to perform her material duties under her employment agreement.

(4)
Represents any termination for "Cause" as defined in Ms. Davies' employment agreement, other than as provided in footnote (3) above.

(5)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Ms. Davies would receive the maximum benefits possible pursuant to the terms of her Tier 1 Agreement as described in the section entitled "Severance Agreements."

Aon plc

(6)
Severance is calculated as: (i) the continuation of base salary from the date of delivery of 30 days advance written notice of termination plus the continuation of base salary from the termination date through the end of her employment agreement plus target annual incentive bonus for "Voluntary Termination—by Executive For Good Reason," (ii) the continuation of base salary from the date of delivery of written notice of termination through the one year notice period plus the continuation of base salary from the termination date through the end of her employment agreement plus target annual incentive bonus for "Involuntary Termination—Without Cause" and (iii) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Ms. Davies. For "Disability," as the amount payable to Ms. Davies under any disability insurance policy maintained by Aon for her benefit exceeds the cash severance payable to her in the event of a termination for disability, the amount shown in this column is zero. For "Involuntary Termination—For Cause (Performance)," severance is calculated as the continuation of base salary for a period of two years from the date of termination of employment.

(7)
For "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," the annual incentive bonus is calculated at Ms. Davies's target full-year annual bonus. For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(8)
Under "Voluntary Termination—by Executive Without Good Reason," "Involuntary Termination—For Cause (Performance)," and "Involuntary Termination—For Cause (all others)," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Voluntary Termination—by Executive For Good Reason" (a) all outstanding unvested restricted stock unit awards granted pursuant to Ms. Davies' employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest over the course of one additional year. Under "Involuntary Termination—Without Cause" (a) all outstanding unvested restricted stock unit awards granted pursuant to Ms. Davies' employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(9)
Under "Voluntary Termination—by Executive Without Good Reason," "Involuntary Termination—For Cause (Performance)" and "Involuntary Termination—For Cause (all others)" the vesting of all outstanding unvested stock options ceases as of the date of termination, all unvested options are forfeited, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Ms. Davies' employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options receive one additional year of vesting credit as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeited, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under LPP3 and LPP4, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under LPP3 and LPP4 in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(10)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 30, 2011 that vest as applicable to each termination scenario.

(11)
The amounts in this row are attributable to grants of performance share units under LPP 4, LPP 5 and LPP 6. The amounts in this row reflect an additional year of performance credit that will accrue to

Aon plc

  Ms. Davies during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," or "Involuntary Termination—Without Cause." For information regarding the treatment of performance share units granted under LPP 4, LPP 5 and LPP 6, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(12)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(13)
Represents additional pension and non-qualified plan benefits payable to Ms. Davies under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(14)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change-in-control occurred on December 30, 2011; (b) the named executive officer was involuntarily terminated on December 30, 2011; (c) the combined state and federal tax rate for the named executive officer was thirty-six percent (36%); and (d) the excise tax rate was twenty percent (20%).

(15)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon plc

Stephen P. McGill
Chairman and Chief Executive Officer—Aon Risk Solutions
Payments and Benefits Upon Termination as of December 30, 2011(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive for Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(3) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(4) ($)

Cash Severance(5)	—	2,200,000	8,423,425	4,723,425	—	2,200,000	5,800,000
Annual Incentive Bonus(6)	—	—	—	—	—	—	1,064,811
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(7)	—	2,202,829	4,356,893	4,356,893	—	2,832,710	4,356,893
Stock Options (Unvested; Accelerated or Continued Vesting)(8)(9)	—	121,292	121,292	121,292	—	121,292	121,292
Performance Share Units (LPP)(10)	—	13,708,187	15,106,104	15,106,104	—	13,708,187	15,106,104
Continuation of Health & Welfare Benefits(11)	—	—	—	—	—	—	19,260
Additional Pension and Non-Qualified Plan Benefit(12)	—	—	—	—	—	—	47,250
Continuation of Life and Disability(13)	—	—	—	—	—	—	6,826

(1)
For purposes of this table, we have assumed that Mr. McGill's compensation is as follows: current base salary is equal to $1,100,000 and target annual incentive bonus is equal to 175% of base salary.

(2)
Represents a voluntary termination by Mr. McGill due to any of the following remaining uncured by Aon for twenty (20) days after notice is delivered: (a) a substantial adverse alteration in the then-current responsibilities of Mr. McGill; (b) any material breach of the employment agreement by Aon, including any purported termination of Mr. McGill's employment that breaches the employment agreement; or (c) a change by Aon in the location at which Mr. McGill is required to perform his principal duties under the agreement to offices that are not located in the Chicago or New York greater metropolitan areas.

(3)
Represents any termination for "Cause" as defined in Mr. McGill's employment agreement.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. McGill would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled "Severance Agreements." Pursuant to the terms of Mr. McGill's severance agreement, Aon is not obligated to provide a gross-up payment to Mr. McGill in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. McGill's severance agreement provides that Mr. McGill's cash and non-equity award payments shall be capped at the greater of: (i) the "safe harbor" amount under Section 280G of the Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (ii) the amount of payments and benefits that would otherwise be provided under the agreement so long as the payments and benefits outweigh the tax consequences to Mr. McGill of receipt thereof.

(5)
Severance is calculated as: (i) the continuation of base salary for one year from the date of delivery of written notice of termination plus a cash payment equal to Mr. McGill's annual base salary as of the notice date for "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," and (ii) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control"; subject to any reduction in payments as described in note 4 of this table relating to Section 280G of the Code. For "Death," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period plus the amount of any benefit paid under any individual or group life insurance policy maintained by Aon for the benefit of Mr. McGill, plus a

Aon plc

  pro rata bonus for the year in which such termination of employment occurs equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of termination. For "Disability," severance is calculated as a pro-rata amount of base salary from the date of disability through the end of the employment period plus the amount of any benefit paid under any disability policy maintained by Aon for the benefit of Mr. McGill, plus a pro rata bonus for the year in which such termination of employment occurs equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of termination.

(6)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(7)
Under "Voluntary Termination—by Executive without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Voluntary Termination—by Executive For Good Reason" all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest over the course of one additional year. Under "Involuntary Termination—Without Cause" all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(8)
Under "Voluntary Termination—by Executive without Good Reason", the vesting of all outstanding unvested stock options ceases as of the date of employment termination, all unvested options are forfeited and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. Under "Involuntary Termination—For Cause," all vesting ceases as of the date of termination and all such unvested awards are forfeited. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," all outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeited, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under LPP3 and LPP4 in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(9)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 30, 2011 that vest as applicable to each termination scenario.

(10)
The amounts in this row are attributable to grants of performance share units under LPP 4, LPP 5 and LPP 6. The amounts in this row reflect an additional year of performance credit that will accrue to Mr, McGill during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," or "Involuntary Termination—Without Cause." For information regarding the treatment of performance share units granted under LPP 4, LPP 5 and LPP 6, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(11)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(12)
Represents additional pension and non-qualified plan benefits payable to Mr. McGill under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(13)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon plc

Kristi A. Savacool
Chief Executive Officer—Aon Hewitt
Payments and Benefits Upon Termination as of December 30, 2011(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive For Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(3) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(4) ($)

Cash Severance(5)	—	3,066,301	2,616,301	2,616,301	—	3,066,301	1,600,000
Annual Incentive Bonus(6)	—	—	—	—	—	—	—
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)	—	—	—	—	—	—	—
Stock Options (Unvested; Accelerated or Continued Vesting)	—	—	—	—	—	—	—
Performance Share Units (AHPP)(7)	1,152,464	1,152,464	1,806,574	1,806,574	—	1,152,464	1,806,574
Continuation of Health & Welfare Benefits(8)	—	—	—	—	—	—	24,914
Additional Pension and Non-Qualified Plan Benefit(9)	—	—	—	—	—	—	49,800
Continuation of Life and Disability(10)	—	—	—	—	—	—	798

(1)
For purposes of this table, we have assumed that Ms. Savacool's compensation is as follows: current base salary is equal to $800,000 and target annual incentive bonus is equal to 100% of base salary.

(2)
Represents a voluntary termination by Ms. Savacool due to any of the following remaining uncured by Aon for twenty (20) days after notice is delivered: (a) a substantial adverse alteration in the then-current responsibilities of Ms. Savacool in a manner not contemplated by the terms of the employment agreement; (b) any material breach of the employment agreement by Aon, including any purported termination of Ms. Savacool's employment that breaches the employment agreement; or (c) a change by Aon in the location at which Ms. Savacool is required to perform her principal duties under the employment agreement to offices that are not located in the greater Chicago metropolitan area.

(3)
Represents any termination for "Cause" as defined in Ms. Savacool's employment agreement.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Ms. Savacool would receive the maximum benefits possible pursuant to the terms of her Tier 1 Agreement as described in the section entitled "Severance Agreements."

(5)
Severance is calculated as: (i) the continuation of base salary for one year from the date of delivery of written notice of termination plus a cash payment equal to Ms. Savacool's annual base salary as of the notice date plus a cash payment equal to Ms. Savacool's annual base salary as of the notice date for "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," and (ii) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Ms. Savacool, plus a pro rata bonus for the year in which such termination of employment occurs equal to the total value of the bonus paid to Ms. Savacool for the year prior to the year of termination.

(6)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

Aon plc

(7)
The amounts in this row are attributable to grants of performance share units under AHPP. For information regarding the treatment of performance share units granted under AHPP, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Aon Hewitt Performance Program." The amounts in this row reflect an additional year of performance credit that will accrue to Ms. Savacool during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," and "Involuntary Termination—Without Cause."

(8)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(9)
Represents additional pension and non-qualified plan benefits payable to Ms. Savacool under the various termination scenarios, which includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(10)
Continuation of life and disability insurance is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon plc

Gregory J. Besio

Executive Vice President and Chief Human Resources Officer

        Payments and Benefits Upon Termination as of December 30, 2011(1)

	Voluntary Termination— by Executive Without Good Reason ($)	Voluntary Termination— by Executive For Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause(3) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(4) ($)

Cash Severance(5)	—	1,218,082	—	—	—	1,218,082	2,925,000
Annual Incentive Bonus(6)	—						512,083
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(7)	—	521,680	801,684	801,684	—	801,684	801,684
Stock Options (Unvested; Accelerated or Continued Vesting)(8)(9)	—	80,856	80,856	80,856	—	80,856	80,856
Performance Share Units (LPP)(10)	—	5,406,870	5,891,044	5,891,044	—	5,406,870	5,891,044
Continuation of Health & Welfare Benefits(11)	—	—	—	—	—	—	19,260
Additional Pension and Non-Qualified Plan Benefit(12)	—	—	—	—	—	—	49,800
Excise Tax Gross-Up(13)	—	—	—	—	—	—	3,431,228
Continuation of Life and Disability(14)	—	—	—	—	—	—	6,562

(1)
For purposes of this table, we have assumed that Mr. Besio's compensation is as follows: current base salary is equal to $650,000 and target annual incentive bonus is equal to 150% of base salary.

(2)
Represents a voluntary termination by Mr. Besio due to any of the following remaining uncured by Aon for twenty (20) days after notice is delivered: (a) a substantial adverse alteration in the then-current responsibilities of Mr. Besio, or (b) any material breach of the employment agreement by Aon, including any purported termination of Mr. Besio's employment that breaches the employment agreement.

(3)
Represents any termination for "Cause" as defined in Mr. Besio's employment agreement.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Besio would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled "Severance Agreements."

(5)
Severance is calculated as: (i) the continuation of base salary for one year from the date of delivery of written notice of termination plus a cash payment equal to Mr. Besio's annual base salary as of the notice date plus the payment of base salary until December 31, 2013 for "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause," and (ii) two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by Aon for the benefit of Mr. Besio, plus a pro rata bonus for the year in which such termination of employment occurs equal to the total value of the bonus paid to Mr. Besio for the year prior to the year of termination.

(6)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(7)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause," the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeited. Under "Voluntary Termination—by Executive For Good

Aon plc

  Reason" (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Besio's employment agreement will vest pro rata; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest over the course of one more year. Under "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Besio's employment agreement will vest pro rata; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(8)
Under "Voluntary Termination—by Executive Without Good Reason" and "Involuntary Termination For Cause" the vesting of all outstanding unvested stock options ceases as of the date of termination, all unvested options are forfeited, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Executive For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Besio's employment agreement will vest pro rata and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeited, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under LPP3 and LPP4, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For information regarding the treatment of options granted under LPP3 and LPP4 in the event of a "Qualifying Termination—Change-in-Control," please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program."

(9)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 30, 2011 that vest as applicable to each termination scenario.

(10)
The amounts in this row are attributable to grants of performance share units under LPP4, LPP5 and LPP6. For information regarding the treatment of performance share units granted under LPP4, LPP5 and LPP6, please see the discussion set forth above in this section under the heading "Termination and Change-in-Control Tables—Leadership Performance Program." The amounts in this row reflect an additional quarter of performance credit that will accrue to Mr. Besio during the notice period in the event of "Voluntary Termination—by Executive For Good Reason," and an additional year of performance credit that will accrue to Mr. Besio during the notice period in the event of "Involuntary Termination—Without Cause."

(11)
Continuation of Health & Welfare Benefits is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(12)
Represents additional pension and non-qualified plan benefits payable to Mr. Besio under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the Supplemental Savings Plan, two additional years of plan contributions.

(13)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change-in-control occurred on December 30, 2011; (b) the named executive officer was involuntarily terminated on December 30, 2011; (c) the combined state and federal tax rate for the named executive officer was thirty percent (30%); and (d) the excise tax rate was twenty percent (20%).

(14)
Continuation of life and disability insurance is calculated for twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon plc

 2011 Director Compensation

        The table below summarizes compensation for Aon's non-employee Directors for the fiscal year ended December 31, 2011. All non-employee Directors are referred to in this proxy statement as "non-management Directors."

        Gregory C. Case, Aon's President and Chief Executive Officer, receives no additional compensation for his services as a Director of Aon. The compensation received by Mr. Case as an employee of Aon is shown in the Summary Compensation Table for Fiscal Years 2011, 2010 and 2009 set forth in this proxy statement.

        The Compensation Committee of Aon's Board of Directors periodically reviews the compensation of Aon's non-management Directors, including the compensation of Aon's Non-Executive Chairman.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(c)	(g)	(h)
Fulvio Conti	95,000	105,000	—	200,000
Cheryl A. Francis	95,000	105,000	10,000	210,000
Judson C. Green(5)	71,250	105,000	—	176,250
Edgar D. Jannotta	95,000	105,000	10,000	210,000
Jan Kalff	95,000	105,000	10,000	210,000
Lester B. Knight	110,000	305,000	10,000	425,000
J. Michael Losh	120,000	105,000	10,000	235,000
R. Eden Martin	95,000	105,000	10,000	210,000
Andrew J. McKenna(6)	95,000	105,000	53,275	253,275
Robert S. Morrison	95,000	105,000	10,000	210,000
Richard B. Myers	95,000	105,000	10,000	210,000
Richard C. Notebaert	110,000	105,000	10,000	225,000
John W. Rogers, Jr.	110,000	105,000	10,000	225,000
Gloria Santona	110,000	105,000	—	215,000
Carolyn Y. Woo	95,000	105,000	10,000	210,000

(1)
This column represents the amount of cash compensation earned in 2011 for Board and Committee service. The following non-management Directors deferred cash compensation earned in 2011 into their deferred account under the Aon Outside Director Deferred Compensation Plan, a subplan of the Stock Plan and described below this table under the heading "Deferred Compensation":

Name	2011 Cash Fees Deferred ($)	Units in Deferred Account Attributed to 2011 Cash Fees (#)

Judson C. Green	71,250	1,451
Edgar D. Jannotta	95,000	1,970
Lester B. Knight	110,000	2,281
J. Michael Losh	120,000	2,488
Andrew J. McKenna	95,000	1,970
Robert S. Morrison	95,000	1,970
Gloria Santona	110,000	2,281

Aon plc

(2)
As of December 31, 2011, each non-management Director had the following aggregate number of Ordinary Shares equivalents credited to various deferral accounts for all years of service as a non-management Director, including additional share units credited as a result of the reinvestment of dividend equivalents:

Name	Deferred Stock Units/ Ordinary Shares Equivalents Credited to Various Deferral Accounts

Fulvio Conti	11,315
Cheryl A. Francis	6,407
Judson C. Green	7,867
Edgar D. Jannotta	63,033
Jan Kalff	8,721
Lester B. Knight	63,413
J. Michael Losh	35,756
R. Eden Martin	39,983
Andrew J. McKenna	123,005
Robert S. Morrison	46,339
Richard B. Myers	11,428
Richard C. Notebaert	52,990
John W. Rogers, Jr.	66,412
Gloria Santona	27,619
Carolyn Y. Woo	24,719

  On March 30, 2012, the Board terminated the plan governing deferrals made prior to 2005. As a result, the amounts deferred under the pre-2005 plan will be distributed in cash or stock at the Director's election.

(3)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of deferred stock units granted in 2011. Additional information regarding the stock awards granted to each Director in 2011 is contained below this table under the heading "Grant of Deferred Stock Units." Assumptions used in the calculation of these amounts for 2011 are set forth in Note 13 to Aon's audited financial statements for the year ended December 31, 2011 included in Aon's 2011 Annual Report.

(4)
Includes a matching contribution of $10,000 on behalf of each non-management Director to various organizations pursuant to the Aon Foundation Directors Matching Gift Program, with the exception of Mr. Conti, Mr. Green and Ms. Santona, for whom no matching contribution was made. Also includes, for Mr. McKenna, a life insurance premium payment of $43,725 where Mr. McKenna is the secondary insured on a policy whose proceeds will be used to fund a charitable bequest pursuant to the Aon Corporation Corporate Sponsored Bequest Plan, the terms of which are described below this table under the heading "Bequest Plan."

(5)
Mr. Green resigned from Aon's Board of Directors effective on October 31, 2011.

(6)
Mr. McKenna resigned from Aon's Board of Directors effective on March 30, 2012.

Aon plc

Components of Director Compensation

Cash Compensation

        In 2011 Aon provided its non-management Directors with the following cash compensation:

  •
  an annual retainer of $95,000, payable quarterly;

  •
  an additional annual retainer of $15,000 to the Chairs of each Board Committee other than the Audit Committee; and

  •
  an additional annual retainer of $25,000 to the Chair of the Audit Committee.

        Aon also pays or reimburses non-management Directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Aon business meetings and for other reasonable expenses related to Board service such as continuing education.

Equity Compensation

        In 2011 Aon provided its non-management Directors with the following equity compensation:

  •
  an annual Deferred Stock Unit grant in the amount of $105,000; and

  •
  an additional Deferred Stock Unit grant for the Non-Executive chairman of the Board for $200,000; and

  •
  a grant in the amount of $170,000 for newly elected or appointed Directors.

Grant of Deferred Stock Units

        Under the Aon plc Non-Employee Directors' Deferred Stock Unit Plan, as amended and restated effective January 1, 2008, a subplan of the 2011 Incentive Stock Plan, each non-management Director receives an annual grant of deferred stock units on the date of Aon's annual meeting of shareholders. The annual grant of deferred stock units has a value of $105,000 and the Non-Executive Chairman of the Board receives an additional Deferred Stock Unit grant with a $200,000 value. In 2011, these grants were made on May 20th. The deferred stock units vest over the course of a year, and will convert to Ordinary Shares upon the earlier of: (a) the third anniversary of the date of grant; or (b) the Director's termination of service from the Board, unless the Director makes a timely election to defer receipt of the grant in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and deferral procedures established by Aon. The number of deferred stock units to be granted will be determined by dividing $105,000 (or in the case of our Non-Executive Chairman, $305,000) by the fair market value of an Ordinary Share on the date of grant. Dividend equivalents will be credited on the deferred stock units and the dividend equivalents will be reinvested in additional deferred stock units.

        A newly-elected or appointed non-management Director will receive an additional grant of deferred stock units as of his or her first day of service on the Board. A non-management Director elected or appointed to service on the Board at Aon's annual meeting of shareholders will receive grants of deferred stock units, including the annual grant described above, with an aggregate value of $170,000. The deferred stock units will be subject to the same rules described directly above.

Matching Charitable Contributions

        During 2011, Aon Foundation matched up to $10,000 of charitable contributions made to a qualified organization by any non-management Director.

Aon plc

Deferred Compensation

        Pursuant to the Aon plc Outside Director Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the "Deferred Plan") and the Aon plc Outside Director Stock Award and Retirement Plan, as amended and restated effective January 1, 2008 (the "Award Plan") (as subplans of the Stock Plan), non-management Directors have the ability to defer receipt of cash compensation and Ordinary Shares until, generally, retirement from the Board.

        Under the Deferred Plan, prior to January 1, 2009, non-management Directors elected that all or a portion of the annual retainer (referred to as "Fees") be credited to either a cash account, the earnings of which are based on six-month Treasury bills, or a stock account. Both accounts are maintained for bookkeeping purposes only and no amounts are actually invested or set aside for the non-management Directors' benefit. The non-management Directors' stock accounts are credited with the number of shares that could have been purchased with the Fees using the closing price of the Ordinary Shares on the date the Fees are earned. As dividends are declared and paid on Ordinary Shares, each non-management Director's stock account, for bookkeeping purposes, is credited with the amount of Ordinary Shares that could have been purchased had such dividends been reinvested in Ordinary Shares. Distributions generally commence upon termination of Director status or retirement of the Director from the Board. With regard to the deferred Fees, distributions may be made in cash or in Ordinary Shares, at the election of the Director.

        Effective January 1, 2009, non-management Directors are provided the option to defer all or a portion of the Fees into twelve valuation funds, including an Aon Stock fund, which are considered "deemed investments" and used to determine investment gains or losses on the account balance. The Aon Stock fund is credited with the number of shares that could have been purchased with the Fees using the closing price of the Ordinary Shares on the date the Fees are earned. As dividends are declared and paid on Ordinary Shares, each non-management Director's account is credited with the amount of Ordinary Shares that could have been purchased had such dividends been reinvested in Ordinary Shares. With the exception of the Aon Stock fund, accounts may be reallocated daily. The Aon Stock fund may be reallocated once per year to coincide with the quarter in which the annual meeting of shareholders is held. Distributions generally commence upon termination of Director status or retirement of the Director from the Board. All valuation funds, including the Aon Stock fund, are paid out in cash during the first two and a half months of the year following the year in which the Director ceases to serve as a Director.

Retirement Benefits

        In addition, under the Award Plan, for periods prior to January 1, 2006, non-management Directors were also entitled to certain deferred benefits when they retired from the Board. The Award Plan provided for $20,000 to be credited to an account on behalf of each outside Director for Board service for each year of service. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular non-management Director will be distributed in ten installments consisting of Ordinary Shares.

        Although the retirement benefit has been discontinued, existing retirement benefits will continue to vest and will remain subject to the terms and conditions of the Award Plan, as it may be amended from time to time.

Aon plc

Bequest Plan

        Non-management Directors elected or appointed to serve on the Board before January 1, 2006, and who have completed at least one year of service as a member of the Board, remain eligible to participate in the Aon plc Corporate Sponsored Bequest Plan (the "Bequest Plan"), established in 1994. Non-management Directors elected or appointed to serve on the Board on or after January 1, 2006, are not eligible to participate in the Bequest Plan. The Bequest Plan was closed to future participants in connection with certain modifications to Director compensation that were effective January 1, 2006.

        The Bequest Plan was established to acknowledge the service of non-management Directors, to recognize the mutual interest of Aon and our non-management Directors in supporting worthy charitable institutions and to assist us in attracting and retaining non-management Directors of the highest caliber. Individual non-management Directors derive no financial benefit from the Bequest Plan, as any and all insurance proceeds and tax-deductible charitable donations accrue solely to us.

        The Bequest Plan allows each eligible non-management Director to recommend total charitable contributions of up to $1,000,000 to eligible tax-exempt organization(s) chosen by the eligible non-management Director and approved by Aon Foundation. Each eligible non-management Director may designate up to five tax qualified organizations to receive a portion of the $1,000,000 bequest amount, subject to a $100,000 minimum amount per organization. Each eligible non-management Director is paired with another eligible non-management Director under the Bequest Plan. The distribution of each eligible non-management Director's charitable bequest amount will begin at the later of: (i) the death of such eligible non-management Director; or (ii) the death of the other eligible non-management Director with whom such eligible non-management Director is paired. Distributions under the Bequest Plan, once they begin, will be made to the designated tax qualified organization(s) in ten equal annual installments.

Director Compensation—2012 Revisions

        On November 18, 2011, Aon's Board approved changes to the amount of compensation paid to Aon's non-management Directors. The modifications were recommended to the Board by the Organization and Compensation Committee after that Committee undertook a careful review of market practices. Based on advice from the Organization and Compensation Committee's outside compensation consultant, the Organization and Compensation Committee found the non-management Directors' compensation programs to provide compensation that was below the competitive level relative to non-management directors at companies in Aon's peer group.

        The Board authorized the following changes to non-management Director compensation, effective January 1, 2012:

  •
  The value of the annual grant of deferred stock units made to each non-management Director on the date of each annual meeting of Aon's shareholders will be increased to $120,000 ; and

  •
  The initial $170,000 stock grant upon joining the Board has been removed; Directors joining between shareholders meetings (regular grant date) will receive a prorated grant for the number of months worked as a percent of the annual deferred stock unit grant of $120,000.

        Other than the revision noted above, all other elements of the Director compensation program will remain in effect.

Aon plc

PROPOSAL 3—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

What am I voting on?

        In accordance with applicable law and Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as "say-on-pay," approving Aon's executive compensation as reported in this proxy statement.

        At the 2011 Annual Meeting, we provided shareholders with the opportunity to vote on an advisory resolution regarding the executive compensation of our named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting, and shareholders approved the proposal by a large majority, with more than 80% of the votes cast in favor. At the 2011 Annual Meeting, we also asked shareholders to indicate if we should hold an advisory vote on the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 Annual Meeting a large majority of the votes cast were in favor of an annual advisory vote, we are again asking shareholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

        We encourage shareholders to read the Compensation Discussion and Analysis beginning on page     of this proxy statement, which describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives of directly linking the compensation of our named executive officers to our performance and fundamentally aligning the financial interests of our named executive officers with those of our shareholders, as well as the Summary Compensation Table for Fiscal Years 2011, 2010 and 2009 and other related tabular and narrative disclosures beginning on page     of this proxy statement, which provide detailed information on the compensation of our named executive officers.

        The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our compensation objectives, and the design of our compensation program and the compensation awarded to our named executive officers, fulfills these objectives.

        Shareholders are being asked to vote on the following advisory resolution:

        RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Aon's named executive officers as described in this proxy statement under "Executive Compensation", including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Is this vote binding on the Board of Directors?

        Because this vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Aon's executive compensation program.

How does the Board of Directors recommend that I vote?

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADVISORY APPROVAL OF THE COMPENSATION OF AON'S NAMED EXECUTIVE OFFICERS.

Aon plc

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes the number of Ordinary Shares that may be issued under our equity compensation plans as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	27,900,904	(1)(2)	$33.6164	(3)	32,018,580	(4)
Equity compensation plans not approved by security holders (5)	1,307,192		$—	(6)	—	(7)
Total	29,208,096		$33.6134	(6)	32,018,580

(1)
This amount includes the following:

–
7,590,679 shares that may be issued in connection with outstanding stock options

–
9,915,594 shares that may be issued in connection with stock awards;

–
600,479 shares that may be issued in connection with directors' compensation;

–
867,015 shares that may be issued in connection with deferred stock awards;

–
617 shares that may be issued in connection with deferred stock options;

–
306,604 shares that may be issued in connection with the US employee stock purchase plan;

–
282,011 shares that may be issued to satisfy obligations under the Aon Deferred Compensation Plan; and

–
8,337,904 shares (assuming a maximum payout) that may be issued in connection with the settlement of performance share units.

(2)
On November 1, 2002, the Aon Deferred Compensation Plan was amended to discontinue the distribution of shares with respect to deferrals after November 1, 2002 from the Plan. As of December 31, 2011, based on a stock price of $46.80, the maximum number of shares that could be issued under the Aon Deferred Compensation Plan was 282,011.

(3)
Indicates weighted average exercise price for 7,590,679 outstanding options under the Aon Stock Incentive Plan.

(4)
The total number of Ordinary Shares authorized for issuance in connection with awards under the 2011 Aon Stock Incentive Plan is 25,000,000. As of December 31, 2011, 24,518,580 shares remained according to such calculation. The amount shown in column (c) also includes 7,500,000 shares available for future issuance under the Aon Employee Stock Purchase Plan, including 306,604 shares subject to purchase as of December 31, 2011. Permissible awards under the Aon Stock Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where the vesting, granting or settlement of which is contingent upon the achievement of specified performance goals, called "performance awards."

Aon plc

(5)
Below are the material features of our equity compensation plans that have not been approved by shareholders:

Aon U.K. Sharesave Scheme

The Aon U.K. Sharesave Scheme (the "U.K. Scheme") is available solely to employees in the United Kingdom. Under the U.K. Scheme, employees authorize Aon to deduct a specified amount from compensation each pay period for deposit into a savings account for a three-year term. If a participant's deductions continue through the last day of the term, the participant is credited with a tax-free cash bonus equal to 1.4 times the monthly payroll deduction. Participants may cease participation in the U.K. Scheme at any time and receive their deductions back, plus accrued interest. Participants are also granted options at the beginning of each savings period and may direct Aon to purchase or issue Ordinary Shares at a price equal to 85% of the market value at the beginning of the period, utilizing the accumulated amounts in their account. Options may be exercised generally within six months after the last day of the term, or after death, injury, disability, redundancy or retirement. If a participant ceases to be employed by Aon for other reasons, or declines to purchase Ordinary Shares during any of the available purchase periods, the participant's right to purchase Ordinary Shares or accumulate additional payroll deductions lapses. The U.K. Scheme was approved by the Board of Directors in 1999. No specific authorization of shares of Aon Ordinary Shares for the U.K. Scheme has been made. As of December 31, 2011, the number of shares that could be issued under the plan was 213,476.

Aon Supplemental Savings Plan

The Supplemental Savings Plan was adopted by the Board of Directors in 1998. It is a nonqualified supplemental retirement plan that provides benefits to participants in the Aon Savings Plan whose employer matching contributions are limited because of IRS-imposed restrictions. Prior to January 1, 2004, participants covered under the Supplemental Plan were credited with an additional matching allocation they would have received under the former Aon Savings Plan provisions—100% of the first 1% to 3% of compensation ("Tier I") and 75% of the next 4% to 6% of compensation ("Tier 2")—had compensation up to $500,000 been considered. Between January 1, 2004 and December 31, 2005, only participants defined as employees of Aon Consulting's Human Resource Outsourcing Group maintained the matching provision in the Supplemental Plan. Participants may elect to have Tier I allocations credited to their accounts as if invested in a money market account or as if invested in Ordinary Shares. Tier I allocations directed to an Ordinary Shares account may not be moved to the money market account, regardless of the participant's age. As of January 1, 2006, no participants are eligible for Tier I or Tier II matching allocations. Before the beginning of each plan year, an election may be made by any participant to transfer some or all of a participant's money market account to the Ordinary Shares account. All amounts credited to the Ordinary Shares account are credited with dividends and other investment returns as under the Aon Savings Plan fund. Between January 1, 2004 and December 31, 2008, the Supplemental Plan provision in effect provided employees hired January 1, 2004 and later, benefits on plan compensation above the IRS limits (and up to $500,000) as under the Aon Retirement Account (the "ARA") provision of the Aon Savings Plan. Benefits were in the form of a discretionary non-contributory company contribution made to eligible employees active at the end of the plan year with 1,000 or more hours of paid service. The Supplemental Plan ARA allocation was calculated using the same formula that the Board determines for the Aon Savings Plan ARA. Ongoing balances which resulted from the Supplemental Plan ARA allocation will

Aon plc

  continue to track the same investment options as selected by the participant under the Aon Savings Plan. This includes the Aon Ordinary Shares option, and, like the Aon Savings Plan provision, has no transfer restrictions.

  Effective for plan years beginning January 1, 2009, a new Supplemental Plan provision went into effect whereby employees were credited with an additional matching allocation they would have received under the new Aon Savings Plan match provision—100% of the first 6% of compensation—had compensation up to $500,000 been considered. Participants must also contribute the limit prescribed by the IRS ($16,500 for 2011) and be active on the last day of the year in order to receive the allocation. As of December 31, 2011, the number of shares that could be issued under the plan was 528,021.

  Aon Supplemental Employee Stock Ownership Plan

  The Aon Supplemental Employee Stock Ownership Plan was a plan established in 1989 as a nonqualified supplemental retirement plan that provided benefits to participants in the Aon Employee Stock Ownership Plan whose employer contributions were limited because of IRS-imposed restrictions. As of 1998, no additional amounts have been credited to participant accounts, although account balances are maintained for participants, and credited with dividends, until distribution is required under the plan. Distributions are made solely in Ordinary Shares. No specific authorization of Ordinary Shares for the plan has been made. As of December 31, 2011, the number of shares that could be issued under the plan was 240,695.

  Awards to Gregory C. Case Pursuant to Employment Agreement

  Pursuant to the Employment Agreement between Gregory C. Case and Aon, dated April 4, 2005, the terms of which are described in this Proxy Statement under the heading "Executive Compensation" and are incorporated herein by reference, Mr. Case was granted certain equity compensation awards outside of the Stock Incentive Plan as inducement for his employment with Aon. Those awards consisted of 125,000 restricted stock units and an option to purchase 325,000 Ordinary Shares, for a total of 450,000 shares. All of the 325,000 options are fully vested and all of the 125,000 restricted stock units have been released.

(6)
The weighted-average exercise price of such shares is uncertain and is not included in this column.

(7)
None of these equity compensation plans contain a limit on the number of shares that may be issued under such plans; however, these plans are subject to the limitations set forth in the descriptions of these plans contained in Note 5 above.

        In connection with the Hewitt acquisition, Aon became the successor sponsor of the Hewitt Associates, Inc. Amended and Restated Global Stock and Incentive Plan (the "Hewitt Plan"). No awards have been made under the Hewitt Plan subsequent to the Hewitt acquisition. As of December 31, 2011, 1,200,684 shares were covered by outstanding and unexercised options granted under the Hewitt Plan, which awards had a weighted average exercise price of $20.69 and were fully vested as of the completion date of the Hewitt acquisition. These shares are not included in the table above. Aon will not grant any additional awards under the Hewitt Plan.

Aon plc

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Aon has adopted procedures governing the review and approval of related party transactions. The terms of these procedures provide that the Governance/Nominating Committee will review transactions in which: (i) Aon is a party, participant, or has a direct or indirect material interest; (ii) the amount involved exceeds or reasonably can be expected to exceed $120,000; and (iii) any Director, executive officer or holder of five percent (5%) or more of Aon's voting securities, or an immediate family member of any such person, has a direct or indirect material interest. To facilitate the review and approval of related party transactions, Aon's Directors and executive officers complete an annual director and officer questionnaire and disclose all potential related person transactions involving themselves and their immediate family members. Throughout the year, Directors and executive officers are required to notify Aon's General Counsel of any potential related person transactions of which they become aware. Aon's General Counsel reports these transactions, as well as any other related-party transactions of which he is aware, to the Governance/Nominating Committee. The Governance/Nominating Committee considers all relevant facts of any related party transactions to determine whether to approve or ratify the transaction.

        In 2011, Aon was not a party to any related party transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that each of our Directors and executive officers, and any other person who owns more than ten percent of our Ordinary Shares, file with the SEC initial reports of ownership and reports of changes in ownership of our Ordinary Shares. To our knowledge, based solely on information furnished to us and written representations by such persons that no such other reports were required to be filed, Aon believes that all such SEC filing requirements were met in a timely manner during 2011 other than with respect to a Form 4 filing (i) for Fulvio Conti which, due to administrative error, did not reflect the withholding of shares for income tax purposes; and (ii) for Lester B. Knight in connection with the delivery of common shares underlying deferred stock units on December 1, 2011, which due to administrative error was not reported until February 2012.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

        Shareholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2013 Annual General Meeting must submit their proposals to the Office of the Company Secretary of Aon at 8 Devonshire Square, London EC2M 4PL, on or before December 19, 2012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

        In accordance with our Articles, in order to nominate a candidate for election as a Director or properly bring other business before the 2013 Annual General Meeting, a shareholder's notice of the matter the shareholder wishes to present must be delivered to the Office of the Company Secretary of Aon at 8 Devonshire Square, London EC2M 4PL, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Articles (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than January 18, 2013 and no later than February 17, 2013.

Aon plc

INCORPORATION BY REFERENCE

        To the extent that this proxy statement is incorporated by reference into any other filing by Aon with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in the section of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Aon's Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

OTHER MATTERS

        The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If any other business comes before the Annual Meeting, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment with respect to such matters.

By Order of the Board of Directors,

Ram Padmanabhan Vice President and Company Secretary

Chicago, Illinois
April 18, 2012

Aon plc

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND

PROXY STATEMENT

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GG9I 1 U PX + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, each to be elected by way of a separate resolution, and FOR Proposals 2 and 3, each to be passed as a separate resolution. 01 - Lester B. Knight 04 - Cheryl A. Francis 07 - Robert S. Morrison 02 - Gregory C. Case 05 - Edgar D. Jannotta 08 - Richard B. Myers 03 - Fulvio Conti 06 - J. Michael Losh 09 - Richard C. Notebaert 1. Election of Directors: 10 - Gloria Santona 11 - Carolyn Y. Woo For Against Abstain For Against Abstain For Against Abstain For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as Aon’s Independent Registered Public Accounting Firm. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain 3. Advisory vote to approve executive compensation. IMPORTANT ANNUAL MEETING INFORMATION B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name appears hereon. Signature 1 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 1 3 7 6 2 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789 MMMMMMMMMMMMMMM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted must be received by 8:00 a.m., Eastern Time, on May 17, 2012. Vote by Internet • Go to www.envisionreports.com/AON • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Chicago, Illinois This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 18, 2012 The undersigned hereby appoints Gregory C. Case, Peter Lieb or Ram Padmanabhan, each individually and each with powers of substitution, as proxies for the undersigned to vote all the Class A Ordinary Shares the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Aon plc called to be held on May 18, 2012 at the offices of the Company, 4 Overlook Point, Lincolnshire IL 60069 at 8:30 A.M. CDT, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the notice of the annual meeting of shareholders of Aon plc and the related proxy statement. The undersigned revokes any proxy or proxies previously given for such shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS IN THE RESOLUTIONS AND “FOR” THE RESOLUTIONS IN PROPOSALS 2 AND 3 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustee of the ESOP Account of the Aon Savings Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee for the plan will vote these shares as directed provided your voting instruction is received by 5:00 p.m. Eastern Time on May 15, 2012. If there are any shares for which instructions are not timely received, the trustee of the plan will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plan shall be confidential. In the case of registered joint holders (i) only one need sign, and (ii) the vote of the senior holder who tenders a vote, whether in person or by proxy or (in the case of a corporation) by authorized representative, will alone be counted. For this purpose seniority will be determined by the order in which the names appear in the register of shareholders of the Company in respect of the joint holding. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” the listed nominees, and Proposals 2 and 3. . Proxy — Aon plc qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Admission Ticket Annual Meeting of the Shareholders of Aon plc May 18, 2012 Upon arrival, please present this admission ticket and photo identification at the registration desk.